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                 PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

                                 BY AND BETWEEN

                            ICG COMMUNICATIONS, INC.

                                       AND

                   THE PURCHASERS LISTED ON SCHEDULE I HERETO

                                   Dated as of

                                February 27, 2000



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                                TABLE OF CONTENTS

Article I DEFINITIONS........................................................1


Article II SALE AND PURCHASE.................................................6

  2.1  AGREEMENT TO SELL AND TO PURCHASE; PURCHASE PRICE.....................6
  2.2  CLOSING...............................................................6

Article III REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................7

  3.1  ORGANIZATION AND STANDING.............................................7
  3.2  CAPITAL STOCK.........................................................8
  3.3  AUTHORIZATION; ENFORCEABILITY.........................................9
  3.4  NO VIOLATION; CONSENTS................................................9
  3.5  COMMISSION FILINGS; FINANCIAL STATEMENTS.............................10
  3.6  PRIVATE OFFERING.....................................................10
  3.7  PROVIDED INFORMATION.................................................11
  3.8  MATERIAL ADVERSE CHANGE..............................................11
  3.9  LITIGATION...........................................................11
  3.10 PERMITS AND LICENSES.................................................11
  3.11 INTELLECTUAL PROPERTY, ETC...........................................12
  3.12 BOARD APPROVAL.......................................................12
  3.13 BRITISH TELECOMMUNICATIONS...........................................12
  3.14 SHARE EXCHANGE AGREEMENT.............................................12

Article IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.................13

  4.1  ORGANIZATION; AUTHORIZATION; ENFORCEABILITY..........................13
  4.2  PRIVATE PLACEMENT....................................................13
  4.3  NO VIOLATION; CONSENTS...............................................14
  4.4  NO LITIGATION........................................................15
  4.5  NO GROUP STATUS......................................................15

Article V COVENANTS OF THE COMPANY..........................................15

  5.1  OPERATION OF BUSINESS................................................15
  5.2  HMTF AND LIBERTY DIRECTORS...........................................16
  5.3  ACCESS TO BOOKS AND RECORDS..........................................18
  5.4  AGREEMENT TO TAKE NECESSARY AND DESIRABLE ACTIONS....................18
  5.5  COMPLIANCE WITH CONDITIONS; COMMERCIALLY REASONABLE EFFORTS..........18
  5.6  HSR ACT NOTIFICATION.................................................19
  5.7  CONSENTS AND APPROVALS...............................................19
  5.8  RESERVATION OF SHARES................................................19
  5.9  USE OF PROCEEDS......................................................20
  5.10 FILING OF CERTIFICATE OF DESIGNATION.................................20
  5.11 LISTING OF SHARES....................................................20
  5.12 PERIODIC INFORMATION.................................................20
  5.13 LEGENDS..............................................................20
  5.14 PAYMENT; PAYING AGENT; CERTAIN INFORMATION...........................21
  5.15 RIGHTS PLAN..........................................................21
  5.16 PROPORTIONAL PURCHASE RIGHT..........................................21
  5.17 MODIFICATION OF SHARE EXCHANGE AGREEMENT.............................22

Article VI COVENANTS OF THE PURCHASERS......................................22

  6.1  AGREEMENT TO TAKE NECESSARY AND DESIRABLE ACTIONS....................22
  6.2  COMPLIANCE WITH CONDITIONS; COMMERCIALLY REASONABLE EFFORTS..........22


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  6.3  HSR ACT NOTIFICATION.................................................22
  6.4  CONSENTS AND APPROVALS...............................................23
  6.5  RESTRICTIONS ON TRANSFER.............................................23
  6.6  STANDSTILL...........................................................23

Article VII CONDITIONS PRECEDENT TO CLOSING.................................24

  7.1  CONDITIONS TO THE COMPANY'S OBLIGATIONS..............................24
  7.2  CONDITIONS TO EACH PURCHASER'S OBLIGATIONS...........................25

Article VIII MISCELLANEOUS..................................................26

  8.1  SURVIVAL; INDEMNIFICATION............................................26
  8.2  NOTICES..............................................................28
  8.3  GOVERNING LAW........................................................31
  8.4  TERMINATION..........................................................31
  8.5  ENTIRE AGREEMENT.....................................................32
  8.6  MODIFICATIONS AND AMENDMENTS.........................................32
  8.7  WAIVERS AND EXTENSIONS...............................................32
  8.8  TITLES AND HEADINGS..................................................32
  8.9  EXHIBITS AND SCHEDULES...............................................32
  8.10 EXPENSES.............................................................32
  8.11 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS..............................32
  8.12 ASSIGNMENT; NO THIRD PARTY BENEFICIARIES.............................33
  8.13 SEVERABILITY.........................................................33
  8.14 COUNTERPARTS.........................................................33
  8.15 FURTHER ASSURANCES...................................................33
  8.16 REMEDIES CUMULATIVE..................................................33
  8.17 SEVERAL LIABILITY OF THE PURCHASERS..................................34
  8.18 NO DUTY TO OTHER PURCHASERS..........................................34
  8.19 SPECIFIC PERFORMANCE.................................................34
  8.20 NO PURCHASER AFFILIATE LIABILITY.....................................34


Exhibits
--------

Exhibit A        -     Form of Warrant
Exhibit B        -     Certificate of Designation
Exhibit C        -     Form of Registration Rights Agreement
Exhibit D        -     Form of Legal Opinion
Exhibit E        -     Form of Management Rights Agreement


Schedules
---------

Schedule 3.1(b)  -     Equity Interests
Schedule 3.2     -     Company Capital Stock
Schedule 5.1(iv) -     Dividends or Distributions on Capital Stock


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                                             This PREFERRED STOCK AND WARRANT
                                    PURCHASE AGREEMENT is dated as of February
                                    27, 2000 (this "Agreement"), by and between
                                    ICG COMMUNICATIONS, INC. a Delaware
                                    corporation (the "Company"), and each of the purchasers listed on Schedule I hereto (individually, a "Purchaser" and collectively, the "Purchasers").

            WHEREAS, the Company proposes, subject to the terms and conditions set forth herein, to issue and sell to the Purchasers 750,000 shares of its 8% Series A Convertible Preferred Stock, initial liquidation preference $1,000 per share, par value $0.01 per share (the "Series A Preferred Stock");

            WHEREAS, the Company proposes, subject to the terms and conditions set forth herein, to issue and sell to the Purchasers warrants (each a "Warrant" and together, the "Warrants") to purchase 10,000,000 shares of the Company's Common Stock, par value $0.01 per share (the "Warrant Shares"), in substantially the form of Exhibit A attached hereto;

            WHEREAS, subject to the terms and conditions set forth herein, each Purchaser desires to purchase such Series A Preferred Stock and Warrants from the Company;

            NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         (a) As used in this Agreement, the following terms shall have the following meanings:

            "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided that neither AT&T Corp. ("AT&T") nor any Subsidiary of AT&T which is not included in AT&T's Liberty Media Group (as defined in AT&T's Certificate of Incorporation) will be deemed to be an Affiliate of Liberty.

            "Applicable Law" means (a) any United States Federal, state, local or foreign law, statute, rule, regulation, order, writ, injunction, judgment, decree or permit of any Governmental Authority and (b) any rule or listing requirement of any applicable national stock exchange or listing requirement of any national stock exchange or Commission recognized trading market on which securities issued by the Company or any of the Subsidiaries are listed or quoted.


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            "Business Day" means any day other than a Saturday, a Sunday, the day after Thanksgiving or a day when banks in The City of New York are authorized by Applicable Law to be closed.

            "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and (ii) with respect to any other Person, any and all partnership or other equity interests of such Person.

            "Certificate of Designation" means the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions thereof relating to the Series A Preferred Stock, in the form attached hereto as Exhibit B.

            "Commission" means the United States Securities and Exchange Commission.

            "Commission Filings" means all reports, registration statements and other filings filed by the Company with the Commission (and all notes and schedules thereto and documents incorporated by reference therein).

            "Common Stock" means the common stock, par value $0.01 per share, of the Company.

            "Contract" means any contract, lease, loan agreement, mortgage, security agreement, trust indenture, note, bond, or other agreement (whether written or oral) or instrument.

            "Conversion Shares" means the shares of Common Stock issuable upon the conversion of the Series A Preferred Stock in accordance with the terms of the Certificate of Designation.

            "Equity Documents" means this Agreement, the Registration Rights Agreement, the Certificate of Designation, the Management Rights Agreements, the Share Exchange Agreement and the Warrants.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "filed," when used with respect to a Commission Filing, means filed with the Commission and publicly available.

            "GAAP" means United States generally accepted accounting principles, consistently applied.

            "Gleacher Group" means Gleacher/ICG Investors LLC and its
Affiliates.

            "Gleacher Holders" means members of the Gleacher Group that are holders of all or a portion of the Gleacher Shares.


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            "Gleacher Shares" means (i) the shares of Series A Preferred Stock issued to Gleacher on the Closing Date under this Agreement held by members of the Gleacher Group plus (ii) the shares of Common Stock issued to and held by members of the Gleacher Group upon conversion of the shares referred to in clause (i) above.

            "Governmental Authority" means (i) any foreign, Federal, state or local court or governmental or regulatory agency or authority, (ii) any arbitration board, tribunal or mediator and (iii) any national stock exchange or Commission recognized trading market on which securities issued by the Company or any of the Subsidiaries are listed or quoted.

            "HMTF" means Hicks, Muse, Tate & Furst Incorporated, a Texas corporation.

            "HMTF Funds" means the funds affiliated with the HMTF Purchaser identified by the HMTF Purchaser on or prior to the Closing Date.

            "HMTF Group" means HMTF and its Affiliates and their respective officers, directors, partners, members, stockholders and employees (and members of their respective families and trusts for the primary benefit of such family members), and HMTF Purchaser and its Affiliates.

            "HMTF Holders" means members of the HMTF Group that are holders of all or a portion of the HMTF Shares.

            "HMTF Purchaser" means HM4 ICG Qualified Fund, LLC; HM4 ICG Private Fund, LLC; HM PG-IV ICG, LLC; HM 4-SBS ICG Coinvestors, LLC; HM 4-EQ ICG Coinvestors, LLC and HMTF Bridge ICG, LLC.

            "HMTF Shares" means the HMTF Issued Series A Preferred Shares held by members of the HMTF Group plus the shares of Common Stock issued to and held by members of the HMTF Group upon conversion of the HMTF Issued Series A Preferred Shares or upon exercise of the Warrants held by members of the HMTF Group.

            "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and applicable rules and regulations.

            "Liberty" means Liberty Media Corporation, a Delaware corporation, provided that if substantially all of the assets of Liberty Media Corporation are at any time hereafter contributed to Liberty Media Group LLC, a Delaware limited liability company, then from and after such contribution, Liberty shall mean Liberty Media Group LLC.

            "Liberty Group" means Liberty and its Affiliates.

            "Liberty Holders" means members of the Liberty Group that are holders of all or a portion of the Liberty Shares.

            "Liberty Shares" means the Liberty Issued Series A Preferred Shares held by members of the Liberty Group plus the shares of Common Stock issued to and held by members


                                        3

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of the Liberty Group upon conversion of the Liberty Issued Series A Preferred
Shares or upon exercise of the Warrants held by members of the Liberty Group.

            "Lien" means any mortgage, pledge, lien, security interest, claim, restriction, charge or encumbrance of any kind.

            "Management Rights Agreements" means the Management Rights Agreements to be dated as of the Closing Date, to be executed by the Company and delivered to the HMTF Funds, a form of which is attached as Exhibit E.

            "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Company and its Subsidiaries, taken as a whole.

            "Permitted Transferee" means, with respect to any Purchaser, or any Permitted Transferee of any Purchaser, (i) any Purchaser Affiliate of such Purchaser that is not a holder of Common Stock on the date hereof or an Affiliate of such holder; (ii) any Person that is a member of the Liberty Group; and (iii) any Person that is a member of the HMTF Group and any Person investing, directly or indirectly, in or in parallel with any member of the HMTF Group; provided, however, that each Permitted Transferee must agree in writing pursuant to a Permitted Transferee Agreement, in accordance with the provisions of Section 6.5, to be bound by the terms, and subject to the conditions, of this Agreement to the same extent, and in the same manner, as the transferring Purchaser prior to the transfer of any Securities to such Permitted Transferee; and provided, further, that the transfer of Securities from such Purchaser to such Permitted Transferee is in compliance with all applicable securities laws.

            "Person" means any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

            "Purchaser Affiliate" means (a) any direct or indirect holder of any equity interests or securities in any Purchaser (whether limited or general partners, members, stockholders or otherwise), (b) any Affiliate of any Purchaser or (c) any director, officer, employee, representative or agent of (i) such Purchaser, (ii) any Affiliate of such Purchaser or (iii) any holder of equity interests or securities referred to in clause (a) above.

            "Registration Rights Agreement" means the Registration Rights Agreement, to be dated as of the Closing Date, to be entered into by and among the Company and the Purchasers, in the form attached hereto as Exhibit C.

            "Securities" means the Shares and the Warrants.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Series A Preferred Stock" has the meaning set forth in the first recital to this Agreement. The Series A Preferred Stock has the designation, powers, preferences and rights, and qualifications, limitations and restrictions thereof set forth in the Certificate of Designation.


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            "Share Exchange Agreement" means the Share Exchange Agreement between Quadrangle Investments, Inc. and a Subsidiary of the Company to be dated as of February 28, 2000.

            "Shares" means the shares of Series A Preferred Stock to be issued and sold by the Company to the Purchasers pursuant to Section 2.1 hereof.

            "Subsidiary" means, with respect to any Person (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a subsidiary of such Person, or by such Person and one or more subsidiaries of such Person, (ii) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general partner of such partnership and has the power to direct the policies and management of such partnership or
(iii) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (A) at least a majority ownership interest or (B) the power to elect or direct the election of the directors or other governing body of such Person.

            "Transactions" means the transactions contemplated by this Agreement and the other Equity Documents.

       (b) As used in this Agreement, the following terms shall have the meanings given thereto in the Sections set forth opposite such terms:

        Term                                        Section
        ----                                        -------

        Agreement                                   Preamble
        Closing                                     2.2
        Closing Date                                2.2
        Company                                     Preamble
        Conversion Agent                            5.14(b)(ii)
        DGCL                                        3.2(b)
        HMTF Director                               5.2(a)
        HMTF Issued Series A Preferred Shares       5.2(a)
        Indemnified Party                           8.1(c)
        Indemnified Person                          8.1(b)
        Indemnifying Party                          8.1(c)
        Information                                 3.7
        Issuance                                    2.1
        Liberty Director                            5.2(b)
        Liberty Issued Series A Preferred Shares    5.2(b)(i)
        Losses                                      8.1(b)
        Notices                                     8.2
        Paying Agent                                5.14(b)(i)
        Permitted Transferee Agreement              6.5
        Projections                                 3.7
        Purchaser; Purchasers                       Preamble


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        Term                                        Section
        ----                                        -------

        Purchase Price                              2.1
        Registrar                                   5.14(b)(iii)
        Securities Transfer                         6.5
        Supplying Purchasers                        8.18
        Warrants                                    Recitals
        Warrant Shares                              Recitals
                                   ARTICLE II

                                SALE AND PURCHASE

2.1   Agreement to Sell and to Purchase; Purchase Price.

      On the Closing Date, and upon the terms and subject to the conditions set forth in this Agreement, the Company shall issue and sell to each Purchaser, and each Purchaser, severally and not jointly, shall purchase and accept from the Company such number of Shares and Warrants as is set forth opposite such Purchaser's name on Schedule 1 hereto (the "Issuance"), for a purchase price of one thousand dollars ($1,000) per Share (the "Purchase Price"), payable by wire transfer of immediately available funds to a bank account or bank accounts designated by the Company described in Section 2.2(a)(i).

2.2   Closing.

      The closing of the Issuance to each Purchaser (the "Closing") shall take place on a date to be specified by the Company and such Purchaser, which shall be no later than the later of (A) the 2nd Business Day after the date as of which all of the conditions set forth in Article VII hereof shall have been satisfied as to the purchase by such Purchaser (or, to the extent permitted, waived by the party or parties entitled to the benefit thereof) and (B) 15 Business Days after the date hereof or at such other time and date as the parties hereto shall agree in writing (such date and time, the "Closing Date"), at the offices of O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York 10112 or at such other place as the parties hereto shall agree in writing.

      At the Closing:

         (a)   Each Purchaser shall deliver:

                  (i) against delivery of a certificate or certificates representing the Shares and the Warrants being purchased by such Purchaser pursuant to Section 2.1, an amount equal to the aggregate Purchase Price of such Securities via wire transfer of immediately available funds to such bank account as the Company shall designate not later than two Business Days prior to the Closing Date;

                  (ii) a copy of the Registration Rights Agreement executed by such Purchaser.

         (b)   The Company shall deliver to each Purchaser:

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                  (i) against payment of the Purchase Price therefor, a
      certificate or certificates representing the Shares and Warrants being purchased by such Purchaser pursuant to Section 2.1, which shall be in definitive form and registered in the name of such Purchaser or its nominee or designee and in a single certificate or in such other denominations as such Purchaser shall request not later than two Business Days prior to the Closing Date;

                  (ii) an opinion of (A) H. Don Teague, General Counsel of the Company and (B) O'Sullivan Graev & Karabell, LLP, special counsel to the Company, in each case dated the Closing Date, covering the matters set forth on Exhibit D, in form and substance reasonably acceptable to the Purchasers;

                  (iii) an officer's certificate of the Company as contemplated by Section 7.2(f);

                  (iv) a certificate of the secretary of the Company covering such matters as are customarily covered by such certificates, in form and substance reasonably acceptable to the Purchasers;

                  (v) a long-form good standing certificate of the Company issued by the Secretary of State of the State of Delaware; and

                  (vi) a copy of the Registration Rights Agreement executed by the Company.

         (c) The Company shall deliver to each Purchaser (or its designee) a transaction fee equal to 3% of the Purchase Price of the Shares purchased by such Purchaser, in immediately available funds by wire transfer to an account designated by Purchasers at least two Business Days prior to the Closing Date.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to each Purchaser on the date hereof and on and as of the Closing Date as follows:

3.1   Organization and Standing.

         (a) Each of the Company and its material Subsidiaries (the "ICG Subsidiaries") is duly organized, validly existing and in good standing under the laws of its state of organization and has all corporate, limited liability company and partnership power and authority to own its properties and assets and to carry on its business as it is now being conducted. Each of the Company and the ICG Subsidiaries is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of its business makes such qualification necessary, except for any such failures to so qualify or be in good standing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (b) All of the outstanding shares of Capital Stock of each ICG Subsidiary have been validly issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all Liens. The Company does not own any equity interest in any corporation, partnership, limited liability company, joint venture, or other entity except as provided on
Schedule 3.1(b) hereof.

         (c) The Company has delivered to each Purchaser true and complete copies of the Company's Certificate of Incorporation, as amended to date, and By-laws, as in effect on the date hereof.

3.2   Capital Stock.

         (a) As of the date of this Agreement, the authorized Capital Stock of the Company consists solely of (i) 100,000,000 shares of Common Stock, par value $0.01 per share, of which 48,208,955 shares were issued and outstanding as of the close of business on February 24, 2000 and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share, of which 12,650.25 shares are issued and outstanding. Each share of Capital Stock of the Company that will be issued and outstanding immediately following the Closing, including without limitation the Shares, will be duly authorized and validly issued and fully paid and nonassessable, and the issuance thereof will not have been subject to any preemptive rights or made in violation of any Applicable Law.

         (b) Except as set forth on Schedule 3.2, as of the date of this Agreement, there are (i) no outstanding options, warrants, agreements, conversion rights, exchange rights, preemptive rights or other rights (whether contingent or not) to subscribe for, purchase or acquire any issued or unissued shares of Capital Stock of the Company or any ICG Subsidiary, (ii) no authorized or outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company or any Subsidiary, (iii) no rights, contracts, commitments or arrangements (contingent or otherwise) obligating the Company or any ICG Subsidiary to either (A) redeem, purchase or otherwise acquire, or offer to purchase, redeem, or otherwise acquire, any outstanding shares of, or any outstanding warrants or rights of any kind to acquire any shares of, or any outstanding securities that are convertible into or exchangeable for any shares of, Capital Stock of the Company, or (B) pay any dividend or make any distribution in respect of any shares of, or any outstanding securities that are convertible or exchangeable for any shares of, Capital Stock of the Company, (iv) no agreements or arrangements under which the Company or any ICG Subsidiary is obligated to register the sale of any of its securities under the Securities Act (except as provided hereunder) and (v) no restrictions upon, or Contracts or understandings of the Company or any Subsidiary, or, to the knowledge of the Company, Contracts or understandings of any other Person, with respect to, the voting or transfer of any shares of Capital Stock of the Company or any Subsidiary. Except as set forth on Schedule 3.2, there are no securities or instruments containing antidilution or similar provisions that will be triggered by the consummation of the Transactions. Except as set forth on Schedule 3.2, no party has any right of first refusal, right of first offer, right of co-sale or other similar right regarding the Company's securities. Except as set forth on Schedule 3.2, there are no provisions of the Certificate of Incorporation, as amended, or the By-laws of the Company, no agreements to which the Company is a party and no agreements by which the Company or any ICG Subsidiary are bound, that would (a) require the vote of the holders of more than a majority of the shares of the Company's issued and outstanding Common Stock, voting together as a single class, to take or prevent any corporate action, other than those matters requiring a class vote under General Corporation Law of the State of Delaware (the "DGCL"), or (b) entitle any party to nominate or elect any director of the Company or require any of the Company's stockholders to vote for any such nominee or other person as a director of the Company.

         (c) The Conversion Shares and Warrant Shares have been duly authorized and adequately reserved in contemplation of the conversion of the Series A Preferred Stock and the exercise of the Warrants, respectively, and, when issued and delivered in accordance with the terms of the Certificate of Designation or the Warrants, as the case may be, will have been validly issued and will be fully paid and nonassessable, and the issuance thereof will not have been subject to any preemptive rights or made in violation of any Applicable Law.

         (d) The holders of the Series A Preferred Stock will, upon issuance thereof, have the rights set forth in the Certificate of Designation (subject to the limitations and qualifications set forth therein and under the DGCL).

3.3   Authorization; Enforceability.

      The Company has the power and authority to execute, deliver and perform its obligations under each of the Equity Documents to which it is a party, and has taken all action necessary to authorize the execution, delivery and performance by it of each of such Equity Documents and to consummate the Transactions. No other corporate or stockholder proceeding on the part of the Company or any ICG Subsidiary is necessary for such authorization, execution, delivery and consummation. The Company has duly executed and delivered this Agreement and, at the Closing, the Company will have duly executed and delivered each of the other Equity Documents to which it is a party to be executed and delivered at or prior to Closing. This Agreement constitutes, and each of the other Equity Documents to which it is a party, when executed and delivered by the Company, will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, or other laws of general application affecting enforcement of creditors' rights or (b) general principles of equity that restrict the availability of equitable remedies.

3.4   No Violation; Consents.

         (a) The execution, delivery and performance by the Company of each of the Equity Documents and the consummation by the Company of the Transactions do not and will not contravene any Applicable Law, except for any such contravention that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance by the Company of each of the Equity Documents and the consummation of the Issuance (i) will not (A) violate, result in a breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which the Company is a party or by which the Company is bound or to which any of its assets is subject, or (B) result in the creation or imposition of any Lien upon any of the assets of the Company, except for any such violations, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) will not conflict with or violate any provision of the certificate of incorporation or bylaws of the Company currently in effect or in effect as of the Closing.

         (b) Except for (i) the filings by the Company, if any, required by the HSR Act, (ii) applicable filings, if any, required by applicable federal and state securities laws, (iii) applicable filings, if any, required by the Federal Communication Commission and state public utility commissions and (iv) filing of the Certificate of Designation with the Secretary of State of the State of Delaware, which, in each case referred to in clauses (i) - (iv), shall be made (or are not required to be made) on or prior to the Closing Date, no consent, authorization or order of, or filing or registration with, any Governmental Authority or other Person is required to be obtained or made by the Company or the ICG Subsidiaries for the execution and delivery of the Equity Documents or the consummation by the Company of the Transactions except where the failure to obtain such consents, authorizations or orders, or make such filings or registrations, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the Transactions.

3.5   Commission Filings; Financial Statements.

         (a) The Company has filed all reports, registration statements and other filings, together with any amendments or supplements required to be made with respect thereto, that it has been required to file with the Commission under the Securities Act and the Exchange Act. As of the respective dates of their filing with the Commission, the Commission Filings complied in all material respects with the applicable provisions of the Securities Act and the Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         (b) Each of the historical consolidated financial statements of the Company (including any related notes or schedules) included in the Commission Filings was prepared in accordance with GAAP (except as may be disclosed therein), and complied in all material respects with the rules and regulations of the Commission. Such financial statements fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of operations, cash flows and changes in stockholders' equity for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments). Except as reflected in the Commission Filings filed prior to the date hereof, the Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) that individually or in the aggregate would be expected to have a Material Adverse Effect.

3.6   Private Offering.

      Based, in part, on the Purchasers' representations in Section 4.2, the offer and sale of the Securities is exempt from the registration and prospectus delivery requirements of the Securities Act. Neither the Company, nor anyone acting on behalf of it, has offered or sold or will offer or sell any securities, or has taken or will take any other action (including, without limitation, any offering of any securities of the Company under circumstances that would require, under the

Securities Act, the integration of such offering with the offering and sale of the Securities), that would subject the Issuance to the registration provisions of the Securities Act.

3.7   Provided Information.

      To the knowledge of the Company, all written information (excluding information of a general economic nature and financial projections) concerning the Company and the Transactions (the "Information") that has been prepared by or on behalf of the Company or any of the Company's authorized representatives and that has been provided to the Purchasers or any of their authorized representatives in connection with the Issuance, when taken as a whole, was, at the time made available, correct in all material respects and did not, at the time made available, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements are made. All financial projections concerning the Company and the Transactions (the "Projections") that have been prepared by or on behalf of the Company or any of the Company's authorized representatives and that have been delivered to the Purchasers or any of their authorized representatives in connection with the Transactions have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company and the individual business segments thereof.

3.8   Material Adverse Change.

      Except as disclosed in the Commission Filings filed prior to the date hereof, since September 30, 1999, there has not been any event, occurrence or development of a state of circumstances or facts that has had, or could have reasonably been expected to have, (i) a Material Adverse Effect or (ii) a material adverse effect on the ability of the Company to perform its obligations under this Agreement or the other Equity Documents.

3.9   Litigation.

      Except as disclosed in Commission Filings filed prior to the date hereof, there are not any (a) outstanding judgments against or affecting the Company or any of the ICG Subsidiaries, (b) proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the ICG Subsidiaries or (c) investigations by any Governmental Authority that are, to the knowledge of the Company, pending or threatened against or affecting the Company or any of the ICG Subsidiaries that (i) in any manner challenge or seek to prevent, enjoin, alter or materially delay the Transactions or (ii) if resolved adversely to the Company or any ICG Subsidiary, would have, individually or in the aggregate, a Material Adverse Effect.

3.10  Permits and Licenses.

      The Company and the ICG Subsidiaries have obtained all governmental permits, licenses, franchises and authorizations required for the Company and its Subsidiaries to conduct their respective businesses as currently conducted, except for those of which the failure to obtain would not have a Material Adverse Effect.

3.11  Intellectual Property, etc.

      The Company and the ICG Subsidiaries have all right, title and interest in, or a valid and binding license to use, all Company Intellectual Property (as defined below). The Company and the ICG Subsidiaries (i) have not defaulted in any material respect under any license to use any Company Intellectual Property,
(ii) are not the subject of any proceeding or litigation for infringement of any third party intellectual property, (iii) have no knowledge of circumstances that would be reasonably expected to give rise to any such proceeding or litigation and (iv) have no knowledge of circumstances that are causing or would be reasonably expected to cause the loss or impairment of any Company Intellectual Property, other than a default, proceeding, litigation, loss or impairment that is not having or would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. "ICG Communications, Inc." is a registered trademark of the Company in the United States and such registration has been duly maintained by the Company.

      For purposes of this Agreement, "Company Intellectual Property" means patents and patent rights, trademarks and trademark rights, tradenames and tradename rights, service marks and service mark rights, copyrights and copyright rights, trade secret and trade secret rights, and other intellectual property rights, and all pending applications for and registrations of any of the foregoing that are used in the conduct of the business of the Company and the ICG Subsidiaries as presently conducted.

3.12  Board Approval.

      Prior to the execution of this Agreement, the Board of Directors of the Company has approved the Transactions, including without limitation the acquisition of the Shares, the Warrants, the Conversion Shares and the Warrant Shares by the Purchasers and their respective "affiliates" and "associates" (as those terms are defined in Section 203 of the DGCL) for all purposes, including without limitation Section 203 of the DGCL, and no Purchaser or affiliate or associate (as so defined) of a Purchaser shall as a result of the execution of this Agreement or consummation of the transactions contemplated by this Agreement, be subject to any of the restrictions of Section 203 of the DGCL or any similar provisions of Applicable Law.

3.13  British Telecommunications.

      As of the date hereof, the Company and its Subsidiaries do not, directly or indirectly, beneficially own (within the meaning of Rule 13d-3 promulgated under the Exchange Act) any shares of any class of capital stock of British Telecommunications plc, a company organized under the laws of England and Wales ("BT"), or any of its Subsidiaries, or any direct or indirect rights or options to acquire (through purchase, exchange, conversion or otherwise) any shares of any class of capital stock of BT or any of its Subsidiaries.

3.14  Share Exchange Agreement.

      The representations and warranties of the Subsidiary of the Company that will be a party to the Share Exchange Agreement to be set forth in the Share Exchange Agreement will be true and correct when made.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

      Each Purchaser severally as to itself only, and not jointly, hereby represents and warrants to the Company as of the date hereof and as of the Closing Date as follows:

4.1   Organization; Authorization; Enforceability.

      Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all corporate or limited liability company power and authority to own its properties and assets and to carry on its business as it is now being conducted and as currently proposed to be conducted. Such Purchaser has the power to execute, deliver and perform its obligations under each of the Equity Documents to which it is a party and has taken all action necessary to authorize the execution, delivery and performance by it of such Equity Documents and to consummate the Transactions. No other proceedings on the part of such Purchaser are necessary for such authorization, execution, delivery and consummation. Such Purchaser has duly executed and delivered this Agreement and, at the Closing, such Purchaser will have duly executed and delivered each of the other Equity Documents to be executed and delivered by it at or prior to Closing. This Agreement constitutes, and each of the other Equity Documents to which such Purchaser is a party, when executed and delivered by such Purchaser, will constitute, a legal, valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, or other laws of general application affecting enforcement of creditors' rights or (b) general principles of equity that restrict the availability of equitable remedies.

4.2   Private Placement.

         (a) Such Purchaser understands that (i) the offering and sale of the Securities, the Conversion Shares and the Warrant Shares in the Issuance by the Company is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof and (ii) there is no existing public or other market for the Securities.

         (b) Such Purchaser (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities, the Conversion Shares and the Warrant Shares, and is capable of bearing the economic risks of such investment.

         (c) Such Purchaser is acquiring the Securities, the Conversion Shares and the Warrant Shares to be acquired hereunder for its own account (or for accounts over which it exercises investment authority or as otherwise provided herein), for investment and not with a view to the public resale or distribution thereof in violation of any securities law.

         (d) Such Purchaser understands that the Securities, the Conversion Shares and the Warrant Shares will be issued in a transaction exempt from the registration or qualification requirements of the Securities Act and applicable state securities laws, and that such securities must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the Securities Act and such state securities laws or is exempt from such registration or qualification.

         (e) Such Purchaser (A) has been furnished with or has had full access to all of the information that it considers necessary or appropriate to make an informed investment decision with respect to the Securities, the Conversion Shares and the Warrant Shares and that it has requested from the Company, (B) has had an opportunity to discuss with management of the Company the intended business and financial affairs of the Company and to obtain information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which it had access and (C) can bear the economic risk of (x) an investment in the Securities, the Conversion Shares and the Warrant Shares indefinitely and (y) a total loss in respect of such investment, and (D) has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to its investment in the Securities, the Conversion Shares and the Warrant Shares and to protect its own interest in connection with such investment.

         (f) The foregoing representations with respect to the Conversion Shares and the Warrant Shares are made only if and to the extent the offering of the Shares and the Warrants constitutes an offering of the Conversion Shares and the Warrant Shares.

4.3   No Violation; Consents.

         (a) Subject to making the filings and obtaining the consents and approvals referred to in Section 4.3(b), the execution, delivery and performance by such Purchaser of each of the Equity Documents to which it is a party and the consummation of the Transactions, do not and will not contravene any Applicable Law, except for such contraventions as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to timely perform its obligations under this Agreement. The execution, delivery and performance by such Purchaser of each of the Equity Documents to which it is a party and the consummation of the Transactions (i) will not (A) violate, result in a breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which such Purchaser is party or by which such Purchaser is bound or to which any of its assets is subject, or (B) result in the creation or imposition of any Lien upon any of the assets of such Purchaser, except for any such violations, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to timely perform its obligations under this Agreement, and (ii) will not conflict with or violate any provision of the certificate of incorporation or bylaws or other governing documents of such Purchaser.

         (b) Except for (i) the filings by the Purchaser, if any, required by the HSR Act, and (ii) applicable filings, if any, with the Commission pursuant to the Exchange Act, which, in each case, shall be made (or are not required to be made) on or prior to the Closing Date, no consent, authorization or order of, or filing or registration with, any Governmental Authority or other Person is required to be obtained or made by such Purchaser for the execution, delivery and performance of any of the Equity Documents to which it is a party or the consummation of the

Transactions, except where the failure to obtain such consents, authorizations or orders, or make such filings or registrations, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to timely perform its obligations under this Agreement.

4.4   No Litigation.

      There are not any (a) outstanding judgments against or affecting the Purchaser or any of its Subsidiaries, (b) proceedings pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser or any of its Subsidiaries or (c) investigations by any Governmental Authority that are, to the knowledge of the Purchaser, pending or threatened against or affecting the Purchaser or any of its Subsidiaries that, in any case, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the ability of such Purchaser to timely perform its obligations under this Agreement.

4.5   No Group Status.

      Neither the Liberty Group, on the one hand, nor the HMTF Group, on the other hand, is acting as a "group" (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) together with, in the case of the Liberty Group, the HMTF Group, and in the case of the HTMF Group, the Liberty Group, in each case, with respect to acquiring, holding, voting or disposing of the Securities.

                                   ARTICLE V

                            COVENANTS OF THE COMPANY

5.1   Operation of Business.

      (a) From the date hereof until the Closing Date, the Company shall, and shall cause each of the ICG Subsidiaries to:

                  (i) operate its business in all material respects in the ordinary course and in compliance with Applicable Laws;

                  (ii) not adopt any amendment to its charter or bylaws or comparable organizational documents;

                  (iii) not split, combine or reclassify any shares of the Company's Capital Stock;

                  (iv) except as set forth on Schedule 5.1(iv), not declare or pay any dividend or distribution (whether in cash, stock or property) in respect of its Capital Stock or increase the number of shares subject to the Company's stock incentive and option plan;

                  (v) not take any action, or knowingly omit to take any action, that would, or that would reasonably be expected to, result in (A) any of the representations and warranties of the Company set forth in Article III becoming untrue or (B) any of the conditions to the obligations of the Purchasers set forth in Section 7.2 not being satisfied or (C) the triggering of any of the anti-dilution adjustments contained in the Certificate of Designation (had such Certificate been in effect); or

                  (vi) enter into any agreement or commitment to do any of the foregoing.

      (b) Without the consent of Liberty, neither the Company nor any of its Subsidiaries will voluntarily acquire or agree to acquire (through purchase, exchange, conversion or otherwise) beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any shares of any class of capital stock of BT or its Subsidiaries or any direct or indirect rights or options to so acquire any shares of any class of capital stock of BT or any of its Subsidiaries.

5.2   HMTF and Liberty Directors.

         (a) For so long as members of the HMTF Group own any combination of shares of Common Stock and Series A Preferred Stock representing an amount of Common Stock (on an as-converted basis) that, taken together, equals at least the amount of Common Stock that would then have been issuable upon conversion of 50% or more of the shares of Series A Preferred Stock issued to members of the HMTF Group on the Closing Date under this Agreement (the "HMTF Issued Series A Preferred Shares"), the holders of a majority of the then outstanding HMTF Shares shall have the right to designate one member of the Company's Board of Directors or, if greater, such number of members of the Company's Board of Directors (rounded up to the next whole number) equal to 10% of the then authorized number of members of the Company's Board of Directors (each such director an "HMTF Director"); provided, however, that the right to designate an HMTF Director under this Section 5.2 shall be suspended at any time that the HMTF Holders have the right to elect a person to the Board of Directors under the terms of the Series A Preferred Stock set forth in the Certificate of Designation. In the event the holders of a majority of the then outstanding HMTF Shares are entitled under this Section 5.2 to designate an HMTF Director for election to the Company's Board of Directors and elect to have the Board of Directors appoint an HMTF Director, they shall so notify the Company in writing and the Company shall (a) increase the size of the Board of Directors by one and fill the vacancy created thereby by electing an HMTF Director and (b) in connection with the meeting of stockholders of the Company next following such election, nominate an HMTF Director for election as a director by the stockholders and use its commercially reasonable efforts to cause the HMTF Director to be so elected. If the holders of a majority of the then outstanding HMTF Shares are entitled under this Section 5.2 to designate an HMTF Director for election to the Company's Board of Directors and a vacancy shall exist in the office of an HMTF Director, the holders of a majority of the then outstanding HMTF Shares shall be entitled to designate a successor and the Board of Directors shall elect such successor and, in connection with the meeting of stockholders of the Company next following such election, nominate such successor for election as director by the stockholders and use its commercially reasonable efforts to cause the successor to be elected.

         (b) (i) For so long as members of the Liberty Group in the aggregate own any combination of shares of Common Stock and Series A Preferred Stock representing an amount of Common Stock (on an as-converted basis) that, taken together, equals at least the amount of Common Stock that would then have been issuable upon conversion of 15% of the shares of

Series A Preferred Stock issued to members of the Liberty Group on the Closing Date under this Agreement (the "Liberty Issued Series A Preferred Shares"), the members of the Liberty Group voting together as a single class, by a plurality of the votes cast or by the written consent of a majority in interest of such members, shall have a right to designate one member of the Company's Board of Directors or, if greater, such number of members of the Company's Board of Directors (rounded up to the next whole number) equal to 10% of the then authorized number of members of the Company's Board of Directors (each such director a "Liberty Director"); provided, however, that the right to designate a Liberty Director under this Section 5.2 shall be suspended at any time that the Liberty Holders have the right to elect a person to the Board of Directors under the terms of the Series A Preferred Stock set forth in the Certificate of Designation. In the event the members of the Liberty Group are entitled under this Section 5.2 to designate the Liberty Director for election to the Company's Board of Directors and elect to have the Board of Directors appoint a Liberty Director, they shall so notify the Company in writing and the Company shall (a) increase the size of the Board of Directors by one and fill the vacancy created thereby by electing a Liberty Director and (b) in connection with the meeting of stockholders of the Company next following such election, nominate a Liberty Director for election as director by the stockholders and use its commercially reasonable efforts to cause the Liberty Director to be so elected. If the members of the Liberty Group are entitled under this Section 5.2 to designate a Liberty Director for election to the Company's Board of Directors and a vacancy shall exist in the office of a Liberty Director, the members of the Liberty Group voting together as a single class, by a plurality of the votes cast or by the written consent of a majority in interest of such members, shall be entitled to designate a successor and the Board of Directors shall elect such successor and, in connection with the meeting of stockholders of the Company next following such election, nominate such successor for election as director by the stockholders and use its commercially reasonable efforts to cause the successor to be elected.

               (ii) For so long as members of the Liberty Group in the aggregate own any combination of shares of Common Stock and Series A Preferred Stock representing an amount of Common Stock (on an as-converted basis) that, taken together, equals at least the amount of Common Stock that would then have been issuable upon conversion of 50% of the Liberty Issued Series A Preferred Shares, the members of the Liberty Group voting together as a single class, by a plurality of the votes cast or by the written consent of a majority in interest of such members, shall have a right, in addition to the rights set forth in clause (i) above, to designate one additional member of the Company's Board of Directors or, if greater, such number of additional members of the Company's Board of Directors (rounded up to the next whole number) equal to 10% of the then authorized number of members of the Company's Board of Directors (each such director an "Additional Liberty Director"); provided, however, that the right to designate an Additional Liberty Director under this Section 5.2 shall be suspended at any time that the Liberty Holders have the right to elect a person to the Board of Directors under the terms of the Series A Preferred Stock set forth in the Certificate of Designation. In the event the members of the Liberty Group are entitled under this Section 5.2 to designate an Additional Liberty Director for election to the Company's Board of Directors and elect to have the Board of Directors appoint an Additional Liberty Director, they shall so notify the Company in writing and the Company shall (a) increase the size of the Board of Directors by one and fill the vacancy created thereby by electing an Additional Liberty Director and (b) in connection with the meeting of stockholders of the Company next following such election, nominate an Additional Liberty Director for election as director by the stockholders and use its commercially reasonable efforts to cause an Additional Liberty Director to be so elected. If the members of the Liberty Group are entitled under this Section 5.2 to designate an Additional Liberty Director for election to the Company's Board of Directors and a vacancy shall exist in the office of an Additional Liberty Director, the members of the Liberty Group voting together as a single class, by a plurality of the votes cast or by the written consent of a majority in interest of such members, shall be entitled to designate a successor and the Board of Directors shall elect such successor and, in connection with the meeting of stockholders of the Company next following such election, nominate such successor for election as director by the stockholders and use its commercially reasonable efforts to cause the successor to be elected.

5.3   Access to Books and Records.

         (a) The Company shall afford to each of the Purchasers and the Purchasers' accountants, counsel and representatives full access upon reasonable notice during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement pursuant to Section 8.4) to all its properties, books, Contracts, commitments and records (including, but not limited to, tax returns) and, during such period, shall, upon request, furnish promptly to each of the Purchasers (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of Federal or state securities laws and (ii) all other information concerning its business, properties and personnel as the Purchasers may reasonably request, provided that no investigation or receipt of information pursuant to this
Section 5.3 shall affect any representation or warranty of the Company or the conditions to the obligations of the Purchasers.

         (b) The Company shall supplement the Information and the Projections from time to time until the Closing Date if there is a material change in the Information and the Projections previously provided, but no such supplement shall be given effect for purposes of determining whether the Company has breached any representations or warranties for purposes of Section 7.2 and
Section 8.1.

5.4   Agreement to Take Necessary and Desirable Actions.

      The Company shall (a) subject to the satisfaction of the conditions set forth in Section 7.1, execute and deliver the Equity Documents and such other documents, certificates, agreements and other writings, and (b) take such other actions, in each case, as may be reasonably necessary, desirable or requested by the Purchasers in order to consummate or implement the Issuance in accordance with the terms of this Agreement.

5.5   Compliance with Conditions; Commercially Reasonable Efforts.

      The Company shall use all commercially reasonable efforts to cause all of the obligations imposed upon it in this Agreement to be duly complied with, and to cause the conditions precedent to the obligations of the Purchasers in Sections 7.2(a) and (b) to be satisfied. Upon the terms and subject to the conditions of this Agreement, the Company will use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with Applicable Law to consummate and make effective in the most expeditious manner practicable the Issuance in accordance with the terms of this Agreement.

5.6   HSR Act Notification.

      To the extent required by the HSR Act, the Company shall, to the extent it has not already done so, (a) use all commercially reasonable efforts to file or cause to be filed, as promptly as practicable after the execution and delivery of this Agreement, with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, all reports and other documents required to be filed by it under the HSR Act concerning the Transactions and (b) use all commercially reasonable efforts to promptly comply with or cause to be complied with any requests by the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice for additional information concerning such Transactions, in each case so that the waiting period applicable to this Agreement and the Transactions under the HSR Act shall expire as soon as practicable after the execution and delivery of this Agreement. The Company agrees to request, and to cooperate with the Purchasers in requesting, early termination of any applicable waiting period under the HSR Act.

5.7   Consents and Approvals.

      The Company (a) shall use all commercially reasonable efforts to obtain all necessary consents, waivers, authorizations and approvals of all Governmental Authorities and of all other Persons required in connection with the execution, delivery and performance by the Company of the Equity Documents or the consummation of the Issuance and (b) shall diligently assist and cooperate with the Purchasers in preparing and filing all documents required to be submitted by the Purchasers to any Governmental Authority in connection with the Issuance (which assistance and cooperation shall include, without limitation, timely furnishing, upon written requests, to the Purchasers all information concerning the Company and the Subsidiaries that counsel to the Purchasers reasonably determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval).

5.8   Reservation of Shares.

      The Company shall:

         (a) cause to be authorized and reserve and keep available at all times during which any of the Shares and Warrants remain outstanding, free from preemptive rights, out of its treasury stock or authorized but unissued shares of Capital Stock, or both, solely for the purpose of effecting the conversion or exercise of the Shares or Warrants pursuant to the terms of the Certificate of Designation or the Warrants, sufficient shares of Common Stock to provide for the issuance of the maximum number of shares issuable upon conversion and exercise of outstanding Shares and Warrants;

         (b) issue and cause the transfer agent to deliver such shares of Common Stock as required upon conversion or exercise of the Shares and Warrants; and

         (c) if any shares of Common Stock reserved for the purpose of issuance upon conversion of the Shares and exercise of the Warrants require registration with or approval of any Governmental Authority under any Applicable Law before such shares may be validly issued or delivered, secure such registration or approval, as the case may be, and maintain such registration or approval in effect so long as so required.

5.9   Use of Proceeds.

      The Company shall use the proceeds from the Issuance for building out its network, payment of expenses incurred in connection with the Transactions and for general corporate purposes.

5.10  Filing of Certificate of Designation.

      Prior to the Issuance, the Company shall file the Certificate of Designation with the Secretary of State of the State of Delaware pursuant to
Section 151(g) of the DGCL.

5.11  Listing of Shares.

      The Company shall use all commercially reasonable efforts to cause the Conversion Shares and the Warrant Shares to be listed or otherwise eligible for trading on the NASDAQ National Market System or other national securities exchange.

5.12  Periodic Information.

      For so long as the Securities are outstanding the Company shall file all reports required to be filed by the Company under Section 13 or 15(d) of the Exchange Act and shall provide the holders of the Securities and prospective purchasers of such shares with the information specified in Rule 144A(d) under the Securities Act.

5.13  Legends.

      So long as applicable, each certificate representing any portion of the Securities, shall contain, be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH SHARES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OTHER THAN PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS."

After the above requirement for a legend is no longer applicable with respect to all or any of the Securities because the applicable Securities are freely transferable under the Securities Act, the

Company shall remove such legend upon request from a holder of the applicable Securities, if outside counsel for such holder reasonably determines that the transfer of such Securities is no longer restricted by the Securities Act and outside counsel for the Company reasonably concurs in such determination.

5.14  Payment; Paying Agent; Certain Information.

      The Company shall:

         (a) make any required payments on the Securities;

         (b) maintain (i) an office or agency where the Securities may be presented for payment (the "Paying Agent"), (ii) an office or agency where the Securities may be presented for conversion (the "Conversion Agent"), and (iii) a Registrar, which shall be an office or an agency where the Securities may be presented for transfer; and

         (c) provide certain information to the Purchasers, including such information and notices as may be necessary for the Purchasers to exercise their rights under this Agreement and in connection with conversion or exercise of the Securities.

5.15  Rights Plan.

      The Company shall not adopt a "poison pill" shareholder rights plan unless
(a) the Company distributes to holders of the shares of Series A Preferred Stock, and to the holders of the Warrant Shares upon exercise of the Warrants, such number of rights as such holders would have received had they converted their Shares immediately prior to the record date for such distribution and (b) the terms of such rights plan exempt the ownership and acquisition of securities of the Company (i) by the Liberty Group, or any member thereof, and (ii) by the HMTF Group, or any member thereof, in each case subject to compliance with
Section 6.6.

5.16  Proportional Purchase Right.

      The Liberty Holders, the HMTF Holders and the Gleacher Holders shall each have the right, for a period beginning on the Closing Date and ending on the second anniversary of the Closing Date, to purchase from the Company their pro rata portion (based on the percentage of the outstanding shares of Common Stock then held by the Liberty Holders, the HMTF Holders or the Gleacher Holders, as the case may be, on an as-converted basis) of any securities issued by the Company so that such Holders, after giving effect to such issuance and corresponding purchase by such Holders, shall be able to maintain their proportional ownership interest in the Company. The purchase price for such purchases shall be equal to the price per share received by the Company in the issuance giving rise to the purchase right. This proportional purchase right shall not apply to shares issued pursuant to the Share Exchange Agreement, any rights or obligations referenced on Schedule 3.2, any shares of capital stock issued by the Company in lieu of any fees payable in connection with the Transaction to the Company's financial advisors, or any shares issued pursuant to any stock option plan or employee benefit plan existing as of the date hereof or approved by the Board of Directors of the Company. In the event the shares are issued in connection with an acquisition or other transaction not involving a financing, the Company will permit the Liberty Holders, the HMTF Holders and the Gleacher Holders to purchase the appropriate number of shares in a separate transaction, with the purchase price per share equal to the valuation per share of the Common Stock established by the Board of Directors of the Company in the transaction giving rise to the purchase right.

5.17  Modification of Share Exchange Agreement.

      The Company shall not, and shall cause its Subsidiaries not to, amend, modify or terminate the Share Exchange Agreement without the prior written consent of the Liberty Holders and the HMTF Holders.

                                   ARTICLE VI

                           COVENANTS OF THE PURCHASERS

      Each Purchaser, severally as to itself only and not jointly with any other Purchaser, hereby covenants as follows:

6.1   Agreement to Take Necessary and Desirable Actions.

      Each Purchaser shall (a) subject to the satisfaction of the conditions set forth in Section 7.2, execute and deliver each of the Equity Documents to which it is a party and such other documents, certificates, agreements and other writings and (b) take such other actions, in each case, as may be reasonably necessary, desirable or requested by the Company in order to consummate or implement the Transactions in accordance with the terms of this Agreement.

6.2   Compliance with Conditions; Commercially Reasonable Efforts.

      Each Purchaser shall use all commercially reasonable efforts to cause all of the obligations imposed upon it in this Agreement to be duly complied with, and to cause the conditions precedent to the obligations of the Company in Sections 7.1(a) and (b) (as they relate to such Purchaser) to be satisfied. Upon the terms and subject to the conditions of this Agreement, each Purchaser will use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with Applicable Law to consummate and make effective in the most expeditious manner practicable the Transactions in accordance with the terms of this Agreement. Nothing herein shall be construed to require a Purchaser or any of its Affiliates to divest or otherwise rearrange the composition of any assets or agree to any conditions or requirements which are, or are reasonably likely to be, materially adverse or burdensome to such Purchaser or its Affiliates, as applicable. Nothing set forth in this Section
6.2 shall impose any obligations with respect to any filing or approval under the HSR Act, which requirements are the subject of Section 6.3.

6.3   HSR Act Notification.

      To the extent required by the HSR Act, each Purchaser shall, if it has not already done so, (a) use all commercially reasonable efforts to file or cause to be filed, as promptly as practicable after the execution and delivery of this Agreement, with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, all reports and other documents required to be filed by it under the HSR Act concerning the transactions contemplated hereby and (b) use all commercially reasonable efforts to promptly comply with or cause to be complied with any requests by the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice for additional information concerning such transactions in each case so that the waiting period applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall expire as soon as practicable after the execution and delivery of this Agreement. Each Purchaser agrees to request, and to cooperate with the Company in requesting, early termination of any applicable waiting period under the HSR Act.

6.4   Consents and Approvals.

      Each Purchaser (a) shall use all commercially reasonable efforts to obtain all necessary consents, waivers, authorizations and approvals of all Governmental Authorities other than as expressly set forth in Section 6.3 regarding the HSR Act, and of all other Persons required in connection with the execution, delivery and performance by such Purchaser of this Agreement or the consummation of the Transactions and (b) shall diligently assist and cooperate with the Company in preparing and filing all documents required to be submitted by the Company to any Governmental Authority in connection with such Transactions (which assistance and cooperation shall include, without limitation, timely furnishing to the Company all information concerning such Purchaser that counsel to the Company reasonably determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval). Nothing herein shall be construed to require a Purchaser or any of its Affiliates to divest or otherwise rearrange the composition of any assets or agree to any conditions or requirements which are, or are reasonably likely to be, materially adverse or burdensome to such Purchaser or its Affiliates, as applicable.

6.5   Restrictions on Transfer.

      No Purchaser shall sell, assign, transfer, pledge, hypothecate, deposit in a voting trust or otherwise dispose of any portion of the Securities (any such disposition, a "Securities Transfer"), other than (a) to a Permitted Transferee of such Purchaser that has agreed in writing (each, a "Permitted Transferee Agreement") to be bound by the terms and provisions of this Section 6.5 to the same extent that the transferring Purchaser would be bound if it beneficially owned the Securities transferred to such Permitted Transferee or (b)(i) in any transaction in compliance with Rule 144 under the Securities Act or any successor rule or regulation, (ii) in a transaction exempt from the registration requirements of the Securities Act or (iii) pursuant to a registration statement. Each Purchaser shall promptly notify the Company of any Securities Transfer to a Permitted Transferee of such Purchaser, which notification shall include a Permitted Transferee Agreement executed by each Permitted Transferee of such Purchaser to whom any Securities have been transferred.

6.6   Standstill.

         (a) Prior to the fifth anniversary of the Closing Date, no Liberty Holder shall purchase any shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock), other than from the Company, if after giving effect thereto and to the shares of Common Stock that the Liberty Holders would have the right to acquire on or prior to the fifth anniversary of the Closing Date upon conversion or exercise of securities acquired by such Holders on the Closing Date, the Liberty Holders, taken as a whole, would beneficially own more than 37% of the outstanding shares of Common Stock (assuming that all shares of Common Stock that would be issuable upon the conversion, on the fifth anniversary of the Closing Date, of all shares of Series A Preferred Stock issued on the Closing Date are outstanding, but otherwise calculated in accordance with Rule 13d-3(d)(1)(i) promulgated under the Exchange Act). In no event will any Liberty Holder be deemed to be in violation of the foregoing provision at any time that the aggregate voting power of the outstanding voting securities of the Company owned by the Liberty Holders, taken as a whole, does not exceed 25.1% of the aggregate voting power of all outstanding voting securities of the Company.

         (b) Prior to the fifth anniversary of the Closing Date, no HMTF Holder shall purchase any shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock), other than from the Company, if after giving effect thereto and to the shares of Common Stock that the HMTF Holders would have the right to acquire on or prior to the fifth anniversary of the Closing Date upon conversion or exercise of securities acquired by such Holders on the Closing Date, the HMTF Holders, taken as a whole, would beneficially own more than 17.5% of the outstanding shares of Common Stock (assuming that all shares of Common Stock that would be issuable upon the conversion, on the fifth anniversary of the Closing Date, of all shares of Series A Preferred Stock issued on the Closing Date are outstanding, but otherwise calculated in accordance with Rule 13d-3(d)(1)(i) promulgated under the Exchange Act).

         (c) Prior to the fifth anniversary of the Closing Date, no Gleacher Holder shall purchase any shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock), other than from the Company, if after giving effect thereto and to the shares of Common Stock that the Gleacher Holders would have the right to acquire on or prior to the fifth anniversary of the Closing Date upon conversion or exercise of securities acquired by such Holders on the Closing Date, the Gleacher Holders, taken as a whole, would beneficially own more than 3% of the outstanding shares of Common Stock (assuming that all shares of Common Stock that would be issuable upon the conversion, on the fifth anniversary of the Closing Date, of all shares of Series A Preferred Stock issued on the Closing Date are outstanding, but otherwise calculated in accordance with Rule 13d-3(d)(1)(i) promulgated under the Exchange Act).

                                  ARTICLE VII

                         CONDITIONS PRECEDENT TO CLOSING

7.1   Conditions to the Company's Obligations.

      The obligations of the Company with respect to a Purchaser hereunder required to be performed on the Closing Date shall be subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

         (a) The representations and warranties of such Purchaser contained in this Agreement shall have been true and correct when made and, in addition, shall be repeated and true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

         (b) Such Purchaser shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by such Purchaser at or prior to the Closing Date.

         (c) Any applicable waiting period under the HSR Act with respect to the purchase by such Purchaser shall have expired or been terminated.

         (d) The Company shall have obtained all necessary consents, waivers, authorizations and approvals of all Governmental Authorities and of all other Persons required in connection with the execution, delivery and performance of the Equity Documents or the consummation of the Issuance, such waivers to be satisfactory in form and substance to the Company.

         (e) Such Purchaser shall have entered into the Registration Rights Agreement.

         (f) The Shares to be purchased at the Closing shall be issued for an aggregate amount of no less than $600,000,000.00.

7.2   Conditions to Each Purchaser's Obligations.

      The obligations of a Purchaser hereunder required to be performed on the Closing Date shall be subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

         (a) The representations and warranties of the Company contained in this Agreement (i) shall have been true and correct when made and (ii) shall be (A) in the case of representations and warranties that are qualified as to materiality or Material Adverse Effect, true and correct and (B) in all other cases, true and correct in all material respects, in the case of clauses (A) and
(B), as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

         (b) The Company shall have performed in all material respects all of its obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed and complied with at or prior to the Closing Date.

         (c) The Company shall have entered into the Registration Rights Agreement.

         (d) The Company shall have filed the Certificate of Designation with the Secretary of State of the State of Delaware.

         (e) Any applicable waiting period under the HSR Act with respect to the purchase by such Purchaser shall have expired or been terminated and no litigation arising therefrom shall have been commenced and remain outstanding.

         (f) The Company shall have delivered to such Purchaser a certificate executed on its behalf by a duly authorized representative, dated the Closing Date, to the effect that each of the conditions specified in paragraph (a) through (e) of this Section 7.2 has been satisfied.

         (g) No provision of any Applicable Law, injunction, order or decree of any Governmental Entity shall be in effect which has the effect of making the Transactions illegal or shall otherwise restrain or prohibit the consummation of the Transactions.

         (h) Such Purchaser shall have received an opinion of (i) H. Don Teague, General Counsel of the Company and (ii) O'Sullivan Graev & Karabell, LLP, special counsel to the Company, in each case dated the Closing Date, and addressed to such Purchaser, covering the matters set forth in Exhibit D, in form and substance reasonably acceptable to the Purchaser.

         (i) Such Purchaser shall have received certificates representing the Securities purchased by such Purchaser concurrently with the Company's receipt of the Purchase Price for such Securities.

         (j) There shall not have occurred (i) any event, circumstance, condition, fact, effect or other matter which has had or could reasonably be expected to have a material adverse effect (x) on the business, assets, financial condition, prospects, or results of operations of the Company and its Subsidiaries taken as a whole or (y) on the ability of the Company and its Subsidiaries to perform on a timely basis any material obligation under this Agreement or the other Equity Documents or to consummate the Issuance contemplated hereby; or (ii) any material disruption of or material adverse change in financial, banking or capital market conditions.

         (k) The Share Exchange Agreement shall be in full force and effect and there shall not have been any amendment or waiver of any of its material terms or conditions.

         (l) The Company shall have delivered duly executed copies of the Management Rights Agreements to the HMTF Funds.

         (m) The Company shall have made all filings with, given all notices to, and received all approvals from, all Governmental Authorities (including, without limitation, the Federal Communications Commission and state public utility commissions) required in connection with the consummation of the Transactions, unless the failure to make such filings, give such notices or receive such approvals would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the Transactions.

                                  ARTICLE VIII

                                  MISCELLANEOUS

8.1   Survival; Indemnification.

         (a) All representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing for 18 months (except (i) covenants and agreements that are required to be performed after the Closing Date (including without limitation the covenants and agreements contained in Sections 5.1(b), 5.2, 5.8, 5.9, 5.11, 5.12, 5.13, 5.14,
5.15, 5.16, 5.17, 6.5 and 6.6) and (ii) Sections 3.12 and 3.13 and the last sentence of Section 3.2(a), which shall survive indefinitely). Notwithstanding the foregoing, with respect to claims asserted pursuant to this Section 8.1 before the expiration of the applicable representation, warranty, covenant or agreement, such claims shall survive until the date they are finally adjudicated or otherwise resolved.

         (b) The Company agrees to indemnify and hold harmless each Purchaser and each Purchaser Affiliate (each an "Indemnified Person"), from and against (and to reimburse each indemnified person as the same are incurred) any and all losses (including, but not limited to, impairment of the value of the Shares and Warrants as of the date such loss first becomes known, but excluding consequential damages), claims, damages, liabilities, costs and expenses (collectively, "Losses") to which any Indemnified Person may become subject or which any Indemnified Person may incur based upon, arising out of, or in connection with (i) a breach of any representation, warranty or covenant of this Agreement by the Company or (ii) any claim, litigation, investigation or proceeding brought by or on behalf of any Person other than the Company relating to the Issuance, and to reimburse each Indemnified Person upon demand for any reasonable legal or other reasonable out of pocket expenses incurred in connection with investigating or defending any of the foregoing, provided the maximum amount indemnifiable to each Purchaser (and its successors or assigns) under clause (i) shall not exceed the purchase price of the Securities purchased by such Purchaser.

         (c) If a Person entitled to indemnity hereunder (an "Indemnified Party") asserts that the Company (the "Indemnifying Party") has become obligated to the Indemnified Party pursuant to Section 8.1(b), or if any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Indemnifying Party may become obligated to the Indemnified Party hereunder, the Indemnified Party shall notify the Indemnifying Party promptly and shall cooperate with the Indemnifying Party, at the Indemnifying Party's expense, to the extent reasonably necessary for the resolution of such claim or in the defense of such suit, action or proceedings, including making available any information, documents and things in the possession of the Indemnified Party. Notwithstanding the foregoing notice requirement, the right to indemnification hereunder shall not be affected by any failure to give, or delay in giving, notice unless, and only to the extent that, the rights and remedies of the Indemnifying Party shall have been materially prejudiced as a result of such failure or delay.

         (d) In fulfilling its obligations under this Section 8.1, after the Indemnifying Party has provided each Indemnified Party with a written notice of its acceptance of liability under this Section 8.1, as between such Indemnified Party and the Indemnifying Party, the Indemnifying Party shall have the right to investigate, defend, settle or otherwise handle, with the aforesaid cooperation, any claim, suit, action or proceeding brought by a third party in such manner as the Indemnifying Party may in its sole discretion reasonably deem appropriate; provided, that (i) counsel retained by the Indemnifying Party is reasonably satisfactory to the Indemnified Party and (ii) the Indemnifying Party will not consent to any settlement or entry of judgment imposing any obligations on any other party hereto other than financial obligations for which such party will be indemnified hereunder, unless such party has consented in writing to such settlement or judgment (which consent may be given or withheld in its sole discretion) and (iii) the Indemnifying Party will not consent to any settlement or entry of judgment unless, in connection therewith, the Indemnifying Party obtains a full and unconditional release of the Indemnified Party from all liability with respect to such suit, action, investigation claim or proceeding. Notwithstanding the Indemnifying Party's election to assume the defense or investigation of such claim, action or proceeding, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense or investigation of such claim, action or proceeding, which participation shall be at the expense of the Indemnifying Party, if (i) on the advice of counsel to the Indemnified Party use of counsel of the Indemnifying Party's choice could reasonably be expected to give rise to a material conflict of interest, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the assertion of any such claim or institution of any such action or proceeding, (iii) if the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the Indemnifying Party's expense or (iv) such action shall seek relief other than monetary damages against the Indemnified Party.

         (e) The Company and the Purchasers agree that any payment of Losses made hereunder will be treated by the parties on their tax returns as an adjustment to the Purchase Price. If, notwithstanding such treatment by the parties, a final determination (which shall include the form 870-AD or successor form) with respect to the Indemnified Party or any of its Affiliates causes any such payment not to be treated as an adjustment to Purchase Price, then the Indemnifying Party shall indemnify the Indemnified Party for any taxes payable by the Indemnified Party or any subsidiary by reason of the receipt of such payment (including any payments under this Section 8.1(e)), determined at an assumed marginal tax rate equal to the highest marginal tax rate then in effect for corporate taxpayers in the relevant jurisdiction.

8.2   Notices.

      All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the next business day following delivery of such notice to a reputable air courier service.

      To the Company:

            ICG Communications, Inc.
            161 Inverness Drive West
            P.O. Box 6742
            Englewood, Colorado  80155-6742
            Attn:  H. Don Teague, Executive Vice President,
            General Counsel and Secretary
            Telephone:  (303) 414-5444
            Fax:    (303) 414-8839


      with a copy to:

            O'Sullivan Graev & Karabell, LLP
            30 Rockefeller Plaza
            New York, New York  10112
            Attn:  Audrey A. Rohan
            Telephone:  (212) 408-2419
            Fax:   (212) 728-5950


      To the Purchasers:

      (as to matters relating to the HMTF Purchasers)

      To the appropriate member of the HMTF Group

            c/o Hicks, Muse, Tate & Furst Incorporated
            1325 Avenue of the Americas
            25th Floor
            New York, New York 10019
            Attn:  Michael J. Levitt
            Telephone:  (212) 424-1400
            Fax:  (212) 424-1450
      with a copy to:

            Hicks, Muse, Tate & Furst Incorporated
            200 Crescent Court, Suite 1600
            Dallas, Texas  75201
            Attn:  Lawrence D. Stuart
            Telephone:  (214) 740-7300
            Fax:  (214) 720-7888

      with a copy to:

            Vinson & Elkins L.L.P.
            1325 Avenue of the Americas (17th Floor)
            New York, New York 10019
            Attn:  Eric S. Shube
            Telephone:  (917) 206-8005
            Fax:  (917) 206-8100

      (as to matters relating to Liberty)

      To:

            Liberty Media Corporation
            9197 South Peoria Street
            Englewood, Colorado 80112
            Attn: Gary S. Howard
            Telephone: (720) 875-5400
            Fax: (720) 875-5268

      with copies to:

            Liberty Media Corporation
            9197 South Peoria Street
            Englewood, Colorado 80112
            Attn: Legal Department
            Telephone: (720) 875-5400
            Fax: (720) 875-5382

      and:

            Baker Botts, L.L.P.
            599 Lexington Avenue
            New York, New York 10022
            Attn: Elizabeth M. Markowski
            Telephone: (212) 705-5000
            Fax: (212) 705-5125

      (as to matters relating to the Gleacher Purchaser)

      To:

            Gleacher & Co.
            660 Madison Avenue, 17th Floor
            New York, New York 10019
            Attn: Micheal E. Garstin
            Telephone: (212) 418-4200
            Fax: (212) 418-4599

8.3   Governing Law.

      This Agreement shall be governed by, interpreted under, and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

8.4   Termination.

         (a) This Agreement may be terminated as between the Company and any Purchaser (i) at any time prior to the Closing Date by mutual written agreement of the Company and such Purchaser, (ii) if the Closing shall not have occurred on or prior to May 31, 2000 either the Company or such Purchaser, at any time after May 31, 2000, provided that the right to terminate this Agreement under this Section 8.4(a)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement was the cause of or resulted in the failure of the Closing to occur on or before such date, (iii) if any Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions, by either the Company or such Purchaser, (iv) if either the Company or such Purchaser shall have breached any of its material obligations under this Agreement, by the non-breaching party, or (v) if an event described in Section 7.2(j) shall have occurred, by such Purchaser. Any party desiring to terminate this Agreement pursuant to clauses 8.4(a)(ii), (iii), (iv) or (v) shall promptly give notice of such termination to the other party.

         (b) If this Agreement is terminated as between the Company and a Purchaser, as permitted by Section 8.4(a), such termination shall be without liability of any party (or any stockholder, director, officer, partner, employee, agent, consultant or representative of such party) to any other party to this Agreement; provided that if such termination shall result from the willful (a) failure of any party to fulfill a condition to the performance of the obligations of the other party, (b) failure to perform a covenant of this Agreement or (c) breach by any party hereto of any representation or warranty contained herein, such failing or breaching party shall be fully liable for any and all losses (excluding consequential damages) incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 8.1(b)-(d), 8.2, 8.3, this Section 8.4, Sections 8.5, 8.8, 8.10, 8.11, 8.12,
8.13, 8.14, 8.16, 8.17, 8.18 and 8.20 shall survive any termination hereof pursuant to Section 8.4(a).

8.5   Entire Agreement.

      As between the Company and each Purchaser, this Agreement and the other Equity Documents (including all agreements entered into pursuant hereto and thereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

8.6   Modifications and Amendments.

      No amendment, modification or termination of this Agreement as between the Company and a Purchaser shall be binding unless executed in writing by the Company and such Purchaser intending to be bound thereby.

8.7   Waivers and Extensions.

      Any party to this Agreement may waive any condition, right, breach or default that such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

8.8   Titles and Headings.

      Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

8.9   Exhibits and Schedules.

      Each of the exhibits and schedules referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by reference.

8.10  Expenses.

      All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided, however, that the Company shall pay the filing fees in respect of any filings pursuant to the HSR Act.

8.11  Press Releases and Public Announcements.

      All public announcements or disclosures relating to the Issuance or this Agreement shall be made only if mutually agreed upon by the Company and the Purchasers, except to the extent such disclosure is, in the opinion of counsel, required by law or by regulation of any applicable national stock exchange or Commission recognized trading market; provided that
(a) any such required disclosure shall only be made, to the extent consistent with law and regulation of any applicable national stock exchange or Commission recognized trading market, after consultation with each Purchaser and the Company and (b) no such announcement or disclosure (except as required by law or by regulation of any applicable national stock exchange or Commission recognized trading market) shall identify any Purchaser without such Purchaser's prior consent.

8.12  Assignment; No Third Party Beneficiaries.

      This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company without the prior written consent of the Purchasers, and may not assigned or delegated by any Purchaser without the Company's prior written consent except that each Purchaser may assign any or all of its rights and obligations under this Agreement to any one or more of its Affiliates. Any assignment or delegation of rights, duties or obligations hereunder made by the Company without the prior written consent of the Purchasers, shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any Persons other than the parties hereto, except as expressly set forth in Section 5.2, Section 8.1, this
Section 8.12 or Section 8.20.

8.13  Severability.

      This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

8.14  Counterparts.

      This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

8.15  Further Assurances.

      As between the Company and a Purchaser, each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement, including, in the case of the Company, such acts, instruments and documents as may be necessary or desirable to convey and transfer to each Purchaser the Shares and Warrants to be purchased by it hereunder.

8.16  Remedies Cumulative.

      The remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any remedies against the other party hereto.

8.17  Several Liability of the Purchasers.

      Nothing in this Agreement (including, without limitation, Article VI) shall be construed to impose on any Purchaser any liability for any action or failure to act of any other Purchaser, including any breach of this Agreement by any such other Purchaser.

8.18  No Duty to Other Purchasers.

      Each Purchaser confirms with each other Purchaser that such Purchaser has conducted its own due diligence in connection with its investment in the Securities and the other Purchasers may therefore have information different from, or additional to, the information possessed by such Purchaser. In addition, although certain of such other Purchasers (the "Supplying Purchasers") may have shared information received by them (including information contained in third party reports prepared for such other Purchasers) with such Purchaser, no representation or warranty is being made with respect to such information by any Supplying Purchaser or any such third party. Nothing in this Section 8.18 is meant to limit any duty, obligation or liability the Company may have to any Purchaser under this Agreement or otherwise.

8.19  Specific Performance.

      The parties hereto agree that the remedy at law for any breach of this Agreement may be inadequate, and that as between the Company and a Purchaser any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement as between the Company and a Purchaser, or prevent any violation hereof, and, to the extent permitted by applicable as between the Company and a Purchaser law, each party waives any objection to the imposition of such relief.

8.20  No Purchaser Affiliate Liability.

      No Purchaser Affiliate shall have any liability or obligation of any nature whatsoever in connection with or under this Agreement or the transactions contemplated hereby, and the Company hereby waives and releases all claims of any such liability and obligation, it being understood that no such Person or entity (other than Purchaser) shall be liable for or in respect of Purchaser's obligations under this Agreement or with respect to the transactions contemplated hereby.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    ICG COMMUNICATIONS, INC.

                                    By:   /s/   H. Don Teague
                                         -----------------------------
                                         Name:  H. Don Teague
                                         Title: Executive Vice President,
                                                General Counsel and Secretary



                                    HMTF BRIDGE ICG, LLC

                                    By:   /s/   David W. Knickel
                                         -----------------------------
                                         Name:  David W. Knickel
                                         Title: Vice President



                                    LIBERTY MEDIA CORPORATION

                                    By:   /s/   Charles Y. Tanabe
                                         -----------------------------
                                         Name:  Charles Y. Tanabe
                                         Title: Senior Vice President

                                    GLEACHER/ICG INVESTORS, LLC

                                       By: /s/ Jeffrey Tepper
                                          -----------------------------
                                       Name:   Jeffrey Tepper
                                       Title:  Managing Director

                                   SCHEDULE I

                              Number of       Number of
     Purchaser                  Shares         Warrants       Purchase Price
---------------------------  -----------  ----------------  -------------------
HMTF Bridge ICG, LLC           230,000        3,066,667        $230,000,000

Liberty Media Corporation      500,000        6,666,667        $500,000,000

Gleacher/ICG Investors LLC      20,000          266,666         $20,000,000

                                    EXHIBIT A
                                    ---------

                                 FORM OF WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OTHER THAN PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

                                  [HOLDER NAME]

                              COMMON STOCK WARRANT

                          Void after ___________, 2005

Warrant No. [A]-[1]

            This certifies that, for value received, ________________________ or its permitted assigns is entitled, subject to the terms and conditions set forth herein (including the exercise conditions of Section 2), to purchase from ICG Communications, Inc., a Delaware corporation, up to _______________ fully paid and nonassessable shares (the "Shares") of Common Stock (as defined herein) at the exercise price of $34.00 per share (the "Exercise Price"). The Exercise Price and number of Shares is subject to adjustment as provided in this Warrant. The term "Warrant" as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

     Section 1. Definitions

            As used in this Warrant, the following terms, unless the context otherwise requires, have the following meanings:

         (a) "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to be closed.

         (b) "Capital Stock" or "capital stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and/or non-voting) of such Person's capital stock, whether outstanding on the date of the Warrant or issued after the date of the Warrant, and any and all rights (other than any evidence of indebtedness) or warrants exercisable or exchangeable for or convertible into such capital stock.

         (c) "Common Stock" means shares of the Company's common stock, par value $0.01 per share, and capital stock of any other class or series into which the Common Stock may hereafter be changed.

         (d) "Company" means ICG Communications, Inc. and any Person that shall succeed to or assume the obligations of the Company under this Warrant.

         (e) "Person" means any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

         (f) "Warrantholder", "holder of Warrant", "holder", or similar terms refers to the holder of this Warrant.

     Section 2. Exercise Provisions.

         (a) Exercisability.

            The holder of this Warrant may exercise it in whole or in part to the extent then exercisable by surrender of this Warrant, with the form of subscription at the end of this Warrant duly executed by the holder, to the Company at its principal office (or to the office of the Warrant Agent as contemplated in Section 6(b), if applicable), accompanied by payment, in lawful money of the United States, of the amount obtained by multiplying the Exercise Price (as adjusted from time to time pursuant to the terms of this Warrant) by the number of shares of Common Stock designated in such completed subscription form. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the day of surrender of such Warrant, and the person or persons entitled to receive shares of Common Stock issuable upon exercise of this Warrant shall be treated for all purposes as the record holder or holders of such shares of Common Stock at such time.

         (b) Payment of Exercise Price.

            Payment shall be made by check payable to the Company.

         (c) Net Issue Exercise.

            Notwithstanding any provisions herein to the contrary, if the fair market value (as defined below) of one share of Common Stock is greater than the Exercise Price (on the date of exercise of this Warrant), in lieu of exercising this Warrant in exchange for cash, the holder may elect to exercise all or a portion of this Warrant by canceling all or a portion of this Warrant and receiving in exchange therefor shares of Common Stock (as determined below) equal to the value of this Warrant, or the portion thereof being canceled, by surrender of this Warrant at the principal office of the Company (or the office of the Warrant Agent contemplated by Section 6(b), if applicable) together with a duly executed form of subscription, in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

                                    X=Y(A-B)
                                      ------
                                        A

Where           X =           the number of shares of Common
                              Stock to be issued to the holder
                Y =           the number of shares of Common
                              Stock purchasable under the
                              Warrant or, if only a portion of
                              the Warrant is being
                              exercised, under the portion of
                              the Warrant being exercised
                              (on  the date of exercise)
                A =           the fair market value of one share
                              of the Common Stock (on the date
                              of exercise)
                B =           the Exercise Price (as adjusted to
                              the date of exercise)


For purposes of the above calculation, "fair market value" of one share of Common Stock shall be determined by the Company's Board of Directors in good faith; provided, however, where a public market exists for the Common Stock at the time of such exercise, the "fair market value", per share shall be equal to the average for the five (5) trading days prior to the date of such exercise of the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock quoted on the Nasdaq National Market System or the principal exchange on which the Common Stock is then listed, whichever is applicable, as published in The Wall Street Journal.

         (d) Restrictions on Exercise.

            This Warrant is exercisable at any time and from time to time from the date hereof, provided this Warrant has not terminated pursuant to Section 10.

     Section 3. Delivery of Stock Certificates.

            As soon as possible after full or partial exercise of this Warrant in accordance with the terms hereof and in any event within ten (10) days after such exercise, the Company, at its expense, will cause to be issued in the name of and delivered to the holder of this Warrant, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock to which that holder shall be entitled upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will also execute and deliver a new Warrant of like tenor exercisable for the number of Shares for which this Warrant may then be exercised. No fractional shares or scrip representing fractional shares will be issued upon exercise of this Warrant. If upon any exercise of this Warrant a fraction of a share would otherwise be issuable, the Company will, in lieu of issuing such fraction of a share, round down to the nearest whole share if such fraction is an amount less than 0.5 and round up to the nearest whole share if such fraction is an amount equal to or greater than
0.5 and shall issue the appropriate number of full shares of Common Stock that shall be issuable upon exercise of this Warrant.

     Section 4. Adjustment Provisions

            The Exercise Price shall be adjusted from time to time by the Company as follows:

         (a) If the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding shares of Common Stock in shares of Common Stock, the Exercise Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Exercise Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Common Stock Record Date (as defined in Section 4(f)) fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Common Stock Record Date. If any dividend or distribution of the type described in this Section 4(a) is declared but not so paid or made, the Exercise Price shall again be adjusted to the Exercise Price which would then be in effect if such dividend or distribution had not been declared.

         (b)

                  (i) In case the Company shall issue or sell any Common Stock, or securities convertible into or exercisable or exchangeable for shares of Common Stock (other than pursuant to employee stock options or pursuant to other rights and warrants outstanding on the date hereof), for a consideration per share (or, in the case of convertible or exchangeable securities having a conversion or exercise price per share of Common Stock) less than the Current Market Price of the Common Stock on the date of such issuance, the Exercise Price in effect immediately prior to such issuance or sale shall be reduced effective as of immediately following such issuance or sale by multiplying such Exercise Price by a fraction,
      (1) the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale and
      (y) the number of shares of Common Stock which the aggregate consideration receivable by the Company for the total number of additional shares of Common Stock so issued or sold (or issuable on conversion, exercise or exchange) would purchase at the Current Market Price in effect immediately prior to such issuance or sale and (2) the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance or sale and the number of additional shares of Common Stock to be issued or sold (or, in the case of convertible or exchangeable securities, issuable on conversion, exercise or exchange).

                  (ii) If the Company shall offer or issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined in Section 4(f)) on the Common Stock Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect at the opening of business on the date after such Common Stock Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Common Stock Record Date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock subject to such rights or warrants would purchase at such Current Market Price and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the Common Stock Record Date plus the total number of additional shares of Common Stock subject to such rights or warrants for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Common Stock Record Date fixed for determination of shareholders entitled to purchase or receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account
      (x) any consideration received for such rights or warrants, with the value of such consideration and the amount of such exercise or subscription price, if other than cash, to be determined by the Board of Directors and
      (y) the amount of any exercise price or subscription price required to be paid upon exercise of such warrants or rights.

         (c) If the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (d)

                  (i) If the Company shall, by dividend or otherwise, distribute to all holders of its shares of Common Stock any class of capital stock of the Company (other than any dividends or distributions to which Section 4(a) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants of a type referred to in Section 4(b)(ii) and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation to which Section 4(k) applies) (the foregoing hereinafter in this Section 4(d) called the "Distributed Securities"), then, in each such case, the Exercise Price shall be reduced so that the same shall be equal to the price determined by multiplying the Exercise Price in effect immediately prior to the close of business on the Common Stock Record Date (as defined in Section 4(f)) with respect to such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in Section 4(f)) on such date less the fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive and described in a resolution of the Board of Directors) on such date of the portion of the Distributed Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Common Stock Record Date; provided, however, that, in the event the then fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Common Stock Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that a Warrantholder shall have the right to receive upon exercise of this Warrant (or any portion thereof) the amount of Distributed Securities such holder would have received had such holder exercised this Warrant (or portion thereof) immediately prior to such Common Stock Record Date. If such dividend or distribution is not so paid or made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4(d) by reference to the actual or when issued trading market for any securities constituting all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price pursuant to
      Section 4(f)) to the extent possible.

                  (ii) Rights or warrants distributed by the Company to all holders of shares of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Dilution Trigger Event"):
      (A) are deemed to be transferred with such shares of Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of shares of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4(d) (and no adjustment to the Exercise Price under this Section 4(d) shall be required) until the occurrence of the earliest Dilution Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment to the Exercise Price under this Section 4(d) shall be made. If any such rights or warrants, including any such existing rights or warrants distributed prior to the first issuance of the Warrants, are subject to subsequent events, upon the occurrence of each of which such rights or warrants shall become exercisable to purchase securities, evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants, without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Dilution Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Exercise Price under this Section 4(d) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Exercise Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Dilution Trigger Event, as the case may be, as though it were a cash distribution to which this Section 4(d) were applicable, equal to the per share redemption or repurchase price received by a holder or holders of shares of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of shares of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Exercise Price shall be readjusted as if such rights and warrants had not been issued.

                  (iii) Notwithstanding any other provision of this Section 4(d) to the contrary, rights, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any shareholder rights plan) shall be deemed not to have been distributed for purposes of this Section 4(d) if the Company makes proper provision so that a Warrantholder who exercises this Warrant (or any portion thereof) after the date fixed for determination of shareholders entitled to receive such distribution shall be entitled to receive upon such exercise, in addition to the shares of Common Stock issuable upon such exercise, the amount and kind of such distributions that such Warrantholder would have been entitled to receive if such holder had immediately prior to such determination date, exercised this Warrant.

                  (iv) For purposes of this Section 4(d) and Sections 4(a) and 4(b), any dividend or distribution to which this Section 4(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which 4(b) applies (or both), shall be deemed instead to be (A) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which Section 4(b) applies (and any Exercise Price reduction required by this Section 4(d) with respect to such dividend or distribution shall then be made) immediately followed by (B) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Exercise Price reduction required by Sections 4(a) or 4(b) with respect to such dividend or distribution shall then be made), except that (1) the Common Stock Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of shareholders entitled to receive such dividend or other distribution", "the Common Stock Record Date fixed for such determination" and "the Common Stock Record Date" within the meaning of Section 4(a) and as "the date fixed for the determination of shareholders entitled to receive such rights or warrants", "the Common Stock Record Date fixed for the determination of the shareholders entitled to receive such rights or warrants" and "such Common Stock Record Date" for purposes of Section 4(b), and (2) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" for the purposes of Section 4(a).

         (e) If a tender offer made by the Company or any of its subsidiaries for all or any portion of the Common Stock expires and such tender offer (as amended upon the expiration thereof) requires the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive and described in a resolution of the Board of Directors) that, combined together with the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive and described in a resolution of the Board of Directors) as of the expiration of such tender offer, of consideration payable in respect of any other tender offers by the Company or any of its subsidiaries for all or any portion of the shares of Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 4(e) has been made, exceeds 5% of the net income of the Company reported for the 12 month period ending with the fiscal quarter next preceding such payment (the "12 Month Net Income") (determined as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended)), then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of a share of Common Stock on the trading day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the shares of Common Stock on the trading day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such tender offer had not been made. If the application of this
Section 4(e) to any tender offer would result in an increase in the Exercise Price, no adjustment shall be made for such tender offer under this Section 4(e).

         (f) For purposes of this Section 4, the following terms shall have the meaning indicated:

                  "Closing Price" with respect to any securities on any day means the closing sale price as of 4:00 p.m. Eastern Time on such day or any earlier final closing on such day or, if no such sale takes place on such day, the average of the reported high and low bid prices on such day, in each case on the Nasdaq National Market, or the New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such national market or exchange, on the national stock exchange or Commission recognized trading market in the United States on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national stock exchange or Commission recognized trading market in the United States, the average of the high and low bid prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated or a similar generally accepted reporting service in the United States, or, if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors.

                  "Common Stock Record Date" means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                  "Current Market Price" means the average of the daily Closing Prices per share of Common Stock for the 10 consecutive trading days immediately prior to the date in question; provided, however, that (A) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Exercise Price pursuant to Section 4(a), 4(b), 4(c), 4(d) or 4(e) occurs during such 10 consecutive trading days, the Closing Price for each trading day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Exercise Price is so required to be adjusted as a result of such other event, (B) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Exercise Price pursuant to Section 4(a), 4(b), 4(c), 4(d) or 4(e) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Exercise Price is so required to be adjusted as a result of such other event and (C) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (A) or (B) of this proviso, the Closing Price for each trading day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any good faith determination of such value for purposes of Section 4(d), whose good faith determination shall be conclusive and described in a resolution of the Board of Directors) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of any computation under Section 4(e), the Current Market Price on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for such day and the next two succeeding trading days; provided, however, that, if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Exercise Price pursuant to Section 4(a), 4(b), 4(c), 4(d) or 4(e) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Exercise Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date (1) when used with respect to any issuance or distribution, means the first date on which the shares of Common Stock trade regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective and (3) when used with respect to any tender or exchange offer means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the Expiration Time of such offer. Notwithstanding the foregoing, whenever successive adjustments to the Exercise Price are called for pursuant to this Section 4, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 4 and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors.

                  "Fair Market Value" means the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

         (g) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 4(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made by the Company and shall be made to the nearest cent. No adjustment need be made for a change in the par value or no par value of the Common Stock.

         (h) Whenever the Exercise Price is adjusted as herein provided, the Company shall promptly file with the Warrant Agent an Officer's Certificate setting forth the Exercise Price after such adjustment and the number of shares of Common Stock for which this Warrant will be exercisable after such adjustment pursuant to Section 4(l) and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Exercise Price setting forth the adjusted Exercise Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Exercise Price to each Warrantholder at such holder's last address appearing on the register of holders maintained for that purpose within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

         (i) In any case in which this Section 4 provides that an adjustment shall become effective immediately after a Common Stock Record Date for an event, the Company may defer until the occurrence of such event issuing to the holder of any Warrant exercised after such Common Stock Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment.

         (j) For purposes of this Section 4, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company or by any of its subsidiaries. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company or by any of its subsidiaries.

         (k) In case of any consolidation of the Company with, or merger of the Company into, any other Person, or in case of any merger of another Person into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), or in case of any sale, conveyance or transfer of all or substantially all the assets of the Company, the Warrantholders shall have the right thereafter, during the period such Warrant shall be exercisable as specified in Section 2(d), to convert such Warrants into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by a holder of the number of shares of Common Stock of the Company for which the Warrants might have been exercised immediately prior to such consolidation, merger, conveyance or transfer, assuming such holder of shares of Common Stock of the Company failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer (provided that, if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer is not the same for each share of Common Stock of the Company in respect of which such rights of election shall not have been exercised ("nonelecting share"), then for the purpose of this
Section 4(k) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). Such securities shall provide for adjustments which, for events subsequent to the effective date of the triggering event, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4(k). The above provisions of this
Section 4(k) shall similarly apply to successive consolidations, mergers, conveyances or transfers.

         (l) Upon each adjustment of the Exercise Price as a result of the operation of this Section 4, this Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Common Stock obtained by multiplying the number of shares covered by this Warrant immediately prior to this adjustment by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

         (m) In the event that a Warrantholder would be entitled to receive upon exercise hereof any Redeemable Capital Stock and the Company redeems, exchanges or otherwise acquires all of the outstanding shares or other units of such Redeemable Capital Stock (such event being a "Redemption Event"), then, from and after the effective date of such Redemption Event, the Warrantholder shall be entitled to receive upon exercise, in lieu of shares or units of such Redeemable Capital Stock, the kind and amount of shares of stock and other securities and property receivable upon the Redemption Event by a holder of the number of shares or units of such Redeemable Capital Stock for which this Warrant could have been exercised immediately prior to the effective date of such Redemption Event (assuming, to the extent applicable, that such holder failed to exercise any rights of election with respect thereto and received per share or unit of such Redeemable Capital Stock the kind and amount of stock and other securities and property received per share or unit by a plurality of the non-electing shares or units of such Redeemable Capital Stock), and (from and after the effective date of such Redemption Event) the Warrantholder shall have no other purchase rights under this Warrant with respect to such Redeemable Capital Stock. For purposes of this Section 4(m) "Redeemable Capital Stock" means a class or series of capital stock of the Company that provides by its terms a right in favor of the Company to call, redeem, exchange or otherwise acquire all of the outstanding shares or units of such class or series.

    Section 5.  Notice of Certain Events.

              In case:

         (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its earned surplus; or

         (b) the Company shall authorize the granting to all holders of its shares of Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

         (c) of any reclassification of the Common Stock (other than a subdivision or combination of the Company's outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale, conveyance or transfer of all or substantially all the assets of the Company;

         (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

         (e) of the taking of any other action referred to in Section 4;

then the Company shall cause to be mailed to all Warrantholders at their last addresses as they shall appear on the books of the Company, at least 20 Business Days (or 10 Business Days in any case specified in clause (a) or (b) above) prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give the notice required by this Section 5 or any defect therein shall not affect the legality or validity of any dividend, distribution, right, warrant, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up, or the vote upon any such action.

    Section 6.  Transfer of Warrants.

         (a) Warrant Register.

            The Company shall maintain a register (the "Warrant Register") containing the names, addresses and facsimile numbers of the holder(s). Any holder of this Warrant or any portion thereof may change its address as shown on the Warrant Register by written notice to the Company requesting such a change. Until this Warrant is transferred on the Warrant Register, the Company may treat the holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

         (b) Warrant Agent.

            The Company may, by written notice to the holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 6(a) above, issuing any other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant or any or all of the foregoing. Thereafter, any such registration, issuance or replacement, as the case may be, shall be made at the office of such agent.

         (c) Transferability and Negotiability of Warrant.

            Title to this Warrant may be transferred by endorsement (by the holder executing the Assignment Form attached hereto) and delivery in the same manner as negotiable instruments transferable by endorsement and delivery.

         (d) Exchange of Warrant Upon a Transfer.

            On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Securities Act, the Company at its expense shall issue to or on the order of the holder a new warrant or warrants of like tenor, in the name of the holder or as the holders (on payment by the holder of any applicable transfer taxes) may direct, exercisable for the number of Shares issuable upon the exercise hereof.

    Section 7.  Registration Rights.

            If the holder of this Warrant is a party to, or an assignee of rights under, that certain Registration Rights Agreement, dated ___________ __, 2000 (the "Registration Rights Agreement"), such holder shall be entitled to include any shares of Common Stock or other securities received upon exercise of the Warrant with such holder's Registrable Securities (as such term is defined in the Registration Rights Agreement), on the terms and conditions as set forth in the Registration Rights Agreement.

    Section 8.  Amendment and Waivers.

            No amendment, modification or termination of this Warrant shall be binding unless executed in writing by the Company and the Warrantholder intending to be bound thereby.

    Section 9.  Waivers and Extensions.

            Any provision of this Warrant may be amended, waived or modified only if such amendment, waiver or modification is in writing, is signed by the party intending to be bound, and specifically refers to this Warrant. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

     Section 10.   Termination.

            The right to exercise this Warrant shall expire and shall be void at 5:00 p.m., New York City time on __________ __, 2005.

     Section 11.   Reservation of Stock.

            The Company covenants that it will at all times reserve and keep available, solely for issuance upon exercise of this Warrant, all shares of Common Stock or other securities from time to time issuable upon exercise of this Warrant and, subject to any existing contractual limitations, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock or other securities issuable upon exercise of this Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, as set forth herein, will be fully paid and non-assessable and free from all taxes, liens and charges in respect of the issue thereof. The Company also agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon exercise of this Warrant.

     Section 12.   Replacement.

            On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of any indemnity agreement or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

     Section 13.   No Rights as Stockholder.

            Except as provided in Section 2 or Section 4, no holder of this Warrant, as such, shall be entitled to vote or receive dividends or be considered a stockholder of the Company for any purpose, nor shall anything in this Warrant be construed to confer on any holder of this Warrant as such, any rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action, to receive notice of meeting of stockholders, to receive dividends or subscription rights or otherwise.

     Section 14.   Miscellaneous Provisions.

         (a) Governing Law.

            This Warrant shall be governed by, interpreted under, and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         (b) Notices.

            All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Warrant shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, to such address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the next business day following delivery of such notice to a reputable air courier service.

         (c) Binding Effect.

            The provisions of this Warrant shall be binding upon the Company and its successors and assigns.

         (d) Remedies.

            In the event of a breach of this Warrant, the holder shall be entitled to injunctive relief and specific performance of its rights under this Warrant, in addition to all of its rights granted by law, including, without limitation, recovery of damages. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of this Warrant by the Company and hereby waives any defense in any action for injunctive relief or specific performance that a remedy at law would be adequate.

         (e) Headings.

            Titles and headings of sections of this Warrant are for convenience only and shall not affect the construction of any provision of this Warrant.

                                    ICG COMMUNICATIONS, INC.

                                    By:_____________________________
                                         Name:
                                         Title:

                                SUBSCRIPTION FORM

                  (To be signed only upon exercise of Warrant)


To:  ICG Communications, Inc.
Attention:  Secretary

     1. The undersigned, the holder of the attached Warrant, hereby irrevocably elects to [exercise the purchase right represented by that Warrant for, and to purchase under that Warrant, ___________1 shares of Common Stock of and herewith tenders any necessary payment of the purchase price in such number of shares in full.] [to exercise [all][a portion] of the purchase right represented by that Warrant by canceling the Warrant with respect to ___________ shares of Common Stock of . in exchange for a number of shares of Common Stock equal to the value [as determined pursuant to the Warrant] as the [portion of the] Warrant [being canceled].

     2. In exercising the Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock or other securities to be issued upon exercise thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, and that the undersigned will not sell, offer for sale, pledge, hypothecate or otherwise dispose of any shares of Common Stock, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

     3. Please issue a certificate(s) representing said shares of Common Stock in the name of the undersigned or in the name of the transferee specified below.

     4. Please issue a new Warrant for the unexercised portion in the name of the undersigned or in the name of the permitted transferee specified below.

     5. Please deliver any certificate(s) or Warrant to the following address.

Name:___________________________
Address:________________________
Attention:______________________



Dated:
                                      By: _______________________________
                                          Name



--------
1 Insert here the number of shares called for on the face of the Warrant (or, in the case of partial exercise, the portion as to which the Warrant is being exercised), without making any adjustment for additional shares of Common Stock or any other securities or property which, under the adjustment provisions of the Warrant, may be deliverable upon exercise.

                                 ASSIGNMENT FORM

            FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee                  No. of Shares of
----------------------------                  ----------------
                                              Common Stock
                                              ------------




and does hereby irrevocably constitute and appoint _______________________ attorney-in-fact to register such transfer onto the books of ICG Communications, Inc. maintained for the purpose, with full power of substitution in the premises.

Date:                                    Print Name:

                                         Signature:

                                         Witness:



NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B

                           CERTIFICATE OF DESIGNATION

                            ICG COMMUNICATIONS, INC.

                  CERTIFICATE OF DESIGNATION OF THE POWERS,
              PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL
                   AND OTHER SPECIAL RIGHTS OF 8% SERIES A
                         CONVERTIBLE PREFERRED STOCK AND
                           QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF

                             8% Series A Convertible
                            Preferred Stock due 2015

            ICG COMMUNICATIONS, INC., a company organized and existing under the General Corporation Law of the State of Delaware (the "Company"), certifies that pursuant to the authority contained in its Certificate of Incorporation (the "Certificate of Incorporation") and its By-laws (the "By-laws"), and in accordance with Section 151 of the General Corporation Law of the State of Delaware (the "DGCL"), the board of directors of the Company (the "Board of Directors") at a meeting duly called and held on March __, 2000 duly approved and adopted the following resolution, which resolution remains in full force and effect on the date hereof:

            RESOLVED, that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation and By-laws, the Board of Directors does hereby create, authorize and provide for the issue of a series of the Company's preferred stock, par value $0.01 per share ("Preferred Stock"), having the following designation, voting powers, preferences and relative, participating, optional and other special rights:

            Certain capitalized terms used herein are defined in Section 17.

      1. Number and Designation.

            The Company shall have a series of Preferred Stock, which shall be designated as its 8% Series A Convertible Preferred Stock due 2015 (the "Series A Preferred Stock"). The number of shares constituting the Series A Preferred Stock shall be 750,000. Unless otherwise specified, references herein to any "Section" refer to the Section number specified in this Certificate of Designation.

      2. Issuance.

            The Company may issue up to 750,000 shares of Series A Preferred Stock in accordance with the Purchase Agreement.

      3. Registered Form; Liquidation Preference; Registrar.

            Certificates for shares of Series A Preferred Stock shall be issuable only in registered form. The initial liquidation preference per share of Series A Preferred Stock shall be $1,000 per share plus accrued and unpaid dividends. The Company shall serve as initial Registrar and Transfer Agent (the "Registrar") for the Series A Preferred Stock.

      4. Registration; Transfer.

            Shares of the Series A Preferred Stock have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be resold, pledged or otherwise transferred prior to the date when they may be resold pursuant to Rule 144 under the Securities Act other than (i) to the Company, (ii) pursuant to an exemption from registration under the Securities Act or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Until such time as it is no longer required pursuant to the Securities Act, certificates evidencing the Series A Preferred Stock shall contain a legend (the "Restricted Shares Legend") evidencing the foregoing restrictions in substantially the form set forth on the form of Series A Preferred Stock attached hereto as Exhibit A.

      5. Paying Agent and Conversion Agent.

         (a) The Company shall maintain (i) an office or agency where shares of Series A Preferred Stock may be presented for payment (the "Paying Agent"), (ii) an office or agency where shares of Series A Preferred Stock may be presented for conversion (the "Conversion Agent"), and (iii) a Registrar, which shall be an office or an agency where shares of Series A Preferred Stock may be presented for transfer. The Company may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term "Paying Agent" includes any additional paying agent, and the term "Conversion Agent" includes any additional conversion agent. The Company may change any Paying Agent or Conversion Agent without prior notice to any holder. The Company shall notify the Registrar of the name and address of any Paying Agent or Conversion Agent appointed by the Company. If the Company fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Registrar shall act as such. Notwithstanding the foregoing, the Company or any of its Affiliates may act as Paying Agent, Registrar, coregistrar or Conversion Agent.

         (b) Neither the Company nor the Registrar shall be required (A) to issue, countersign or register the transfer of or exchange any share of Series A Preferred Stock during a period beginning at the opening of business 15 days before any Redemption Date (as defined under Section 10(d)) and ending at the close of business on such Redemption Date or (B) to register the transfer of or exchange any share of Series A Preferred Stock so selected for redemption.

         (c) If shares of Series A Preferred Stock are issued upon the transfer, exchange or replacement of shares of Series A Preferred Stock bearing the Restricted Shares Legend, or if a request is made to remove such Restricted Shares Legend on shares of Series A Preferred Stock, the shares of Series A Preferred Stock so issued shall bear the Restricted Shares Legend, or the Restricted Shares Legend shall not be removed, as the case may be, unless the holders of such shares shall request such Legend be removed, and outside counsel for such holders reasonably determines that the transfer of such shares is no longer restricted by the Securities Act and outside counsel for the Company reasonably concurs in such determination.

         (d) Each holder of a share of Series A Preferred Stock agrees to indemnify the Company and the Registrar against any liability that directly results from the transfer, exchange or assignment by such holder of such holder's share of Series A Preferred Stock in violation of any provision of this Certificate of Designation and/or applicable Federal or state securities law; provided, however, that such indemnity shall not apply to acts of willful misconduct or gross negligence on the part of the Company or the Registrar, as the case may be.

         (e) Payments due on the shares of Series A Preferred Stock shall be payable at the office or agency of the Paying Agent maintained for such purpose in The City of New York and at any other office or agency maintained by the Paying Agent for such purpose. If any such payment is in cash, it shall be payable in United States dollars by check drawn on, or wire transfer (provided that appropriate wire instructions have been received by the Paying Agent at least 15 days prior to the applicable date of payment) to a United States dollar account maintained by the holder with, a bank located in New York City; provided that at the option of the Company payment of dividends in cash may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Series A Preferred Share Register; and provided further that any payment to a holder in excess of $100,000 shall be made by wire transfer at the request of such holder.

6.    Dividend Rights.

         (a) The holders of Series A Preferred Stock shall be entitled to participating cumulative dividends, in preference to dividends on any Junior Shares, which shall accrue as provided herein. Dividends on each share of Series A Preferred Stock will accrue on a daily basis at the rate of 8.00% per annum of the then effective Liquidation Preference of such share from and including the Closing Date to the first to occur of (i) the date on which such share is redeemed in accordance with Section 10, (ii) the date on which such share is converted in accordance with Section 12 or (iii) the date the Company is liquidated, dissolved or wound up in accordance with Section 9(c). Dividends shall accrue as provided herein whether or not such dividends have been declared, whether or not there are any unrestricted funds of the Company legally available for the payment of dividends and whether or not such dividends are then payable in cash as provided in Section 11. The Company will take all actions required or permitted under the DGCL to permit the payment or accrual of dividends on the Series A Preferred Stock. On each Dividend Payment Date, commencing _____, 2000, to and including the _______, 2005 Dividend Payment Date, accrued dividends on a share of the Series A Preferred Stock for the preceding Dividend Period shall be added cumulatively to and thereafter remain a part of the Liquidation Preference of such share. Thereafter, accrued dividends shall be payable quarterly on each Dividend Payment Date, commencing on ___________, 2005, to the holders of record of the Series A Preferred Stock as of the close of business on the applicable Dividend Record Date. Accrued dividends that are not paid in full in cash on any such Dividend Payment Date (whether or not declared and whether or not there are sufficient funds legally available for the payment thereof) shall be added cumulatively to the Liquidation Preference on the applicable Dividend Payment Date and thereafter remain a part thereof. Accrued dividends added to the Liquidation Preference of a share of Series A Preferred Stock in accordance with the foregoing provisions of this Section 6(a) are sometimes referred to in this Certificate as "Accumulated Dividends". For purposes of determining the amount of dividends "accrued" (i) as of the first Dividend Payment Date and as of any date that is not a Dividend Payment Date, such amount shall be calculated on the basis of the rate per annum specified above in this paragraph for the actual number of days elapsed from and including the Closing Date (in case of the first Dividend Payment Date and any date prior to the first Dividend Payment Date) or the last preceding Dividend Payment Date (in case of any other date) to the date as of which such determination is to be made, based on a 360-day year, and (ii) as of any Dividend Payment Date after the first Dividend Payment Date, such amount shall be calculated on the basis of such rate per annum based on a 360-day year of twelve 30-day months.

         (b) If a Change of Control occurs prior to _________ __, 2005 (the time and date such Change of Control occurs being the "Change of Control Date"), an amount equal to the Special Dividend shall be added to the Liquidation Preference of each share of the Series A Preferred Stock as of the Change of Control Date and thereafter remain a part thereof. The Special Dividend shall be added to the Liquidation Preference without regard to whether or not the Company has made or intends to make a Change of Control Offer or Purchase Offer.

         (c) In addition to all dividends provided for above, whenever the Company shall declare or pay any dividend in cash on any Common Stock, the holders of Series A Preferred Stock shall be entitled to receive such dividend on an as converted basis. Dividends payable pursuant to this Section 6(c) shall not reduce any dividends otherwise payable pursuant to Section 6(a) or 6(b).

    7. Payment of Dividend; Mechanics of Payment; Dividend Rights Preserved.

         (a) Subject to Sections 6 and 11, dividends on any share of Series A Preferred Stock that are payable, and are punctually paid or duly provided for, on any Dividend Payment Date shall be paid in cash to the person in whose name such share of Series A Preferred Stock (or one or more predecessor shares of Series A Preferred Stock) is registered at the close of business on the next preceding _________ 15, _________ 15, _________ 15 and _________ 15 (each, a
"Dividend Record Date").

         (b) Unless full cumulative dividends on all outstanding shares of Series A Preferred Stock for all past Dividend Periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then:

                  (i) no dividend (other than (A) with respect to Junior Shares, a dividend payable solely in Junior Shares, (B) with respect to Parity Shares, a dividend payable solely in Junior Shares or Parity Shares or (C) with respect to Parity Shares, a partial dividend paid pro rata on such Parity Shares and the shares of Series A Preferred Stock) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any Junior Shares or Parity Shares, respectively;

                  (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any Junior Shares or Parity Shares;

                  (iii) no Junior Shares or Parity Shares or any warrants, rights, calls or options (other than any cashless exercises of options or buybacks of options or restricted stock from present or former employees, directors or consultants) exercisable for or convertible into any Parity Share or Junior Share shall be purchased, redeemed or otherwise acquired (other than in exchange for other Junior Shares or Parity Shares, respectively) by the Company or any of its subsidiaries;

                  (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition of any Junior Shares or Parity Shares or any warrants, rights, calls or options exercisable for or convertible into any Parity Shares or Junior Shares by the Company or any of its subsidiaries (other than any cashless exercises of options or option buybacks); and

                  (v) other than in accordance with Section 13 or 14 of this Certificate of Designation, no Series A Preferred Stock shall be purchased, redeemed or otherwise acquired by the Company or any of its subsidiaries and no monies shall be paid into, or set apart or made available for a sinking or other like fund for any such purpose, unless all outstanding shares of Series A Preferred Stock shall be purchased, redeemed or otherwise acquired by the Company.

            Except as provided in Sections 6, 12 or 13, holders of Series A Preferred Stock will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

         (c) The Company will notify the Registrar and make a public announcement no later than the close of business on the tenth Business Day prior to the Record Date for each dividend as to whether it will pay such dividend.

         (d) Subject to the foregoing provisions of this Section 7, each share of Series A Preferred Stock delivered under this Certificate of Designation upon registration of transfer of or in exchange for or in lieu of any other share of Series A Preferred Stock shall carry the rights to dividends accumulated and unpaid, and to accrue, that were carried by such other shares of Series A Preferred Stock.

         (e) The holder of record of a share of Series A Preferred Stock at the close of business on a Dividend Record Date with respect to the payment of dividends on the shares of Series A Preferred Stock will be entitled to receive such dividends with respect to such share of Series A Preferred Stock on the corresponding Dividend Payment Date, notwithstanding the conversion of such share after such Dividend Record Date and prior to such Dividend Payment Date.

    8. Voting Rights.

         (a) The holders of record of shares of Series A Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this
Section 8 or as otherwise provided by law.

         (b) The holders of record of shares of Series A Preferred Stock shall be entitled to vote on all matters that the holders of the Company's Common Stock are entitled to vote upon.

         (c) In addition to the voting rights set forth above, the approval of the holders of at least the Applicable Percentage of the then Outstanding shares of Series A Preferred Stock voting or consenting, as the case may be, as a separate class, will be required for the Company to:

                  (i) amend the Certificate of Incorporation, this Certificate of Designation or the By-Laws so as to (A) affect adversely the rights, preferences (including, without limitation, liquidation preferences, conversion price, dividend rate and Optional Redemption provisions), privileges or voting rights of holders of the shares of Series A Preferred Stock, or (B) increase or decrease the number of authorized shares of Series A Preferred Stock;

                  (ii) in a single transaction or series of related transactions, consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any person or adopt a plan of liquidation or dissolution;

                  (iii) enter into, or permit any of its subsidiaries to enter into, any agreement or transaction that would impose material restrictions on the Company's ability to honor the exercise of any rights of the holders of the Series A Preferred Stock or on the ability of a holder of shares of Series A Preferred Stock to exercise full rights of ownership thereof;

                  (iv) other than as contemplated by Section 12(d)(vi) and
      Section 12(d)(vii) or as otherwise required by instruments governing securities of the Company in existence on the date of the Purchase Agreement in accordance with their terms on such date, authorize, create, modify the terms of, increase the authorized amount of or issue any shares of any class or series of equity of the Company that would be deemed to be Parity Shares or Senior Shares with respect to rights relating to (a) payments of dividends or distributions, (b) rights to redemption, or (c) distribution of assets upon liquidation, dissolution or winding-up; or

                  (v) commence or effect any tender or exchange offer for all or any portion of the Common Stock or permit any subsidiary to do so.

            As used in this Section 8(c), the "Applicable Percentage" shall mean
(A) in the case of clauses (i) and (iii), 75%; (B) in the case of clause (ii) in the case of a transaction that constitutes a "Qualifying Transaction", a majority, and in the case of a transaction that does not constitute a Qualifying Transaction, 69%; (C) in the case of clause (iv) with respect to Senior Shares, 75%, and with respect to Parity Shares, 69%; and (D) in the case of clause (v), a majority. As used herein, a "Qualifying Transaction" shall mean a transaction in which the Company consolidates or merges with or into, or sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of its assets to, a person (i) if the Company is the surviving or continuing person and the Series A Preferred Stock shall remain outstanding without any amendment that would adversely affect the preferences, rights or powers of the Series A Preferred Stock, or (ii) if the Company is not the surviving or continuing person, (a) the entity formed by such consolidation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (in any such case, the "resulting entity") is a corporation or limited liability company organized and existing under the laws of Bermuda, the United States or any State thereof or the District of Columbia; and (b) the shares of Series A Preferred Stock are converted into or exchanged for and become shares of such resulting entity, having in respect of such resulting entity the same (or more favorable) powers, preferences and relative, participating, optional or other special rights that the shares of Series A

Preferred Stock had immediately prior to such transaction; and, in either case, the Company shall have delivered to the Registrar an Officers' Certificate and an opinion of counsel, reasonably satisfactory in form and content, each stating that such consolidation, merger, conveyance or transfer complies with this
Section 8 and that all conditions precedent herein provided for relating to such transaction have been complied with.

         (d) (i) For so long as the members of the HMTF Group in the aggregate own any combination of shares of Common Stock and Series A Preferred Stock representing an amount of Common Stock (on an as-converted basis) that, taken together, equals at least the amount of Common Stock that would then have been issuable upon conversion of 50% or more of the shares of Series A Preferred Stock issued to members of the HMTF Group on the Closing Date under the Purchase Agreement (the "HMTF Issued Series A Preferred Shares"), the HMTF Holders, voting as a single class by a plurality of the votes cast, shall be entitled to elect, at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the HMTF Holders called as hereinafter provided, one director, or if greater, such number (rounded up to the next whole number) equal to 10% of the then authorized number of members of the Company's Board of Directors, to serve on the Board of Directors. At any time after voting power to elect such director(s) shall have become vested and be continuing in the HMTF Holders pursuant to this paragraph, or if a vacancy shall exist in the office of a director elected by the HMTF Holders at a time when the HMTF Holders are entitled to elect a director pursuant to this paragraph, a proper officer of the Company may, and upon the written request of the holders of record of at least twenty-five percent (25%) of the HMTF Issued Series A Preferred Shares then outstanding held by the HMTF Holders addressed to the Secretary of the Company shall, call a special meeting of the HMTF Holders for the sole purpose of electing the director that such holders are entitled to elect. If such meeting shall not be called by a proper officer of the Company within twenty
(20) days after personal service of said written request upon the Secretary of the Company, or within twenty (20) days after mailing the same within the United States by certified mail, addressed to the Secretary of the Company at its principal executive offices, then the holders of at least twenty-five percent (25%) of the HMTF Issued Series A Preferred Shares then outstanding held by the HMTF Holders may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by the person so designated upon the notice required for the annual meeting of stockholders of the Company and shall be held at the place for holding the annual meetings of stockholders. As used herein, (i) "HMTF Group" means Hicks, Muse, Tate & Furst Incorporated, a Texas corporation, and its Affiliates and their respective officers, directors, partners, members, stockholders and employees (and members of their respective families and trusts for the primary benefit of such family members) and HM4 ICG Qualified Fund, LLC; HM4 ICG Private Fund, LLC; HM PG-IV ICG, LLC; HM 4-SBS ICG Coinvestors, LLC; HM4-EQ ICG Coinvestors, LLC and HMTF Bridge ICG, LLC; and their respective Affiliates, and (ii) "HMTF Holders" means members of the HMTF Group that are holders of all or a portion of the HMTF Issued Series A Preferred Shares or the Common Stock into which such HMTF Issued Series A Preferred Shares are converted. The action permitted or required to be taken by the HMTF Holders pursuant to this Section 8(d)(i) may be taken (1) at any annual or special meeting of stockholders or at a special meeting of the HMTF Holders, or (2) without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the HMTF Holders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares held by the HMTF Holders entitled to vote thereon were present and voted and shall be delivered to the Company by delivery to its address listed in Section 8.2 of the Purchase Agreement.

                  (ii) For so long as the members of the Liberty Group in the aggregate own any combination of shares of Common Stock and Series A Preferred Stock representing an amount of Common Stock (on an as-converted basis) that, taken together, equals at least the amount of Common Stock that would then have been issuable upon conversion of 15% of the shares of Series A Preferred Stock issued to members of the Liberty Group on the Closing Date under the Purchase Agreement (the "Liberty Issued Series A Preferred Shares"), the Liberty Holders, voting as a single class by a plurality of the votes cast or by written consent of a majority in interest of the Liberty Holders, shall be entitled to elect one director, or if greater, such number (rounded up to the next whole number) equal to 10% of the then authorized number of members of the Company's Board of Directors, to serve on the Board of Directors, at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the Liberty Holders called as hereinafter provided. At any time after voting power to elect such director(s) shall have become vested and be continuing in the Liberty Holders pursuant to this paragraph, or if a vacancy shall exist in the office of a director elected by the Liberty Holders at a time when the Liberty Holders are entitled to elect a director pursuant to this paragraph, a proper officer of the Company may, and upon the written request of the holders of record of at least twenty-five percent (25%) of the Liberty Issued Series A Preferred Shares then outstanding held by the Liberty Holders addressed to the Secretary of the Company shall, call a special meeting of the Liberty Holders for the sole purpose of electing the director that such holders are entitled to elect. If such meeting shall not be called by a proper officer of the Company within twenty (20) days after personal service of said written request upon the Secretary of the Company, or within twenty (20) days after mailing the same within the United States by certified mail, addressed to the Secretary of the Company at its principal executive offices, then the holders of at least twenty-five percent (25%) of the Liberty Issued Series A Preferred Shares then outstanding held by the Liberty Holders may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by the person so designated upon the notice required for the annual meeting of stockholders of the Company and shall be held at the place for holding the annual meetings of stockholders. As used herein, (i) "Liberty Group" means Liberty and its Affiliates, (ii) "Liberty Holders" means members of the Liberty Group that are holders of all or a portion of the Liberty Issued Series A Preferred Shares or the Common Stock into which such Liberty Issued Series A Preferred Shares are converted and (iii) "Liberty" means Liberty Media Corporation, a Delaware corporation, provided that if substantially all of the assets of Liberty Media Corporation are at any time thereafter contributed to Liberty Media Group LLC, a Delaware limited liability company, then from and after such contribution, Liberty shall mean Liberty Media Group LLC. The action permitted or required to be taken by the Liberty Holders pursuant to this Section 8(d)(ii) may be taken (1) at any annual or special meeting of stockholders or at a special meeting of the Liberty Holders, or (2) without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the Liberty Holders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares held by the Liberty Holders entitled to vote thereon were present and voted and shall be delivered to the Company by delivery to its address listed in Section 8.2 of the Purchase Agreement.

                  (iii) For so long as the members of the Liberty Group own any combination of shares of Common Stock and Series A Preferred Shares representing an amount of Common Stock (on an as-converted basis) that, taken together, equals at least the amount of Common Stock that would have been issuable upon conversion of 50% of the Liberty Issued Series A Preferred Shares, the Liberty Holders, voting as a single class by plurality of the votes cast or by written consent of a majority in interest of the Liberty Holders, shall be entitled to elect one additional director, or if greater, such number (rounded up to the next whole number) of additional directors equal to 10% of the then authorized number of members of the Company's Board of Directors, to serve on the Board of Directors, at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the Liberty Holders called as hereinafter provided. At any time after voting power to elect such director(s) shall have become vested and be continuing in the Liberty Holders pursuant to this paragraph, or if a vacancy shall exist in the office of a director elected by the Liberty Holders at a time when the Liberty Holders are entitled to elect a director pursuant to this paragraph, a proper officer of the Company may, and upon the written request of the holders of record of at least twenty-five percent (25%) of the Liberty Issued Series A Preferred Shares then outstanding held by the Liberty Holders addressed to the Secretary of the Company shall, call a special meeting of the Liberty Holders for the sole purpose of electing the director that such holders are entitled to elect. If such meeting shall not be called by a proper officer of the Company within twenty (20) days after personal service of said written request upon the Secretary of the Company, or within twenty (20) days after mailing the same within the United States by certified mail, addressed to the Secretary of the Company at its principal executive offices, then the holders of at least twenty-five percent (25%) of the Liberty Issued Series A Preferred Shares then outstanding held by the Liberty Holders may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by the person so designated upon the notice required for the annual meeting of stockholders of the Company and shall be held at the place for holding the annual meetings of stockholders. The action permitted or required to be taken by the Liberty Holders pursuant to this Section 8(d)(iii) may be taken (1) at any annual or special meeting of stockholders or at a special meeting of the Liberty Holders, or
      (2) without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the Liberty Holders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares held by the Liberty Holders entitled to vote thereon were present and voted and shall be delivered to the Company by delivery to its address listed in Section 8.2 of the Purchase Agreement.

         (e) In exercising the voting rights set forth in Section 8(b), each share of Series A Preferred Stock shall be entitled to vote on an as-converted basis with the holders of the Company's Common Stock. Except as set forth in the preceding sentence and in Section 8(d), each share of Series A Preferred Stock entitled to vote shall have one vote per share, except that when any other series of preferred stock shall have the right to vote with the Series A Preferred Stock as a single class on any matter not specified in this Section 8, then the Series A Preferred Stock and such other series of preferred stock shall have with respect to such matters one vote per $1,000 of the aggregate liquidation preference of all shares of Series A Preferred Stock and all shares of such other series of preferred stock. Except as otherwise required by applicable law or as set forth herein, the shares of Series A Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

    9. Ranking; Liquidation.

         (a) The shares of Series A Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) senior to all shares of Common Stock (whether issued in one or more classes) and to each other class of capital stock or series of Preferred Stock of the Company (other than the Preferred Stock Mandatorily Redeemable 2009 of the Company) the terms of which do not expressly provide that it ranks senior to or on a parity with the shares of Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to, together with all shares of Common Stock (whether issued in one or more classes) of the Company, as "Junior Shares"); (ii) on a parity with the Preferred Stock Mandatorily Redeemable 2009 of the Company and with each other class of capital stock or series of Preferred Stock of the Company issued by the Company in compliance with Section 8, the terms of which expressly provide that such class or series will rank on a parity with the shares of Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Shares"); and
(iii) junior to each class of capital stock or series of Preferred Stock of the Company issued by the Company in compliance with Section 8, the terms of which expressly provide that such class or series will rank senior to the shares of Series A Preferred Stock as to dividend rights and rights upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Shares").

         (b) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding shares of Series A Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividends, upon all outstanding Senior Shares.

         (c) In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the shares of Series A Preferred Stock then Outstanding shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of shares of Common Stock or Junior Shares by reason of their ownership thereof, an amount equal to the greater of (i) the then effective Liquidation Preference of their shares of Series A Preferred Stock, plus an amount equal to all dividends accrued and unpaid thereon from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up or (ii) the amount such holders would receive if such holders converted their shares of Series A Preferred Stock into Common Stock immediately prior to such liquidation, dissolution or winding up. If upon the occurrence of such event the assets of the Company shall be insufficient to permit the payment to such holders of the full preferential amount and all liquidating payments on all Parity Securities, the entire assets of the Company legally available for distribution shall be distributed among the holders of the shares of Series A Preferred Stock and the holders of all Parity Shares ratably in accordance with the respective amounts that would be payable on such shares of Series A Preferred Stock and any such Parity Securities if all amounts payable thereon were paid in full. After payment of the full preferential amount (and, if applicable, an amount equal to a pro rata dividend to the holders of Outstanding shares of Series A Preferred Stock), such holders shall not be entitled to any additional distribution of assets of the Company.

    10. Redemption.

         (a) The shares of Series A Preferred Stock may be redeemed by the Company at any time commencing on or after __________ __, 2005, in whole or from time to time in part, at the election of the Company (an "Optional Redemption"), at a redemption price (the "Redemption Price") payable in cash equal to 100% of the then effective Liquidation Preference (after giving effect to the Special Dividend, if applicable), plus accrued and unpaid dividends thereon from the last Dividend Payment Date to the date of redemption (the "Optional Redemption Date").

         (b) Shares of Series A Preferred Stock (if not earlier redeemed or converted) shall be mandatorily redeemed by the Company on __________ __, 2015 (the "Mandatory Redemption Date"); provided, however, that if such date is not a Business Day, then the Mandatory Redemption Date shall be the next Business Day, at a Redemption Price per share in cash equal to the then effective Liquidation Preference (after giving effect to the Special Dividend, if applicable), plus accrued and unpaid dividends thereon from the last Dividend Payment Date to the Mandatory Redemption Date.

         (c) In the event of a redemption of fewer than all the shares of Series A Preferred Stock, the shares of Series A Preferred Stock will be chosen for redemption by the Registrar from the Outstanding shares of Series A Preferred Stock not previously called for redemption, pro rata or by lot or by such other method as the Registrar shall deem fair and appropriate; provided, that the Company may redeem (an "Odd-lot Redemption") all shares held by holders of fewer than 100 shares of Series A Preferred Stock (or by holders that would hold fewer than 100 shares of Series A Preferred Stock following such redemption) prior to its redemption of other shares of Series A Preferred Stock; provided, further, that the Company may not redeem a portion of any share without redeeming the entire share. Notwithstanding the foregoing, the Company may not effect an Odd-lot Redemption with respect to any shares of Series A Preferred Stock held by the members of the Liberty Group or the HMTF Group. If fewer than all the shares of Series A Preferred Stock represented by any share certificate are so to be redeemed, (i) the Company shall issue a new certificate for the shares not redeemed and (ii) if any shares represented thereby are converted before termination of the conversion right with respect to such shares, such converted shares shall be deemed (so far as may be) to be the shares represented by such share certificate that was selected for redemption. Shares of Series A Preferred Stock that have been converted during a selection of shares of Series A Preferred Stock to be redeemed shall be treated by the Registrar as outstanding for the purpose of such selection but not for the purpose of the payment of the Redemption Price.

         (d) In the event the Company elects to effect an Optional Redemption, the Company shall (i) make a public announcement of the redemption and (ii) give a redemption notice (the "Redemption Notice") to the holders not fewer than 30 days nor more than 60 days before the redemption date (the "Redemption Date"). Whenever a Redemption Notice is required to be delivered to the holders, such notice shall provide the information set forth below and be given by first class mail, postage prepaid to each holder of shares of Series A Preferred Stock to be redeemed, at such holder's address appearing in the Series A Preferred Share Register. All Redemption Notices shall identify the shares of Series A Preferred Stock to be redeemed (including CUSIP number) and shall state:

                  (i) the Redemption Date;

                  (ii) the applicable Redemption Price;

                  (iii) if fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, the identification (and, in the case of partial redemption, the certificate number, the total number of shares represented thereby and the number of such shares being redeemed on the Redemption Date) of the particular shares of Series A Preferred Stock to be redeemed;

                  (iv) that on the Redemption Date the Redemption Price, together with all accrued and unpaid dividends from the last Dividend Payment Date to the Redemption Date, will become due and payable upon each such share of Series A Preferred Stock to be redeemed and that dividends thereon will cease to accrue on and after said date;

                  (v) the conversion price, the date on which the right to convert shares of Series A Preferred Stock to be redeemed will terminate and the place or places where such shares of Series A Preferred Stock may be surrendered for conversion; and

                  (vi) the place or places where such shares of Series A Preferred Stock are to be surrendered for payment of the Redemption Price and the other amounts which are then payable.

            The Redemption Notice shall be given by the Company or, at the Company's request, by the Registrar in the name and at the expense of the Company; provided that if the Company so requests, it shall provide the Registrar adequate time, as reasonably determined by the Registrar, to deliver such notices in a timely fashion.

         (e) Prior to any Redemption Date, the Company shall deposit with the Registrar or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) an amount of consideration sufficient to pay the Redemption Price of all the shares of Series A Preferred Stock that are to be redeemed on that date plus all accrued and unpaid dividends thereon from the last Dividend Payment Date to the Redemption Date. If any share of Series A Preferred Stock called for redemption is converted, any consideration deposited with the Registrar or with any Paying Agent or so segregated and held in trust for the redemption of such share of Series A Preferred Stock shall be paid or delivered to the Company upon Company Order or, if then held by the Company, shall be discharged from such trust.

         (f) Notice of redemption having been given as aforesaid, the shares of Series A Preferred Stock so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified plus all accrued and unpaid dividends thereon from the last Dividend Payment Date to the Redemption Date, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued but unpaid dividends) dividends on such shares of Series A Preferred Stock shall cease to accrue and such shares shall cease to be convertible into shares of Common Stock. Upon surrender of any such shares of Series A Preferred Stock for redemption in accordance with said notice, such shares of Series A Preferred Stock shall be redeemed by the Company at the applicable Redemption Price, together with all accrued and unpaid dividends thereon from the last Dividend Payment Date to the Redemption Date. If any share of Series A Preferred Stock called for redemption shall not be so paid upon surrender thereof for redemption, the Redemption Price thereof, and all accrued and unpaid dividends thereon from the last Dividend Payment Date to the Redemption Date, shall, until paid, bear interest from the Redemption Date at the dividend rate payable on the shares of Series A Preferred Stock and such shares shall remain convertible.

         (g) Any certificate that represents more than one share of Series A Preferred Stock and is to be redeemed only in part shall be surrendered at any office or agency of the Company designated for that purpose (with, if the Company or the Registrar so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Registrar shall countersign and deliver to the holder of such share of Series A Preferred Stock without service charge, a new Series A Preferred Stock certificate or certificates, representing any number of shares of Series A Preferred Stock as requested by such holder, in aggregate amount equal to and in exchange for the number of shares not redeemed and represented by the Series A Preferred Stock certificate so surrendered.

         (h) If a share of Series A Preferred Stock is redeemed subsequent to a Dividend Record Date with respect to any Dividend Payment Date and on or prior to such Dividend Payment Date, then the accrued dividends payable on such Dividend Payment Date will be paid to the person in whose name such share of Series A Preferred Stock is registered at the close of business on such Dividend Record Date.

    11. Method of Payments.

            The Company may make any dividend payments in cash with respect to any dividend period beginning after __________, 2005. Any dividends not paid in cash on a current basis on the applicable Dividend Payment Date with respect to all periods after __________, 2005, and all dividends with respect to periods prior to __________, 2005, shall not be paid in cash but rather shall constitute Accumulated Dividends. No payment may be made in respect of Accumulated Dividends as dividends. Rather, Accumulated Dividends shall be added to the Liquidation Preference. Dividends may not be paid by delivery of shares of Series A Preferred Stock.

    12. Conversion.

         (a) Subject to and upon compliance with the provisions of this Certificate of Designation, at the option of the holder thereof, any share of Series A Preferred Stock may be converted at any time into a number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100 of a share) equal to (i) the then effective Liquidation Preference thereof plus accrued and unpaid dividends to the date of conversion divided by (ii) the Conversion Price in effect at the time of conversion. Such conversion right shall expire at the close of business on the Business Day next preceding the Mandatory Redemption Date. In case a share of Series A Preferred Stock is called for redemption, such conversion right in respect of the share so called shall expire at the close of business on the Business Day next preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption.

            The Conversion Price shall initially be $28.00 per share of Common Stock. The Conversion Price shall be adjusted in certain instances as provided in Section 12(d) and Section 12(e).

         (b) In order to exercise the conversion privilege, the holder of any share of Series A Preferred Stock to be converted shall surrender the certificate for such share, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose, accompanied by written notice to the Company at such office or agency that the holder elects to convert such share or, if fewer than all the shares of Series A Preferred Stock represented by a single share certificate are to be converted, the number of shares represented thereby to be converted.

            Shares of Series A Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such shares for conversion in accordance with the foregoing provisions, and at such time the rights of the holders of such shares as holders shall cease, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of Common Stock issuable upon conversion.

            In the case of any conversion of fewer than all the shares of Series A Preferred Stock evidenced by a certificate, upon such conversion the Company shall execute and the Registrar shall countersign and deliver to the holder thereof, at the expense of the Company, a new certificate or certificates representing the number of unconverted shares of Series A Preferred Stock.

         (c) No fractional shares of Common Stock shall be issued upon the conversion of a share of Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any share of Series A Preferred Stock, the Company shall round down to the nearest whole share if such fraction is an amount less than 0.5 and round up to the nearest whole share if such fraction is an amount equal to or greater than 0.5 and shall issue the appropriate number of full shares of Common Stock which shall be issuable upon conversion in accordance with the foregoing.

         (d) The Conversion Price shall be adjusted from time to time by the Company as follows:

                  (i) If the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding shares of Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Common Stock Record Date (as defined in Section 12(d)(vi)) fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Common Stock Record Date. If any dividend or distribution of the type described in this Section 12(d)(i) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                  (ii) (a) In case the Company shall issue or sell any Common Stock, or securities convertible into or exercisable or exchangeable for shares of Common Stock (other than pursuant to employee stock options or pursuant to other rights and warrants outstanding on the date hereof), for a consideration per share (or, in the case of convertible or exchangeable securities having a conversion or exchange price per share of Common Stock) less than the Current Market Price of the Common Stock on the date of such issuance the Conversion Price in effect immediately prior to such issuance or sale shall be reduced effective as of immediately following such issuance or sale by multiplying such Conversion Price by a fraction,
      (1) the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale and
      (y) the number of shares of Common Stock which the aggregate consideration receivable by the Company for the total number of additional shares of Common Stock so issued or sold (or issuable on conversion, exercise or exchange) would purchase at the Current Market Price in effect immediately prior to such issuance or sale and (2) the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance or sale and the number of additional shares of Common Stock to be issued or sold (or, in the case of convertible or exchangeable securities, issuable on conversion, exercise or exchange);
      (b) If the Company shall offer or issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined in Section 12(d)(viii)) on the Common Stock Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Common Stock Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Common Stock Record Date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock subject to such rights or warrants would purchase at such Current Market Price and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the Common Stock Record Date plus the total number of additional shares of Common Stock subject to such rights or warrants for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Common Stock Record Date fixed for determination of shareholders entitled to purchase or receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account
      (x) any consideration received for such rights or warrants, with the value of such consideration and the amount of such exercise or subscription price, if other than cash, to be determined by the Board of Directors and
      (y) the amount of any exercise price or subscription price required to be paid upon exercise of such warrants or rights.

                  (iii) If the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (iv) If the Company shall, by dividend or otherwise, distribute to all holders of its shares of Common Stock any class of capital stock of the Company (other than any dividends or distributions to which Section 12(d)(i) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants of a type referred to in Section 12(d)(ii)(b) and Spinoff Securities and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation to which Section 12(e) applies) (the foregoing hereinafter in this Section 12(d)(iv) called the "Distributed Securities"), then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Common Stock Record Date (as defined in Section 12(d)(viii) with respect to such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in Section 12(d)(viii)) on such date less the fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive and described in a resolution of the Board of Directors) on such date of the portion of the Distributed Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Common Stock Record Date; provided, however, that, in the event the then fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Common Stock Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of Series A Preferred Stock shall have the right to receive upon conversion of a share of Series A Preferred Stock(or any portion thereof) the amount of Distributed Securities such holder would have received had such holder converted such share of Series A Preferred Stock(or portion thereof) immediately prior to such Common Stock Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 12(d)(iv) by reference to the actual or when issued trading market for any securities constituting all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price pursuant to Section 12(d)(vi) to the extent possible.

            Rights or warrants distributed by the Company to all holders of shares of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Dilution Trigger Event"): (A) are deemed to be transferred with such shares of Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of shares of Common Stock, shall be deemed not to have been distributed for purposes of this Section 12(d)(iv) (and no adjustment to the Conversion Price under this Section 12(d)(iv) shall be required) until the occurrence of the earliest Dilution Trigger Event, whereupon such rights or warrants shall be deemed to have been distributed and an appropriate adjustment to the Conversion Price under this Section 12(d)(iv) shall be made. If any such rights or warrants, including any such existing rights or warrants distributed prior to the first issuance of shares of Series A Preferred Stock, are subject to subsequent events, upon the occurrence of each of which such rights or warrants shall become exercisable to purchase securities, evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants, without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Dilution Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 12(d)(iv) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or

Dilution Trigger Event, as the case may be, as though it were a cash distribution to which this Section 12(d)(iv) were applicable, equal to the per share redemption or repurchase price received by a holder or holders of shares of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of shares of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

            Notwithstanding any other provision of this Section 12(d)(iv) to the contrary, rights, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any shareholder rights plan) shall be deemed not to have been distributed for purposes of this Section 12(d)(iv) if the Company makes proper provision so that each holder of shares of Series A Preferred Stock on the date fixed for determination of shareholders entitled to receive such distribution shall receive upon such distribution, the amount and kind of such distributions that such holder would have been entitled to receive if such holder had, immediately prior to such determination date, converted such share of Series A Preferred Stock into a share of Common Stock.

            For purposes of this Section 12(d)(iv) and Sections 12(d)(i) and
(ii), any dividend or distribution to which this Section 12(d)(iv) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 12(d)(ii) applies (or both), shall be deemed instead to be (A) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which Section 12(d)(ii) applies (and any Conversion Price reduction required by this Section 12(d)(iv) with respect to such dividend or distribution shall then be made) immediately followed by (B) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 12(d)(i) or 12(d)(ii) with respect to such dividend or distribution shall then be made), except that (1) the Common Stock Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "the Common Stock Record Date fixed for such determination" and "the Common Stock Record Date" within the meaning of Section 12(d)(i) and as "the date fixed for the determination of shareholders entitled to receive such rights or warrants", "the Common Stock Record Date fixed for the determination of the share holders entitled to receive such rights or warrants" and "such Common Stock Record Date" for purposes of Section 12(d)(ii), and (2) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" for the purposes of Section 12(d)(i).

                  (v) If a tender offer made by the Company or any of its subsidiaries for all or any portion of the Common Stock expires and such tender offer (as amended upon the expiration thereof) requires the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive and described in a resolution of the Board of Directors) that, combined together with the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive and described in a resolution of the Board of Directors) as of the expiration of such tender offer, of consideration payable in respect of any other tender offers by the Company or any of its subsidiaries for all or any portion of the shares of Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 12(d)(v) has been made, exceeds 5% of the net income of the Company reported for the 12 month period ending with the fiscal quarter next preceding such payment (the "12 Month Net Income") (determined as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended)), then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of a share of Common Stock on the trading day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the shares of Common Stock on the trading day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this Section 12(d)(v) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 12(d)(v).

                  (vi) If the Company effects a Spinoff, the Company shall make appropriate provision so that the holders of Series A Preferred Stock have the right to exchange their shares of Series A Preferred Stock on the effective date of the Spinoff for (a) shares of Exchange Preferred Stock of the Company and (b) shares of Mirror Preferred Stock of the issuer of the Spinoff Securities. The sum of the initial liquidation preference of the shares of Exchange Preferred Stock and Mirror Preferred Stock delivered in exchange for a share of Series A Preferred Stock will equal the Liquidation Preference of, plus accrued and unpaid dividends on, a share of Series A Preferred Stock on the effective date of the Spinoff. The Mirror Preferred Stock will have an aggregate initial liquidation preference equal to the product of the aggregate Liquidation Preference of, plus accrued and unpaid dividends on, the shares of Series A Preferred Stock exchanged therefor and the quotient of (x) the product of the number (or fraction) of Spinoff Securities that would have been receivable upon such Spinoff by a holder of the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock immediately prior to the record date for the Spinoff and the average of the daily Closing Prices of the Spinoff Securities for the period of ten consecutive trading days commencing on the tenth trading day following the effective date of the Spinoff, divided by (y) the sum of the amount determined pursuant to clause (x), plus the fair value of the shares of Common Stock and other securities or property (other than Spinoff Securities) that would have been receivable by a holder of a share of Series A Preferred Stock upon conversion thereof immediately prior to the record date for the Spinoff (such fair value to be determined in the case of Common Stock or other securities with a Closing Price in the same manner as provided in clause
      (x) and otherwise by the Board of Directors in the exercise of its judgment). The shares of Exchange Preferred Stock will have an aggregate initial liquidation preference equal to the difference between the aggregate Liquidation Preference of plus accrued and unpaid dividends on the shares of Series A Preferred Stock exchanged therefor and the aggregate initial liquidation preference of the Mirror Preferred Stock. From and after the effective date of such Spinoff, the holders of any shares of Series A Preferred Stock that have not been exchanged for Mirror Preferred Stock and Exchange Preferred Stock as provided above shall have no conversion rights under these provisions with respect to such Spinoff Securities.

                  (vii) If the Company or a subsidiary of the Company (the applicable of the foregoing being the "Offeror") makes an Exchange Offer, the Offeror shall concurrently therewith make an equivalent offer to the holders of Series A Preferred Stock pursuant to which such holders may tender Series A Preferred Stock, based upon the number of shares of Common Stock into which such tendered shares of Series A Preferred Stock are then convertible (and in lieu of tendering outstanding shares of Common Stock), together with any other consideration that may be required to be tendered pursuant to the Exchange Offer, and receive in exchange therefor, in lieu of Exchange Securities (and other property, if applicable), Mirror Preferred Stock with an aggregate liquidation preference equal to the aggregate Liquidation Preference of plus accrued and unpaid dividends on the shares of Series A Preferred Stock exchanged therefor. Whether or not a holder of Series A Preferred Stock elects to accept the offer and tender Series A Preferred Stock, no adjustment to the Conversion Price will be made in connection with the Exchange Offer. If an Exchange Offer is made as discussed above, the Offeror shall, concurrently with the distribution of the offering circular or prospectus and related documents to holders of Common Stock, provide each holder of Series A Preferred Stock with a notice setting forth the offer described herein and describing the Exchange Offer, the Exchange Securities and the Mirror Preferred Stock. Such notice shall be accompanied by the offering circular, prospectus or similar document provided to holders of Common Stock in respect of the Exchange Offer and a copy of the certificate of designations (or similar document) proposed to be filed by the Offeror in order to establish the Mirror Preferred Stock. No failure to mail the notice contemplated herein or any defect therein or in the mailing thereof shall affect the validity of the applicable Exchange Offer.

                  (viii) For purposes of this Section 12(d), the following terms shall have the meaning indicated:

            "Closing Price" with respect to any securities on any day means the closing sale price as of 4:00 p.m. Eastern Time on such day or any earlier final closing on such day or, if no such sale takes place on such day, the average of the reported high and low bid prices on such day, in each case on the Nasdaq National Market, or the New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such national market or exchange, on the national stock exchange or Commission recognized trading market in the United States on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national stock exchange or Commission recognized trading market in the United States, the average of the high and low bid prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated or a similar generally accepted reporting service in the United States, or, if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors.

            "Common Stock Record Date" means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

            "Current Market Price" means the average of the daily Closing Prices per share of Common Stock for the 10 consecutive trading days immediately prior to the date in question; provided, however, that (A) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12(d)(i), (ii), (iii), (iv), (v) or (vi) occurs during such 10 consecutive trading days, the Closing Price for each trading day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (B) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12(d)(i),
(ii), (iii), (iv),(v) or (vi) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event and (C) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (A) or (B) of this proviso, the Closing Price for each trading day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any good faith determination of such value for purposes of Section 12(d)(iv), whose good faith determination shall be conclusive and described in a resolution of the Board of Directors) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of any computation under Section 12(d)(v), the Current Market Price on any date shall be deemed to be the average of the daily

Closing Prices per share of Common Stock for such day and the next two succeeding trading days; provided, however, that, if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12(d)(i), (ii), (iii),
(iv), (v) or (vi) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date
(1) when used with respect to any issuance or distribution, means the first date on which the shares of Common Stock trade regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective and (3) when used with respect to any tender or exchange offer means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the Expiration Time of such offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 12(d), such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 12(d) and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors.

            "Exchange Offer" means an issuer tender offer (within the meaning of Rule 13e-4(a)(2) of the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, as such Rule is in effect on the date hereof), including, without limitation, one that is effected through the distribution of rights or warrants, made to holders of Common Stock (or to holders of other stock of the Company receivable by a holder of Series A Preferred Stock upon conversion thereof), to issue stock of the Company or of a subsidiary of the Company and/or other property to a tendering stockholder in exchange for shares of Common Stock (or such other stock) validly tendered pursuant to such issuer tender offer.

            "Exchange Preferred Stock" means a series of convertible preferred stock of the Company, having terms, conditions, designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof that are identical, or as nearly so as is practicable in the judgment of the Company's Board of Directors, to those of the Series A Preferred Stock for which such Exchange Preferred Stock is exchanged, except that (a) the liquidation preference will be determined as provided in Section 12(d)(vi), (b) the running of any time periods pursuant to the terms of the Series A Preferred Stock shall be tacked to the corresponding time periods in the Exchange Preferred Stock and (c) the Exchange Preferred Stock will not be convertible into, and the holders will have no conversion rights thereunder with respect to the Spinoff Securities.

            "Exchange Securities" means stock of the Company or of a subsidiary of the Company that is issued in exchange for shares of Common Stock (or other stock of the Company receivable by a holder of Series A Preferred Stock upon conversion thereof) pursuant to an Exchange Offer.

            "Fair Market Value" means the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

            "Mirror Preferred Stock" means convertible preferred stock issued by
(a) in the case of a Spinoff, the issuer of the applicable Spinoff Securities, and (b) in the case of an Exchange Offer, the issuer of the applicable Exchange Securities, and having terms, conditions, designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof that are identical, or as nearly so as practicable in the judgment of the Company's Board of Directors, to those of the Series A Preferred Stock for which such Mirror Preferred Stock is exchanged, except that (i) the liquidation preference will be determined as provided in Sections 12(d)(vi) or 12(d)(vii), as applicable, (ii) the running of any time periods pursuant to the terms of the Series A Preferred Stock shall be tacked to the corresponding time periods in the Mirror Preferred Stock, and (iii) the Mirror Preferred Stock shall be convertible into the kind and amount of Spinoff Securities or Exchange Securities, as applicable, and other securities and property that the holder of Series A Preferred Stock in respect of which such Mirror Preferred Stock is issued pursuant to the terms hereof would have received (x) in the case of a Spinoff, in such Spinoff had such Series A Preferred Stock been converted immediately prior to the record date for such Spinoff and (y) in the case of an Exchange Offer, upon consummation thereof had such Series A Preferred Stock that such holder elects to tender been converted and the shares of Common Stock received upon such conversion been tendered in full pursuant to such Exchange Offer prior to the expiration thereof and the same percentage of such tendered shares had been accepted for exchange as the percentage of validly tendered shares of Common Stock were accepted for exchange pursuant to such Exchange Offer, as the case may be.

            "Spinoff" means the distribution in a transaction that is generally not taxable to the recipients under the Internal Revenue Code of 1986 (as amended or any equivalent successor statute) of stock of a subsidiary of the Company as a dividend to all holders of Common Stock.

            "Spinoff Securities" means stock of a subsidiary of the Company that is distributed to holders of Common Stock in a Spinoff.

                  (ix) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 12(d)(ix) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 12 shall be made by the Company and shall be made to the nearest cent. No adjustment need be made for a change in the par value or no par value of the Common Stock.

                  (x) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Registrar an Officer's Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each holder of shares of Series A Preferred Stock at such holder's last address appearing on the register of holders maintained for that purpose within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

                  (xi) In any case in which this Section 12(d) provides that an adjustment shall become effective immediately after a Common Stock Record Date for an event, the Company may defer until the occurrence of such event issuing to the holder of any share of Series A Preferred Stock converted after such Common Stock Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment.

                  (xii) For purposes of this Section 12(d), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company or by any of its Subsidiaries. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company or by any of its Subsidiaries.

                  (xiii)In the event that a holder of Series A Preferred Stock would be entitled to receive upon conversion thereof any Redeemable Capital Stock and the Company redeems, exchanges or otherwise acquires all of the outstanding shares or other units of such Redeemable Capital Stock (such event being a "Redemption Event"), then, from and after the effective date of such Redemption Event, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to receive upon conversion of such shares, in lieu of shares or units of such Redeemable Capital Stock, the kind and amount of shares of stock and other securities and property receivable upon the Redemption Event by a holder of the number of shares or units of such Redeemable Capital Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to the effective date of such Redemption Event (assuming, to the extent applicable, that such holder failed to exercise any rights of election with respect thereto and received per share or unit of such Redeemable Capital Stock the kind and amount of stock and other securities and property received per share or unit by a plurality of the non-electing shares or units of such Redeemable Capital Stock), and (from and after the effective date of such Redemption Event) the holders of the Series A Preferred Stock shall have no other conversion rights under these provisions with respect to such Redeemable Capital Stock. For purposes of this Section 12(d)(xiii) "Redeemable Capital Stock" means a class or series of capital stock of the Company that provides by its terms a right in favor of the Company to call, redeem, exchange or otherwise acquire all of the outstanding shares or units of such class or series.

         (e) In case of any consolidation of the Company with, or merger of the Company into, any other Person, or in case of any merger of another Person into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), or in case of any sale, conveyance or transfer of all or substantially all the assets of the Company, the holder of each share of Series A

Preferred Stock shall have the right thereafter, during the period such share of Series A Preferred Stock shall be convertible as specified in Section 12(a), to convert such share of Series A Preferred Stock into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by a holder of the number of shares of Common Stock of the Company into which such share of Series A Preferred Stock might have been converted immediately prior to such consolidation, merger, conveyance or transfer, assuming such holder of shares of Common Stock of the Company failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer (provided that, if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer is not the same for each share of Common Stock of the Company in respect of which such rights of election shall not have been exercised ("nonelecting share"), then for the purpose of this Section 12 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). Such securities shall provide for adjustments which, for events subsequent to the effective date of the triggering event, shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 12. The above provisions of this Section 12 shall similarly apply to successive consolidations, mergers, conveyances or transfers.

         (f) In case:

                  (i) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its earned surplus; or

                  (ii) the Company shall authorize the granting to all holders of its shares of Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                  (iii) of any reclassification of the Common Stock (other than a subdivision or combination of the Company's outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale, conveyance or transfer of all or substantially all the assets of the Company; or

                  (iv) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

                  (v) the Company shall take any other action referred to in this Section 12;

            then the Company shall cause to be filed with the Registrar and at each office or agency maintained for the purpose of conversion of shares of Series A Preferred Stock, and shall cause to be mailed to all holders at their last addresses as they shall appear in the shares of Series A Preferred Stock Register, at least 20 Business Days (or 10 Business Days in any case specified in clause (i) or (ii) above) prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give the notice required by this Section 12(f) or any defect therein shall not affect the legality or validity of any dividend, distribution, right, warrant, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up, or the vote upon any such action.

         (g) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of shares of Series A Preferred Stock, the full number of shares of Common Stock then issuable upon the conversion of all outstanding shares of Series A Preferred Stock.

         (h) The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holder of the share of Series A Preferred Stock or shares of Series A Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid or is not payable.

    13. Change of Control.

         (a) Upon the occurrence of a Change of Control, the Company shall have the right, but not the obligation, to offer (the "Change of Control Offer") to repurchase all, but not less than all, of the shares of Series A Preferred Stock at a purchase price per share in cash equal to 101% of the Liquidation Preference of each share of Series A Preferred Stock repurchased (after giving effect to the Special Dividend, if applicable), plus an amount equal to 101% of all dividends accrued and unpaid thereon to the date fixed for repurchase (the "Change of Control Purchase Amount"). Within 20 days following the Change of Control Date, the Company shall mail a notice to each holder of shares of Series A Preferred Stock (with a copy to the Registrar) describing the transaction or transactions that constitute the Change of Control and, if the Company so elects, offering to repurchase shares of Series A Preferred Stock on a date specified in such notice (the "Change of Control Purchase Date"), which date shall be no earlier than 90 days and no later than 120 days from the date such notice is mailed, pursuant to the procedures required by Section 10 and described in such notice. The failure of the Company to make such Change of Control Offer within such 20-day period shall constitute an irrevocable waiver of the Company's right to make such Change of Control Offer solely with the respect to the relevant Change of Control and shall result in the dividend rate on the Series A Preferred Stock referred to in Section 6 hereof being increased to 16% effective as of the Change of Control Date. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of the Series A Preferred Stock as a result of a Change of Control.

         (b) On the Change of Control Purchase Date, the Company shall, to the extent lawful:

                  (i) accept for payment all shares of Series A Preferred Stock properly tendered pursuant to the Change of Control Offer;

                  (ii) deposit with the paying agent an amount equal to the Change of Control Purchase Amount in respect of all shares of Series A Preferred Stock so tendered; and

                  (iii) deliver or cause to be delivered to the Registrar all certificates for shares of Series A Preferred Stock so accepted together with an officer's certificate stating the aggregate number of shares being purchased by the Company.

         (c) The paying agent shall promptly mail to each holder of shares of Series A Preferred Stock so tendered the Change of Control Purchase Amount for such shares of Series A Preferred Stock, and the Registrar shall promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new certificate for any shares of Series A Preferred Stock not tendered that are represented by the surrendered certificate. The Company shall notify each holder of Series A Preferred Stock the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

         (d) The provisions of this paragraph that permit the Company to make a Change of Control Offer shall be applicable regardless of whether any other provisions of this certificate are applicable. Except as set forth in this paragraph, no holder of shares of Series A Preferred Stock shall have any right to require the Company to repurchase or redeem the shares of Series A Preferred Stock in the event of a takeover, recapitalization or other similar transaction.

    14. Purchase Offer.

         (a) If the Company shall elect not to make, or shall fail to make, the Change of Control Offer following the occurrence of a Change of Control pursuant to Section 13 hereof within the 20-day period specified therein, then in addition to the redemption rights that the Company may exercise pursuant to
Section 10 hereof after _____, 2005, the Company shall also have the right (but not the obligation), (i) at any time and from time to time prior to ______, 2005, to offer (the "Purchase Offer") to repurchase all, but not less than all, of the outstanding shares of Series A Preferred Stock at a purchase price per share in cash equal to 101% of the Liquidation Preference of each share of Series A Preferred Stock repurchased (after giving effect to the Special Dividend, if any), plus an amount equal to 101% of all dividends accrued and unpaid thereon from the last Dividend Payment Date to the date fixed for repurchase (the "Purchase Payment") and (ii) at any time and from time to time following _______, 2005, to make a Purchase Offer to repurchase all, but not less than all, of the outstanding shares of Series A Preferred Stock at a purchase price per share in cash equal to 100% of the Liquidation Preference of each share of Series A Preferred Stock repurchased (after giving effect to the

Special Dividend, if any), plus an amount equal to 100% of all dividends accrued and unpaid thereon from the last Dividend Payment Date to the date fixed for repurchase (the "Par Purchase Payment"). If the Company elects to make a Purchase Offer, the Company shall mail a notice to each holder of shares of Series A Preferred Stock (with a copy to the Registrar) offering to repurchase shares of Series A Preferred Stock on a date specified in such notice (the "Purchase Payment Date"), which date shall be no earlier than 90 days and no later than 120 days from the date such notice is mailed, pursuant to the procedures required by Section 6 and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of the Series A Preferred Stock hereunder.

         (b) On the Purchase Payment Date, the Company shall, to the extent lawful:

                  (i) accept for payment all shares of Series A Preferred Stock properly tendered pursuant to the Purchase Offer;

                  (ii) deposit with the paying agent an amount equal to the Purchase Payment or the Par Purchase Payment, as applicable, in respect of all shares of Series A Preferred Stock so tendered; and

                  (iii) deliver or cause to be delivered to the Registrar all certificates for shares of Series A Preferred Stock so accepted together with an officer's certificate stating the aggregate number of shares being purchased by the Company.

         (c) The paying agent shall promptly mail or transmit by wire transfer to each holder of shares of Series A Preferred Stock so tendered the Purchase Payment or the Par Purchase Payment, as applicable, for such shares of Series A Preferred Stock, and the Registrar shall promptly authenticate and mail (or cause to be transferred by book entry) to each such holder a new certificate for any shares of Series A Preferred Stock not tendered that are represented by the surrendered certificate. The Company shall notify the holders of Series A Preferred Stock the results of the Purchase Offer on or as soon as practicable after the Purchase Payment Date.

         (d) If a holder of shares of Series A Preferred Stock elects not to, or otherwise fails to, properly tender shares of Series A Preferred Stock into the Purchase Offer, then with respect to each share of Series A Preferred Stock that such holder fails to tender, any dividends applicable to periods following the expiration of the Purchase Offer with respect to each such share shall be computed at a rate of eight percent (8%) per annum.

    15. Special Covenant.

            Without the vote of consent of the holders of a majority of the then Outstanding shares of Series A Preferred Stock, the Company shall not make, or permit any of its subsidiaries to make, any material capital expenditures, acquisitions or divestitures outside the ordinary course of business unless such expenditures, acquisitions or divestitures were otherwise approved by the Board of Directors (including the affirmative vote of at least one director elected by either the HMTF Holders or the Liberty Holders).

    16. SEC Reports; Reports by Company.

            So long as any shares of Series A Preferred Stock are outstanding, the Company shall file with the SEC and, within 15 days after it files them with the SEC, with the Registrar and, if requested, furnish to each holder of shares of Series A Preferred Stock all annual and quarterly reports and the information, documents, and other reports that the Company is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act ("SEC Reports"). In the event the Company is not required or shall cease to be required to file SEC Reports, pursuant to the Exchange Act, the Company will nevertheless file such reports with the SEC (unless the SEC will not accept such a filing). Whether or not required by the Exchange Act to file SEC Reports with the SEC, so long as any shares of Series A Preferred Stock are Outstanding, the Company will furnish or cause to be furnished reports equivalent to the SEC Reports to the holders of shares of Series A Preferred Stock.

    17. Definitions.

            For purposes of this Certificate of Designation, the following terms shall have the meaning set forth below:

            "Accumulated Dividends" has the meaning set forth in Section 6.

            "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided that neither AT&T Corp. ("AT&T") nor any subsidiary of AT&T which is not included in AT&T's Liberty Media Group (as defined in AT&T's Certificate of Incorporation) will be deemed to be an Affiliate of Liberty.

            "Board of Directors" has the meaning set forth in the Recitals.

            "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to be closed.

            "By-laws" has the meaning set forth in the Recitals.

            "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and/or non-voting) of such person's capital stock, whether outstanding on the Closing Date or issued after the Closing Date, and any and all rights (other than any evidence of indebtedness) or warrants exercisable or exchangeable for or convertible into such capital stock.

            "Certificate of Incorporation" has the meaning set forth in the recitals.

            "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Capital Stock of the Company or (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which the holders of the outstanding Voting Capital Stock of the Company immediately prior to such transaction hold less than 50% of the outstanding Voting Capital Stock of the surviving or transferee company or its parent company immediately after such transaction or immediately after such transaction any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Capital Stock of the surviving or transferee company or its parent company or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office or (d) any transaction subject to Rule 13e-3 under the Exchange Act if following such Rule 13e-3 transaction a person or group (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) owns more than 50% of the total Voting Capital Stock of the Company. Notwithstanding the foregoing, any form of business combination between the Company and Teligent, Inc. within the 24 month period following the Closing Date shall not be deemed to be a Change of Control, unless after the date hereof and prior to such business combination, there shall have occurred a "Teligent Change of Control." For the purposes hereof, a Teligent Change of Control shall have the same meaning as a Change of Control, substituting Teligent, Inc. for the Company in such definition; provided, however, that a Teligent Change of Control shall not occur with respect to any event or circumstance that involves an acquiror, 25% or more of the Voting Capital Stock of which is beneficially owned by any member of the HMTF Group or Liberty.

            "Change of Control Date" has the meaning set forth in Section 6(b).

            "Closing Date" means the Closing Date under the Purchase
Agreement.

            "Closing Price" has the meaning set forth in Section 12(d)(viii).

            "Common Stock Record Date" has the meaning set forth in Section 12(d)(viii).

            "Common Stock" means the common stock of the Company, par value $.01 per share and capital stock of any other class or series into which the Common Stock may hereafter be changed.

            "Company" has the meaning set forth in the Recitals and includes any successor to the Company hereunder.

            "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary.

            "Conversion Agent" has the meaning set forth in Section 5(a).

            "Conversion Price" means the price at which shares of Common Stock shall be delivered upon conversion.

            "Current Market Price" has the meaning set forth in Section 12(d)(viii).

            "Dilution Trigger Event" has the meaning set forth in Section 12(d)(iv).

            "Distributed Securities" has the meaning set forth in Section 12(d)(iv).

            "Dividend Payment Date" shall mean the last day of ______, _______, __________ and _______ of each year, commencing __________, 2000, or the next succeeding Business Day if any such day is not a Business Day.

            "Dividend Period" shall mean the period from and including the Closing Date to but excluding the first Dividend Payment Date and thereafter each quarterly period from and including a Dividend Payment Date to but excluding the next Dividend Payment Date.

            "Dividend Record Date" has the meaning set forth in Section 7(a).

            "Exchange Offer" has the meaning set forth in Section 12(d)(vi).

            "Exchange Preferred Stock" has the meaning set forth in Section 12(d)(viii).

            "Exchange Securities" has the meaning set forth in Section 12(d)(viii).

            "Expiration Time" has the meaning set forth in Section 12(d)(v).

            "Fair Market Value" has the meaning set forth in Section
12(d)(viii).

            "Junior Shares" has the meaning set forth in Section 9(a).

            "Liquidation Preference" means an amount initially equal to $1,000 per share of Series A Preferred Stock, subject to increase in accordance with
Section 6, Section 7 and Section 11 hereof, including, without limitation, by the addition of Accumulated Dividends and, if applicable, the Special Dividend.

            "Mandatory Redemption Date" has the meaning set forth in Section 10(b); provided, however, that if such date shall not be a Business Day, then such date shall be the next Business Day.

            "Mirror Preferred Stock" has the meaning set forth in Section 12(d)(viii).

            "Nonelecting Share" has the meaning set forth in Section 12(e).

            "Odd-lot Redemption" has the meaning set forth in Section 10(c).

            "Officers' Certificate" means a certificate of the Company signed in the name of the Company by its Chairman of the Board, its President or a Vice President and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary.

            "Optional Redemption" has the meaning set forth in Section 10(a).

            "Optional Redemption Date" has the meaning set forth in Section
10(a).

            "Outstanding" means when used with respect to shares of Series A Preferred Stock, as of the date of determination, all shares of Series A Preferred Stock theretofore authenticated and delivered under this Certificate of Designation, except (a) shares of Series A Preferred Stock theretofore converted into shares of Common Stock in accordance with Section 12 and shares of Series A Preferred Stock theretofore canceled by the Registrar or delivered to the Registrar for cancellation; (b) shares of Series A Preferred Stock for whose payment or redemption money in the necessary amount has been theretofore deposited with the Registrar or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the holders of such shares of Series A Preferred Stock; provided that, if such shares of Series A Preferred Stock are to be redeemed, notice of such redemption has been duly given pursuant to this Certificate of Designation or provision therefor satisfactory to the Registrar has been made; and (c) shares of Series A Preferred Stock in exchange for or in lieu of which other shares of Series A Preferred Stock have been authenticated and delivered pursuant to this Certificate of Designation; provided, however, that, in determining whether the holders of the shares of Series A Preferred Stock have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, shares of Series A Preferred Stock owned by the Company or any other obligor upon the shares of Series A Preferred Stock or any subsidiary of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Registrar shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only shares of Series A Preferred Stock which the Registrar has actual knowledge of being so owned shall be so disregarded.

            "Parity Shares" has the meaning set forth in Section 9(a).

            "Paying Agent" has the meaning set forth in Section 5(a).

            "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

            "Preferred Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such person's preferred or preference stock, whether now outstanding or issued after the date hereof, including all series and classes of such preferred or preference stock.

            "Purchase Agreement" means the Preferred Stock and Warrant Purchase Agreement dated as of February 27, 2000, among the Company and the Purchasers named therein, as it may be amended from time to time.

            "Purchased Shares" has the meaning set forth in Section 12(d)(v).

            "Redemption Date" has the meaning set forth in Section 10(d).

            "Redemption Notice" has the meaning set forth in Section 10(d).

            "Redemption Price" has the meaning set forth in Section 10(a).

            "Registrar" has the meaning set forth in Section 3.

            "Registration Rights Agreement" means the Registration Rights Agreement dated as of [ ] __, 2000, among the Company and the Purchasers.

            "Restricted Shares Legend" has the meaning set forth in Section
4(a).

            "SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the adoption of this Certificate of Designation such commission is not existing and performing the duties now assigned to it, then the body performing such duties at such time.

            "SEC Reports" has the meaning set forth in Section 16.

            "Securities Act" has the meaning set forth in Section 4(a).

            "Senior Shares" has the meaning set forth in Section 9(a).

            "Series A Preferred Stock" has the meaning set forth in Section 1.

            "Special Dividend" means, with respect to each share of Series A Preferred Stock, the difference between (i) $1,485.95 (as such number shall be appropriately adjusted for stock splits, stock dividends or similar events affecting the Series A Preferred Stock) and (ii) the amount of the actual Liquidation Preference of such share immediately prior to the Change of Control Date.

            "Voting Capital Stock" means with respect to any Person, securities of any class or classes of Capital Stock in such Person ordinarily entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable governing body of such Person.

18.   No Reissuances.

            Any share of Series A Preferred Stock that is purchased, redeemed or otherwise acquired by the Company or any subsidiary shall be cancelled and restored to the status of authorized but unissued Preferred Stock but shall not be reissued as Series A Preferred Stock.

            IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be duly executed by H. Don Teague, Executive Vice President of the Company, this __ day of __________, 2000.

                                    ICG COMMUNICATIONS, INC.

                                       By:
                                          -----------------------------------
                                          Name:   H. Don Teague
                                          Title:  Executive Vice President

                                                                       EXHIBIT A

                                FACE OF SECURITY

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, UNLESS SO REGISTERED, THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.

Number: ____                                                    Number of Shares
                                                                     ____ Shares
                                                           CUSIP NO.: {        }

                   8% SERIES A CONVERTIBLE PREFERRED STOCK

                                    DUE 2015

                                       OF

                            ICG COMMUNICATIONS, INC.

            ICG COMMUNICATIONS, INC., a company organized under the laws of Delaware (the "Company"), hereby certifies that {HOLDER} (the "Holder") is the registered owner of fully paid and non-assessable preference securities of the Company designated the 8% Series A Convertible Preferred Stock due 2015, par value U.S.$0.01 and initial liquidation preference U.S. $1,000 per share (the "Preferred Stock"). The shares of Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designation of the Company dated __________ __, 2000, as the same may be amended from time to time in accordance with its terms (the "Preferred Stock Certificate of Designation"). Capitalized terms used herein but not defined shall have the meaning given them in the Preferred Stock Certificate of Designation. The Company will provide a copy of the Preferred Stock Certificate of Designation to a Holder without charge upon written request to the Company at its principal place of business.

            Reference is hereby made to select provisions of the Preferred Stock set forth on the reverse hereof, and to the Preferred Stock Certificate of Designation, which select provisions and the Preferred Stock Certificate of Designation shall for all purposes have the same effect as if set forth at this place.

            Upon receipt of this certificate, the Holder is bound by the Preferred Stock Certificate of Designation and is entitled to the benefits thereunder.

            Unless the Transfer Agent's valid counter-signature appears hereon, the shares of Preferred Stock evidenced hereby shall not be entitled to any benefit under the Preferred Stock Certificate of Designation or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has executed this certificate as of the date set forth below.

                                    ICG COMMUNICATIONS, INC.

                                    By:
                                       ---------------------------------
                                         Name:
                                         Title:

{Seal}

                                    By:
                                       ---------------------------------
                                         Name:
                                         Title:

Dated:

                               REVERSE OF SECURITY

                            ICG COMMUNICATIONS, INC.

                   8% Series A Convertible Preferred Stock
                                    due 2015

            Dividends on each share of Preferred Stock shall be payable at a rate per annum set forth on the face hereof or as provided in the Preferred Stock Certificate of Designation. Subject to the limitations set forth in
Section 11 of the Preferred Stock Certificate of Designation, dividends may be paid, at the option of the Company, in cash.

            The shares of Preferred Stock shall be redeemable as provided in the Preferred Stock Certificate of Designation. The shares of Preferred Stock shall be convertible into the Company's Common Stock in the manner and according to the terms set forth in the Preferred Stock Certification of Designation.

            The Company shall furnish to any Holder upon request and without charge, a copy of the voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Company so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the class or series of shares of the Company.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Preferred Stock evidenced hereby to:

(Insert assignee's social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

Date:                               Signature:
      ------------------------------          --------------------------------
(Sign exactly as your name appears on the other side of this Convertible Preferred Stock Certificate)

Signature Guarantee:*
                     ------------------------------------

            *Signature must be guaranteed by an "eligible guarantor institution" (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934.

                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder in order to Convert the Preferred Stock)

The undersigned hereby irrevocably elects to convert (the "Conversion") _________ shares of 8% Series A Convertible Preferred Stock due 2015 (the "Preferred Stock"), represented by stock certificate No(s). ______________ (the "Preferred Stock Certificates") into shares of common stock, par value U.S. $.01 per share ("Common Stock"), of ICG Communications, Inc. (the "Company") according to the conditions of the Certificate of Designation establishing the terms of the Preferred Stock (the "Preferred Stock Certificate of Designation"), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).*

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933 (the "Act"), or pursuant to an exemption from registration under the Act.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Preferred Stock Certificate of Designation.

Date of Conversion:
                     -----------------------------------------------

Applicable Conversion Price:
                              --------------------------------------

Number of shares of Preferred Stock to be Converted:
                                                      --------------------------

Number of shares of Common Stock to be Issued:
                                                      --------------------------

Signature:
              ------------------------------------------------------

Name:
              ------------------------------------------------------

Address:
              ------------------------------------------------------

Fax No.:
              ------------------------------------------------------

            *The Company is not required to issue shares of Common Stock until the original Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or its Transfer Agent. The Company shall issue and deliver shares of Common Stock to an overnight courier not later than three business days following receipt of the original Preferred Stock Certificate(s) to be converted.

            **Address where shares of Common Stock and any other payments or certificates shall be sent by the Company.

                                    EXHIBIT C

                      FORM OF REGISTRATION RIGHTS AGREEMENT

================================================================================






                          REGISTRATION RIGHTS AGREEMENT

                                     between

                            ICG COMMUNICATIONS, INC.

                                       AND

                       THE PURCHASERS LISTED ON SCHEDULE I





                             dated ________ __, 2000





================================================================================

                                TABLE OF CONTENTS

Article I Definitions........................................................1
   1.1 Definitions...........................................................1
   1.2 Internal References...................................................3

Article II Registration Rights...............................................3
   2.1 Demand Registration...................................................3
   2.2 Piggyback Registration................................................6
   2.3 Shelf Registration....................................................7

Article III Registration Procedures..........................................9
   3.1 Filings; Information..................................................9
   3.2 Registration Expenses................................................13

Article IV Indemnification and Contribution.................................14
   4.1 Indemnification by the Company.......................................14
   4.2 Indemnification by Selling Holders...................................14
   4.3 Conduct of Indemnification Proceedings...............................15
   4.4 Contribution.........................................................15

Article V Miscellaneous.....................................................16
   5.1 Participation in Underwritten Registrations..........................16
   5.2 Rule 144.............................................................17
   5.3 Holdback Agreements..................................................17
   5.4 Termination..........................................................17
   5.5 Amendments, Waivers, Etc.............................................18
   5.6 Counterparts.........................................................18
   5.7 Entire Agreement.....................................................18
   5.8 Governing Law........................................................18
   5.9 Assignment of Registration Rights....................................18

                                             This REGISTRATION RIGHTS AGREEMENT
                                    (the "Agreement"), is made as of
                                    _____________, 2000, by and between ICG
                                    Communications, Inc., a Delaware corporation
                                    (the "Company") and the entities listed on
                                    Schedule I to this Agreement.

            WHEREAS, the Company, Liberty Media Corporation, the Initial HMTF Holders (as defined below) and Gleacher/ICG Investors LLC entered into a Preferred Stock and Warrant Purchase Agreement dated as of February 27, 2000 (the "Stock Purchase Agreement");

            WHEREAS, it is a condition precedent to the closing of the transactions contemplated in the Stock Purchase Agreement that the parties hereto execute and deliver this Agreement;

            NOW THEREFORE, in consideration of the premises, mutual promises and covenants contained in this Agreement and intending to be legally bound, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   Definitions

1.1   Definitions.

      Terms defined in the Stock Purchase Agreement are used herein as therein defined except as otherwise indicated below. In addition, the following terms, as used herein, have the following meanings:

            "Commission" means the Securities and Exchange Commission.

            "Demand Registration" means a registration under the Securities Act requested in accordance with Section 2.1.

            "Gleacher Holder" means Gleacher/ICG Investors LLC.

            "HMTF Holders" means the Initial HMTF Holders and any direct or indirect transferee of any Registrable Securities initially held by the Initial HMTF Holders.

            "Holders" means, collectively, the HMTF Holders, the Liberty Holders and the Gleacher Holder (including their respective Affiliates) and any direct or indirect transferee of any Registrable Securities held by any of such Persons.

            "Initial Amount," on any particular date and with respect to the Liberty Holders or the HMTF Holders, as applicable, means the number of shares of Common Stock that would have been issuable on such date upon conversion of all of the shares of Series A Preferred Stock issued to the Liberty Holders or the HMTF Holders, respectively, on the Closing Date (as adjusted for stock splits, stock dividends and similar events affecting the Series A Preferred Stock).

            "Initial HMTF Holders" means HM4 ICG Qualified Fund, LLC, HM4 ICG Private Fund, LLC, HM PG-IV ICG, LLC, HM 4-SBS ICG Coinvestors, LLC, HM 4-EQ ICG Coinvestors, LLC, and HMTF Bridge ICG, LLC.

            "Liberty Holders" means Liberty and each of its Affiliates.

            "Piggyback Registration" has the meaning set forth in Section 2.2.

            "Registrable Common Stock" means (a) shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock purchased pursuant to the Stock Purchase Agreement, plus any additional shares of Series A Preferred Stock issued in respect thereof in connection with any stock split, stock dividend or similar event with respect to the Series A Preferred Stock, plus any additional shares of Common Stock issued with respect to such issued shares of Common Stock in connection with any stock splits, stock dividends, or similar events with respect to the Common Stock, (b) shares of Common Stock issued or issuable upon exercise of the Warrants, plus any additional shares of Common Stock issued in respect of such issued shares of Common Stock in connection with any stock split, stock dividend or similar event with respect to the Common Stock and (c) any shares of Common Stock owned by a Holder that are restricted securities within the meaning of Rule 144 or all such shares if such Holder reasonably believes at such time that it may be deemed to be an "affiliate" (as that term is defined in Rule 144) of the Company.

            "Registrable Securities" means (a) the Registrable Common Stock and
(b) any securities of the Company or any successor entity into which Registrable Common Stock may hereafter be converted or changed. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement, (ii) such securities shall have been transferred pursuant to Rule 144, (iii) such securities shall have been otherwise transferred or disposed of, and new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company, and subsequent transfer or disposition of them shall not require their registration or qualification under the Securities Act or any similar state law then in force, or (iv) such securities shall have ceased to be outstanding.

            "Requesting Holders" means the Holders requesting a Demand Registration, and shall include parties deemed "Requesting Holders" pursuant to
Section 2.1(a)(iv).

            "Rule 144" means Rule 144 (or any successor rule of similar effect) promulgated under the Securities Act.

            "Selling Holder" means any Holder who is selling Registrable Securities pursuant to a public offering registered hereunder.

            "Series A Preferred Stock" means the Company's 8% Series A Convertible Preferred Stock, par value $0.01 per share.

            "Shelf Registration" has the meaning set forth in Section 2.3(b).

            "Underwriter" means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

            "Warrants" means the Warrants (as defined in the Stock Purchase Agreement) to purchase Common Stock.

1.2   Internal References

      Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement, and references to the parties shall mean the parties to the Stock Purchase Agreement.

                                   Article II

                               Registration Rights

2.1   Demand Registration

         (a)

                  (i) Holders of a majority of the Registrable Securities held by the HMTF Holders may make up to three (3) written requests for a Demand Registration of all or any part of the Registrable Securities held by the HMTF Holders and their direct or indirect transferees; provided, that (A) each such Demand Registration by the HMTF Holders must be in respect of Registrable Securities with a fair market value of at least $50,000,000 or all of the Registrable Securities held by the requesting HMTF Holders if the aggregate fair market value of all of such Registrable Securities is less than $50,000,000 and (B) the HMTF Holders shall not be entitled to a Demand Registration if, during the 120 days preceding such request, the HMTF Holders had requested a Demand Registration unless the Company preempted such Demand Registration in accordance with Section 2.1(e) or the Company postponed the filing thereof in accordance with Section 3.1(a) and the requesting HMTF Holders withdrew the request for such Demand Registration. Upon exercise of all or any portion of the Warrants held by the HMTF Holders, the Holders of a majority of the Registrable Securities held by the HMTF Holders may make one (1) additional written request for a Demand Registration, subject to the proviso set forth in the foregoing sentence.

                  (ii) Holders of a majority of the Registrable Securities held by the Liberty Holders may make up to six (6) written requests for a Demand Registration of all or any part of the Registrable Securities held by the Liberty Holders and their direct or indirect transferees; provided, that (A) each such Demand Registration by the Liberty Holders must be in respect of Registrable Securities with a fair market value of at least $50,000,000 or all of the Registrable Securities held by the requesting Liberty Holders if the aggregate fair market value of all of such Registrable Securities is less than $50,000,000, and (B) the Liberty Holders shall not be entitled to a Demand Registration if, during the 120 days preceding such request, the Liberty Holders had requested a

      Demand Registration unless the Company preempted such Demand Registration in accordance with Section 2.1(e) or the Company postponed the filing thereof in accordance with Section 3.1(a) and the requesting Liberty Holders withdrew the request for such Demand Registration. Upon exercise of all or any portion of the Warrants held by the Liberty Holders, the Holders of a majority of the Registrable Securities held by the Liberty Holders may make up to two (2) additional written requests for a Demand Registration, subject to the proviso set forth in the foregoing sentence.

                  (iii) Any request for a Demand Registration will specify the aggregate number of shares of Registrable Securities proposed to be sold by the Requesting Holders and will also specify the intended method of disposition thereof. A registration will not count as a Demand Registration until it has become effective. Should a Demand Registration not become effective due to the failure of a Holder to perform its obligations under this Agreement or the inability of the Requesting Holders to reach agreement with the Underwriters for the proposed sale on price or other customary terms for such transaction, or in the event the Requesting Holders withdraw or do not pursue the request for the Demand Registration (in each of the foregoing cases, provided that at such time the Company is in compliance in all material respects with its obligations under this Agreement), then, subject to Section 2.1(b), such Demand Registration shall be deemed to have been effected (provided that (i) if, the Demand Registration does not become effective because a material adverse change has occurred, or is reasonably likely to occur, in the condition (financial or otherwise), business, assets or results of operations of the Company and its subsidiaries taken as a whole subsequent to the date of the written request made by the Requesting Holders (ii) if the Company withdraws the Demand Registration for any reason or preempts the request for the Demand Registration or (iii) if, after the Demand Registration has become effective, an offering of Registrable Securities pursuant to a registration is interfered with by any stop order, injunction, or other order or requirement of the Commission or other governmental agency or court or (iv) if the Demand Registration is withdrawn at the request of the Requesting Holders pursuant to Section 2.1(f) or Section 3.1(a), then the Demand Registration shall not be deemed to have been effected and will not count as a Demand Registration).

                  (iv) Upon receipt of any request for a Demand Registration by holders of a majority of the Registrable Securities held by the HMTF Holders or the Liberty Holders, as the case may be, the Company shall promptly (but in any event within ten (10) days) give written notice of such proposed Demand Registration to the HMTF Holders, in the case of a request by an HMTF Holder, and to the Liberty Holders, in the case of a request by a Liberty Holder, and all such HMTF Holders or Liberty Holders, as the case may be (including their respective direct or indirect transferees) shall have the right, exercisable by written notice to the Company within twenty (20) days of their receipt of the Company's notice, to elect to include in such Demand Registration such portion of their Registrable Securities as they may request. All such Holders requesting to have their Registrable Securities included in a Demand Registration in accordance with the preceding sentence shall be deemed to be "Requesting Holders" for purposes of this Section 2.1.

         (b) In the event that the Requesting Holders withdraw or do not pursue a request for a Demand Registration and, pursuant to Section 2.1(a) hereof, such Demand Registration is deemed to have been effected, the Holders may reacquire such Demand Registration (such that the withdrawal or failure to pursue a request will not count as a Demand Registration hereunder) if the Selling Holders reimburse the Company for any and all Registration Expenses incurred by the Company in connection with such request for a Demand Registration that was withdrawn or not pursued.

         (c) If the Requesting Holders so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of a "firm commitment" underwritten offering. A majority in interest of the Requesting Holders shall have the right to select the managing Underwriters and any additional investment bankers and managers to be used in connection with any offering under this Section 2.1, subject to the Company's approval, which approval shall not be unreasonably withheld.

         (d) The Requesting Holders will inform the Company of the time and manner of any disposition of Registrable Common Stock, and agree to reasonably cooperate with the Company in effecting the disposition of the Registrable Common Stock in a manner that does not unreasonably disrupt the public trading market for the Common Stock; provided, however, that the Holders' only right to a shelf registration statement shall be pursuant to Section 2.3.

         (e) The Company will have the right to preempt any Demand Registration with a primary registration by delivering written notice (within seven business days after the Company has received a request for such Demand Registration) of such intention to the Requesting Holders indicating that the Company has identified a specific business need and use for the proceeds of the sale of such securities and had contemplated such sale of securities prior to receiving the Requesting Holders' notice, and the Company shall use commercially reasonable efforts to effect a primary registration within 90 days of such notice. In the ensuing primary registration, the Holders will have such piggyback registration rights as are set forth in Section 2.2 hereof. Upon the Company's preemption of a requested Demand Registration, such requested registration will not count as the Holders' Demand Registration. If the Company thereafter decides to abandon its intention to pursue such sale of securities, it shall give notice thereof to any preempted Holders within two business days following the Company's decision. The Company may exercise the right to preempt a Demand Registration only once in any 360-day period; provided, that during any 360-day period the Company shall use its reasonable best efforts to permit a period of at least 180 consecutive days during which the Selling Holders may effect a Demand Registration.

         (f) Securities to be sold for the account of any Person (including the Company) other than a Requesting Holder shall not be included in a Demand Registration if the managing Underwriter or Underwriters shall advise the Company and the Requesting Holders in writing that the inclusion of such securities will materially and adversely affect the price of the offering (a "Material Adverse Effect"). Furthermore, in the event the managing Underwriter or Underwriters shall advise the Company or the Requesting Holders that even after exclusion of all securities of other Persons (including the Company) pursuant to the immediately preceding sentence, the amount of Registrable Securities proposed to be included in such Demand Registration by Requesting Holders is sufficiently large to cause a Material Adverse Effect, the

Registrable Securities of the Requesting Holders to be included in such Demand Registration shall equal the number of shares which the Company and the Requesting Holders are so advised can be sold in such offering without a Material Adverse Effect and such shares shall be allocated pro rata among the Requesting Holders on the basis of the number of Registrable Securities requested to be included in such registration by each such Requesting Holder; provided, however, that if any Registrable Securities requested to be registered pursuant to a Demand Registration under Section 2.1 are excluded from registration hereunder, then the Holder(s) having shares excluded ("Excluded Holders") shall have the right to withdraw all, or any part, of their shares from such registration and if withdrawn in full such Demand Registration shall not be deemed to have been effected and will not count as a Demand Registration.

2.2   Piggyback Registration

         (a) If the Company proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock for its own account or for the account of another Person (other than a registration statement on Form S-4 or S-8, or, except as provided for in Section 2.3, pursuant to Rule 415 (or any substitute form or rule, respectively, that may be adopted by the Commission)), the Company shall give written notice of such proposed filing to the Holders at the address set forth in the share register of the Company as soon as reasonably practicable (but in no event less than 15 days before the anticipated filing date), undertaking to provide each Holder the opportunity to register on the same terms and conditions such number of shares of Registrable Securities as such Holder may request (a "Piggyback Registration"). Each Holder will have seven business days after receipt of any such notice to notify the Company as to whether it wishes to participate in a Piggyback Registration (which notice shall not be deemed to be a request for a Demand Registration); provided that should a Holder fail to provide timely notice to the Company, such Holder will forfeit any rights to participate in the Piggyback Registration with respect to such proposed offering other than as described in Section 2.1(a)(iv). In the event that the registration statement is filed on behalf of a Person other than the Company, the Company will use its best efforts to have the shares of Registrable Securities that the Holders wish to sell included in the registration statement. If the Company or the Person for whose account such offering is being made shall determine in its sole discretion not to register or to delay the proposed offering, the Company may, at its election, provide written notice of such determination to the Holders and (i) in the case of a determination not to effect the proposed offering, shall thereupon be relieved of the obligation to register such Registrable Securities in connection therewith, and (ii) in the case of a determination to delay a proposed offering, shall thereupon be permitted to delay registering such Registrable Securities for the same period as the delay in respect of the proposed offering. As between the Company and the Selling Holders, the Company shall be entitled to select the Underwriters in connection with any Piggyback Registration.

         (b) If the Registrable Securities requested to be included in the Piggyback Registration by any Holder differ from the type of securities proposed to be registered by the Company and the managing Underwriter advises the Company that due to such differences the inclusion of such Registrable Securities would cause a Material Adverse Effect, then (i) the number of such Holders' Registrable Securities to be included in the Piggyback Registration shall be reduced to an amount which, in the opinion of the managing Underwriter, would eliminate such Material Adverse Effect or (ii) if no such reduction would, in the opinion of the managing Underwriter, eliminate such Material Adverse Effect, then the Company shall have the right to exclude all such Registrable Securities from such Piggyback Registration, provided, that no other securities of such type are included and offered for the account of any other Person in such Piggyback Registration. Any partial reduction in number of Registrable Securities of any Holder to be included in the Piggyback Registration pursuant to clause (i) of the immediately preceding sentence shall be effected pro rata based on the ratio which such Holder's requested shares bears to the total number of shares requested to be included in such Piggyback Registration by all Persons other than the Company who have the contractual right to request that their shares be included in such registration statement and who have requested that their shares be included. If the Registrable Securities requested to be included in the registration statement are of the same type as the securities being registered by the Company and the managing Underwriter advises the Company that the inclusion of such Registrable Securities would cause a Material Adverse Effect, the Company will be obligated to include in such registration statement, as to each Holder only a portion of the shares such Holder has requested be registered equal to the ratio which such Holder's requested shares bears to the total number of shares requested to be included in such registration statement by all Persons (other than the Person or Persons initiating such registration request) who have the contractual right to request that their shares be included in such registration statement and who have requested their shares be included. If the Company initiated the registration, then the Company may include all of its securities in such registration statement before any such Holder's requested shares are included. If another security holder initiated the registration, then the Company may not include any of its securities in such registration statement unless all Registrable Securities requested to be included in the registration statement by all Holders are included in such registration statement. If as a result of the provisions of this Section 2.2(b) any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder's request to include Registrable Securities in such registration statement prior to its effectiveness.

2.3   Shelf Registration

         (a) Holders of a majority of the Registrable Securities held by the Liberty Holders ("Majority Liberty Holders") may, at any time after the first anniversary of the Closing Date, make a written request that the Company effect a shelf registration of a portion of the Registrable Securities held by the Liberty Holders and their direct or indirect transferees (the "Liberty Shelf Registration") pursuant to Rule 415; provided, that the aggregate amount of Registrable Securities that may be included in such Liberty Shelf Registration may not exceed 25% of the Liberty Holders' Initial Amount. Upon receipt of a request for the Liberty Shelf Registration, the Company shall promptly (but in any event within 10 business days) give written notice of the proposed Liberty Shelf Registration to all other Liberty Holders, and all such Holders (including their direct and indirect transferees) shall have the right to include Registrable Securities in the Liberty Shelf Registration subject to the foregoing limitation. From and after the second anniversary of the Closing Date, the Majority Liberty Holders may make a written request that the Company amend the Liberty Shelf Registration to include in the Liberty Shelf Registration no more than 50% of the Liberty Holders' Initial Amount. Upon receipt of such request, the Company shall promptly (but in any event within 10 business days) give written notice of the proposed amendment to all other Liberty Holders, and all such Holders (including their direct and indirect transferees) shall have the right to include Registrable Securities in the amended

Liberty Shelf Registration subject to the foregoing limitation. From and after the third anniversary of the Closing Date, the Majority Liberty Holders' may make a written request that the Company amend the Liberty Shelf Registration to include in the Liberty Shelf Registration no more than 75% of the Liberty Holders' Initial Amount. Upon receipt of such request, the Company shall promptly (but in any event within 10 business days) give written notice of the proposed amendment to all other Liberty Holders, and all such Holders (including their direct and indirect transferees) shall have the right to include Registrable Securities in the amended Liberty Shelf Registration subject to the foregoing limitation. From and after the fourth anniversary of the Closing Date, the Majority Liberty Holders may make a written request that the Company amend the Liberty Shelf Registration to include in the Liberty Shelf Registration up to 100% of the Liberty Holders' Initial Amount. Upon receipt of such request, the Company shall promptly (but in any event within 10 business days) give written notice of the proposed amendment to all other Liberty Holders, and all such Holders (including their direct and indirect transferees) shall have the right to include Registrable Securities in the amended Liberty Shelf Registration up to 100% of the Liberty Holders' Initial Amount.

         (b) Holders of a majority of the Registrable Securities held by the HMTF Holders ("Majority HMTF Holders") may, at any time after the first anniversary of the Closing Date, make a written request that the Company effect a shelf registration of a portion of the Registrable Securities held by the HMTF Holders and their direct or indirect transferees (the "HMTF Shelf Registration") pursuant to Rule 415; provided, that the aggregate amount of Registrable Securities that may be included in such HMTF Shelf Registration may not exceed 25% of the HMTF Holders' Initial Amount. Upon receipt of a request for the HMTF Shelf Registration, the Company shall promptly (but in any event within 10 business days) give written notice of the proposed HMTF Shelf Registration to all other HMTF Holders, and all such Holders (including their direct and indirect transferees) shall have the right to include Registrable Securities in the HMTF Shelf Registration subject to the foregoing limitation. From and after the second anniversary of the Closing Date, the Majority HMTF Holders may make a written request that the Company amend the HMTF Shelf Registration to include in the HMTF Shelf Registration no more than 50% of the HMTF Holders' Initial Amount. Upon receipt of such request, the Company shall promptly (but in any event within 10 business days) give written notice of the proposed amendment to all other HMTF Holders, and all such Holders (including their direct and indirect transferees) shall have the right to include Registrable Securities in the amended HMTF Shelf Registration subject to the foregoing limitation. From and after the third anniversary of the Closing Date, the Majority HMTF Holders' may make a written request that the Company amend the HMTF Shelf Registration to include in the HMTF Shelf Registration no more than 75% of the HMTF Holders' Initial Amount. Upon receipt of such request, the Company shall promptly (but in any event within 10 business days) give written notice of the proposed amendment to all other HMTF Holders, and all such Holders (including their direct and indirect transferees) shall have the right to include Registrable Securities in the amended HMTF Shelf Registration subject to the foregoing limitation. From and after the fourth anniversary of the Closing Date, the Majority HMTF Holders may make a written request that the Company amend the HMTF Shelf Registration to include in the HMTF Shelf Registration up to 100% of the HMTF Holders' Initial Amount. Upon receipt of such request, the Company shall promptly (but in any event within 10 business days) give written notice of the proposed amendment to all other HMTF Holders, and all such Holders (including their direct and indirect transferees) shall have the right to include

Registrable Securities in the amended HMTF Shelf Registration up to 100% of the HMTF Holders' Initial Amount.

         (c) If the Company's ability to amend the registration statement for the Liberty Shelf Registration or the HMTF Shelf Registration (each, a "Shelf Registration") to increase the number of Registrable Securities included therein (or to file a new shelf registration statement in respect thereof) in accordance with this Section 2.3 is subject to any contractual limitations that could delay the Company's ability to file or cause to become effective such registration statement, then, if requested by the Majority Liberty Holders (in the case of Section 2.3(a)) or the Majority HMTF Holders (in the case of Section 2.3(b)) the Company shall, in lieu of following the procedure set forth in Section 2.3(a) or
Section 2.3(b), as the case may be, file a single registration statement for the Shelf Registration referred to in the applicable provisions of such Sections (and cause such registration statement to become and remain effective for the period set forth in Section 3.1) that would permit the offering of such portion of the Registrable Securities (up to 100%) as may be requested by the Majority Liberty Holders (in the case of Section 2.3(a)) or the Majority HMTF Holders (in the case of Section 2.3(b)), (it being understood and agreed that the Holders of the Registrable Securities would not have the right to offer and sell from such Shelf Registration Registrable Securities other than in accordance with the schedule and amounts set forth in Section 2.3(a) or Section 2.3(b), as applicable).

                                  Article III

                             Registration Procedures

3.1   Filings; Information

      In connection with the registration of Registrable Securities pursuant to
Section 2.1, Section 2.2 and Section 2.3 hereof, the Company will use its reasonable best efforts to effect the registration of such Registrable Securities as promptly as is reasonably practicable, and in connection with any such request:

         (a) The Company will expeditiously prepare and file with the Commission a registration statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such filed registration statement to become and remain effective (i) with respect to any Demand Registration or Piggyback Registration, for such period, not to exceed 60 days, as may be reasonably necessary to effect the sale of such securities, (ii) with respect to a Shelf Registration, until the earlier of the sale of all Registrable Securities thereunder and the fifth anniversary of the Closing Date (or if such Shelf Registration is filed or amended on or after the fourth anniversary of the Closing Date, then the earlier of the sale of all Registrable Securities thereunder and the second anniversary of the effective date of such Shelf Registration) (it being understood that if at any time all the Registrable Securities then permitted to be sold under such Shelf Registration pursuant to Section 2.3 have been sold but the Holders have the right to request the addition of additional Registrable Securities to the Shelf Registration in the future pursuant to Section 2.3, the Company may (at its option) either cause the registration statement to remain effective (notwithstanding the fact that all securities then registrable on such shelf registration statement shall have been sold) and file post-effective amendments when required to permit the sale of the additional Registrable Securities or prepare and file, and cause to become and remain effective, a new shelf registration statement to effect the registration of the additional Registrable Securities when required pursuant to Section 2.3); provided that if the Company shall furnish to the Selling Holder a certificate signed by the Company's Chairman, President or any Executive Vice-President or Vice-President stating that the Company's Board of Directors has determined in good faith that it would be detrimental or otherwise disadvantageous to the Company or its stockholders for such a registration statement to be filed as expeditiously as possible because the sale of Registrable Securities covered by such Registration Statement or the disclosure of information in any related prospectus or prospectus supplement would materially interfere with any acquisition, financing or other material event or transaction which is then intended or the public disclosure of which at the time would be materially prejudicial to the Company, the Company may postpone the filing or effectiveness of a registration statement for a period of not more than 120 days; provided that during any 360-day period the Company shall use its reasonable best efforts to permit a period of at least 180 consecutive days during which the Company will make a registration statement available under this Agreement; and provided further that if (i) the effective date of any registration statement filed pursuant to a Demand Registration would otherwise be at least 45 calendar days, but fewer than 90 calendar days, after the end of the Company's fiscal year, and (ii) the Securities Act requires the Company to include audited financials as of the end of such fiscal year, the Company may delay the effectiveness of such registration statement for such period as is reasonably necessary to include therein its audited financial statements for such fiscal year. If the Company exercises its right to postpone the filing or effectiveness of a registration statement, the applicable Requesting Holders shall be entitled to withdraw their request for such Demand Registration and it shall not count as a Demand Registration.

         (b) Anything in this Agreement to the contrary notwithstanding, it is understood and agreed that the Company shall not be required to keep any shelf registration effective or useable for offers and sales of the Registrable Securities, file a post effective amendment to a shelf registration statement or prospectus supplement or to supplement or amend any registration statement, if the Company is then involved in discussions concerning, or otherwise engaged in, any material financing or investment, acquisition or divestiture transaction or other material business purpose if the Company determines in good faith that the making of such a filing, supplement or amendment at such time would interfere with such transaction or purpose. The Company shall promptly give the Holders of Registrable Securities written notice of such postponement containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. Upon receipt by a Holder of Registrable Securities of notice of an event of the kind described in this Section 3.1(b), such Holder shall forthwith discontinue such Holder's disposition of Registrable Securities until such Holder's receipt of notice from the Company that such disposition may continue and of any supplemented or amended prospectus indicated in such notice. The Company shall use its reasonable best efforts to permit sales of Registrable Securities on such shelf registration statement for at least 180 days during any 360-day period. In the event the Company shall give notice of an event of the kind described in this Section 3.1(b), the Company shall extend the period during which the applicable registration statement shall be maintained effective as provided in Section 3.1(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall give notice to the Selling Holders that such dispositions of such Registrable Securities may continue and shall have made available to the Selling Holders any such supplemented or amended prospectus.

         (c) The Company will, if requested, prior to filing such registration statement or any amendment or supplement thereto, furnish to the Selling Holders, and each applicable managing Underwriter, if any, copies thereof, and thereafter furnish to the Selling Holders and each such Underwriter, if any, such number of copies of such registration statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus) as the Selling Holders or each such Underwriter may reasonably request in order to facilitate the sale of the Registrable Securities by the Selling Holders.

         (d) After the filing of the registration statement, the Company will promptly notify the Selling Holders of any stop order issued or, to the Company's knowledge, threatened to be issued by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

         (e) The Company will use its commercially reasonable efforts to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as the Selling Holders reasonably request; keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder in such jurisdictions; provided that the Company will not be required to
(i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph 3.1(e), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

         (f) The Company will as promptly as is practicable notify the Selling Holders, at any time when a prospectus relating to the sale of the Registrable Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly make available to the Selling Holders and to the Underwriters any such supplement or amendment. Upon receipt of any notice of the occurrence of any event of the kind described in the preceding sentence, Selling Holders will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt by the Selling Holders and the Underwriters of the copies of such supplemented or amended prospectus and, if so directed by the Company, the Selling Holders will deliver to the Company all copies, other than permanent file copies then in the possession of Selling Holders, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective as provided in Section 3.1(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to the Selling Holders such supplemented or amended prospectus.

         (g) The Company will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions (including, without limitation, participation in road shows and investor conference calls) as are required in order to expedite or facilitate the sale of such Registrable Securities.

         (h) At the request of any Underwriter in connection with an underwritten offering the Company will furnish (i) an opinion of counsel, addressed to the Underwriters, covering such customary matters as the managing Underwriter may reasonably request and (ii) a comfort letter or comfort letters from the Company's independent public accountants covering such customary matters as the managing Underwriter may reasonably request.

         (i) If requested by the managing Underwriter or any Selling Holder, the Company shall promptly incorporate in a prospectus supplement or post effective amendment such information as the managing Underwriter or any Selling Holder reasonably requests to be included therein, including without limitation, with respect to the Registrable Securities being sold by such Selling Holder, the purchase price being paid therefor by the Underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post effective amendment.

         (j) The Company shall promptly make available for inspection by any Selling Holder or Underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such Selling Holder or Underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, however, that unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (j) if
(A) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) if either (1) the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (2) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (A) or
(B) such Holder of Registrable Securities requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; provided further, however, that each Holder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential.

         (k) The Company shall cause the Registrable Securities included in any registration statement to be (A) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed, or (B) authorized to be quoted and/or listed (to the extent applicable) on the Nasdaq National Market if the Registrable Securities so qualify.

         (l) The Company shall provide a CUSIP number for the Registrable Securities included in any registration statement not later than the effective date of such registration statement.

         (m) The Company shall cooperate with each Selling Holder and each Underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.

         (n) The Company shall during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

         (o) The Company will make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

      The Company may require Selling Holders promptly to furnish in writing to the Company such information regarding such Selling Holders, the plan of distribution of the Registrable Securities and other information as the Company may from time to time reasonably request or as may be legally required in connection with such registration.

3.2   Registration Expenses

      In connection with any Registration effected hereunder, the Company shall pay the following expenses incurred in connection with such registration (the "Registration Expenses"): (i) registration and filing fees with the Commission and the National Association of Securities Dealers, Inc., (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) fees and expenses incurred in connection with the listing or quotation of the Registrable Securities, (v) fees and expenses of counsel to the Company and the reasonable fees and expenses of independent certified public accountants for the Company (including fees and expenses associated with the special audits or the delivery of comfort letters), (vi) the reasonable fees and expenses of any additional experts retained by the Company in connection with such registration, (vii) all roadshow costs and expenses not paid by the Underwriters and (viii) the reasonable fees and expenses of one counsel for the Selling Holders.

                                   Article IV

                        Indemnification and Contribution

4.1   Indemnification by the Company

      The Company agrees to indemnify and hold harmless each Selling Holder and its Affiliates and their respective officers, directors, partners, stockholders, members, employees, agents and representatives and each Person (if any) which controls a Selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees) caused by, arising out of, resulting from or related to any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by or based upon any information furnished in writing to the Company by or on behalf of such Selling Holder expressly for use therein or by the Selling Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished the Selling Holder with copies of the same; provided, however, that the Company shall have no obligation to indemnify under this sentence to the extent any such losses, claims, damages or liabilities have been finally and non-appealably determined by a court to have resulted from such Selling Holder's willful misconduct or gross negligence. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.1, except insofar as such losses, claims, damages or liabilities are caused by or based upon any information furnished in writing to the Company by or on behalf of such Underwriter expressly for use therein or by the Underwriter's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished the Underwriter with copies of the same; provided, however, that the Company shall have no obligation to indemnify under this sentence to the extent any such losses, claims, damages or liabilities have been finally and non-appealably determined by a court to have resulted from any such Underwriter's willful misconduct or gross negligence.

4.2   Indemnification by Selling Holders

      Each Selling Holder agrees to indemnify and hold harmless the Company, its officers and directors, and each Person, if any, which controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Selling Holder, but only with reference to information furnished in writing by or on behalf of such Selling Holder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each Selling Holder also agrees to indemnify and hold harmless any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company provided in this
Section 4.2, but only with reference to information furnished in writing by or on behalf of such Selling Holder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each such Selling Holder's liability under this Section 4.2 shall be limited to an amount equal to the net proceeds (after deducting the underwriting discount and expenses) received by such Selling Holder from the sale of such Registrable Securities by such Selling Holder. The obligation of each Selling Holder shall be several and not joint.

4.3   Conduct of Indemnification Proceedings

      In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 4.1 or Section 4.2, such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and, in the written opinion of counsel for the Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent (not to be unreasonably withheld), or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

4.4   Contribution

      If the indemnification provided for in this Article IV is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities in respect of which indemnity is to be provided hereunder, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall to the fullest extent permitted by law contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of such party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, a Selling Holder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company and each Selling Holder agrees that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article IV, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and each Selling Holder shall not be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses) received by such Selling Holder exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                                   Article V

                                  Miscellaneous

5.1   Participation in Underwritten Registrations

      No Person may participate in any underwritten registered offering contemplated hereunder unless such Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, (b) completes and executes all questionnaires, powers of attorney, custody arrangements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement and (c) furnishes in writing to the Company such information regarding such Person, the plan of distribution of the Registrable Securities and other information as the Company may from time to time request or as may be legally required in connection with such registration; provided, however, that no such Person shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Person's ownership of his or its Registrable Securities to be sold or transferred free and clear of all liens, claims and encumbrances, (ii) such Person's power and authority to effect such transfer and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided further, however, that the obligation of such Person to indemnify pursuant to any such underwriting agreements shall be several, not joint and several, among such Persons selling Registrable Securities, and the liability of each such Person will be in proportion to, and provided further that such liability will be limited to, the net amount received by such Person from the sale of such Person's Registrable Securities pursuant to such registration.

5.2   Rule 144

      The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as the Holders may reasonably request to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such reporting requirements.

5.3   Holdback Agreements

      The Liberty Holders, for so long as they collectively own Registrable Securities representing 10% or more of the voting power of the outstanding voting securities of the Company, and the HMTF Holders, for so long as they collectively own Registrable Securities representing 10% or more of the voting power of the outstanding voting securities of the Company, severally agree, in the event of an underwritten offering by the Company (whether for the account of the Company or otherwise) not to offer, sell, contract to sell or otherwise dispose of any Registrable Securities, or any securities convertible into or exchangeable or exercisable for such securities, including any sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten offering), during the 14 days prior to, and during the 90-day period (or such lesser period as the lead or managing underwriters may require) beginning on, the effective date of the registration statement for such underwritten offering (or, in the case of an offering pursuant to an effective shelf registration statement pursuant to Rule 415, the pricing date for such underwritten offering), provided that in connection with such underwritten offering each officer and director of the Company and holder of 10% or more of the Common Stock is subject to restrictions substantially equivalent to those imposed on the Liberty Holders and the HMTF Holders.

5.4   Termination

      The registration rights granted under this Agreement will terminate on _________, 2015, or such earlier time as there shall no longer be any Registrable Securities; provided, however, that if all shares of Series A Preferred Stock outstanding on such date shall not have been redeemed in full in accordance with Section 10 of the Certificate of Designations, this Agreement shall remain in full force and effect with respect to the Registrable Securities until such time as the shares of Series A Preferred Stock have been so redeemed in full.

5.5   Amendments, Waivers, Etc.

      This Agreement may not be amended, waived or otherwise modified or terminated except by an instrument in writing signed by the Company and the Holders of at least 50% of the Registrable Securities then held by all the Holders, if the amendment is to be effective against the Holders.

5.6   Counterparts

      This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. Each party need not sign the same counterpart.

5.7   Entire Agreement

      This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

5.8   Governing Law

      This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

5.9   Assignment of Registration Rights

      Each Holder of the Registrable Securities may assign all or any part of its rights under this Agreement to any person to whom such Holder sells, transfers, assigns or pledges such Registrable Securities. In the event that the Holder shall assign its rights pursuant to this Agreement in connection with the transfer of less than all its Registrable Securities, the Holder shall also retain its rights with respect to its remaining Registrable Securities.

            IN WITNESS WHEREOF, the Company and each Holder has caused this Agreement to be signed on its behalf by its officer thereunto duly authorized as of the date first written above.

                                    ICG COMMUNICATIONS, INC.


                                    By:
                                        --------------------------------
                                         Name:
                                         Title:


                                    [HMTF ENTITIES]

                                    By:
                                        --------------------------------
                                         Name:
                                         Title:


                                    LIBERTY MEDIA CORPORATION

                                    By:
                                        --------------------------------
                                         Name:
                                         Title:


                                    GLEACHER/ICG INVESTORS LLC

                                    By:
                                        --------------------------------
                                         Name:
                                         Title:

                                   SCHEDULE I



      Purchasers                                  Number        Number of    Purchase Price
                                               of Series A      Warrants    of the Shares
                                                Preferred
                                                  Stock

      Liberty Media Corporation                      500,000      6,666,667   $500,000,000
      [HMTF Entities]                                230,000      3,066,667   $230,000,000
      Gleacher/ICG Investors LLC                      20,000        266,666    $20,000,000

                                   EXHIBIT D

                              Form of Legal opinion

                                    EXHIBIT D

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers required to carry on its business as now conducted.

2. The execution, delivery and performance by the Company of the Agreement and the other Equity Documents are within the corporate power of the Company and have been duly authorized by all necessary corporate and shareholder action on the part of the Company.

3. The execution, delivery and performance by the Company of the Agreement and and the other Equity Documents and the consummation of the transactions contemplated therein do not and will not (i) violate the certificate of incorporation or bylaws of the Company, (ii) violate any Applicable Law, other than violations that would be immaterial to the Company and Purchasers, (iii) except as to matters which would be immaterial to the Company and Purchasers, constitute a default under, or give rise to any rights of termination, cancellation or acceleration of any right or obligation of the Company or its Subsidiaries or to a loss of any benefit to which the Company or its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon the Company or its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of the Company or its Subsidiaries except where such Lien would not have a Material Adverse Effect.

4. The Agreement and the other Equity Documents constitute valid and binding agreements of the Company, enforceable in accordance with their terms, subject to the effects of applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability.

5. The authorized capital stock of the Company conforms as to legal matters to the description thereof set forth in Section 3.2 of the Agreement. All outstanding capital stock of the Company is duly authorized, validly issued and fully paid and non-assessable. The issuance, sale and delivery of the Shares and the Warrants have been duly authorized by all requisite corporate and shareholder action of the Company. The Shares issued to Purchasers on the Closing Date are, and any additional Shares when issued to the Purchasers in accordance with the terms of the Certificate of Designation will be, validly issued, fully paid and non-assessable, free and clear of any Liens and not subject to preemptive or other similar rights of the stockholders of the Company.

6. The shares of common stock into which the Series A Preferred Stock is convertible have been duly and validly authorized and, when issued and delivered upon conversion of the Series A Preferred Stock, as contemplated in the Certificate of Designation, will be validly issued, fully paid, and non-assessable.

7. The shares of common stock issuable upon exercise of the Warrants have been duly and validly authorized and, when issued and delivered upon exercise of the Warrants, will be validly issued, fully paid, and non-assessable.

8. The Certificate of Designation has been duly authorized and executed by the Company, and based upon advice from Corporation Trust Company, has been filed with the Secretary of State of the State of Delaware.

                                    EXHIBIT E

                       Form of Management Rights Agreement

                                   EXHIBIT E
                           MANAGEMENT RIGHTS AGREEMENT

ICG Communications, Inc. (the "Company") hereby acknowledges and agrees the
Hicks Muse, Tate & Furst [     ] Fund, L.P., the indirect owner of an equity
interest in the Company, or, in the event that any other affiliate of Hicks, Muse, Tate & Furst, Incorporated becomes the indirect owner of such equity interest in the Company (collectively, the "Fund"), directly has the right to exercise on its behalf the management rights associated with such equity interest so long as it is the indirect owner of such equity interest in the Company. The Company also agrees that the Fund has the following additional management rights so long as it is the indirect owner of such equity interest in the Company:

(a) the right to receive the same information as provided to members of the board of directors of the Company; provided, however, that the Company reserves the right to exclude any information that a majority of the board of directors determine in good faith could adversely affect the attorney-client privilege between the Company and its counsel, or otherwise have a detrimental effect on the Company.

(b) upon a reasonable request of the Fund and at reasonable times during normal business hours, to receive income statements, balance sheets, budgets, business plans and other financial information and to inspect books and records of the Company; and

(c) upon a reasonable request and at reasonable times during normal business hours, to meet and consult with management with respect to the business of the Company.

The above-mentioned rights are intended to satisfy the requirement of management rights for purposes of qualifying the Fund's indirect ownership of an interest in the Company as a venture capital investment for purposes of the Department of Labor "plan asset" regulations, 29 C.F.R. ss. 2510.3-101, and in the event such rights are not satisfactory for such purpose, the Company and the Fund shall reasonably cooperate in good faith to agree upon mutually satisfactory management rights which satisfy such regulations. The Company hereby acknowledges and agrees that the foregoing management rights have been and are effective as of the date of the Fund's indirect investment in the Company.

DATED:            , 2000
      ------------

                                          ICG COMMUNICATIONS, INC.



                                       By:
                                          ------------------------------------
                                           Name:
                                           Title: